Exhibit 2.1

Merger Agreement / Fusionsvertrag

vom Juni 26, 2026 / dated as of June 26, 2026

zwischen / by and between

WISeKey International Holding Ltd General-Guisan-Strasse 6 6300 Zug	(hereinafter WISeKey CH) (nachfolgend WISeKey CH)

und / and

WISeKey International Corp. Craigmuir Chambers, Road Town, Tortola, VG1110	(hereinafter WISeKey BVI) (nachfolgend WISeKey BVI)

(WISeKey CH and WISeKey BVI each a Party, and together the Parties)
(WISeKey CH und WISeKey BVI je eine Partei und zusammen die Parteien)

This Merger Agreement (the Agreement) is made as of June 26, 2026, by and between WISeKey International Holding Ltd, a Swiss company limited by shares (Aktiengesellschaft), with registered number CHE-143.782.707 and registered office at General-Guisan-Strasse 6, 6300 Zug, Switzerland, and WISeKey International Corp, a BVI business company limited by shares, with company number 2179417 and registered office at Craigmuir Chambers, Road Town, Tortola, VG1110.	Dieser Fusionsvertrag (der Vertrag) wird am June 26, 2026 zwischen WISeKey International Holding Ltd, einer Schweizer Aktiengesellschaft mit der Unternehmensidentifikationsnummer CHE-143.782.707 und Sitz an der General-Guisan-Strasse 6, 6300 Zug, Schweiz, und WISeKey International Corp, einer Aktiengesellschaft nach dem Recht der Britischen Jungferninseln (BVI) mit der Unternehmensnummer 2179417 und Sitz in Craigmuir Chambers, Road Town, Tortola, VG1110, geschlossen.

Preamble	Präambel

A. The share capital of WISeKey CH, including WISeKey CH Shares issued from conditional capital of WISeKey CH which were not yet registered in the commercial register, amounts to CHF 435,696.50, divided into (1) 1,819,060 fully paid-in WISeKey CH Class A Shares and (2) 4,176,069 fully paid-in WISeKey CH Class B Shares.	A. Das Aktienkapital von WISeKey CH, einschliesslich WISeKey CH Aktien, die aus dem bedingten Kapital von WISeKey CH ausgegeben wurden und noch nicht im Handelsregister eingetragen sind, beträgt CHF 435’696.50 und ist aufgeteilt in (1) 1,819,060 voll liberierte WISeKey CH Kategorie A Aktien und (2) 4‘176‘069 voll liberierte WISeKey CH Kategorie B Aktien.

B. WISeKey BVI is a 100% owned, direct subsidiary of WISeKey CH. As of the date hereof, the number of authorized shares of WISeKey BVI is divided into 100 WISeKey BVI Ordinary Shares.	B. WISeKey BVI ist eine 100%-ige, direkte Tochtergesellschaft von WISeKey CH. Per heutigem Datum ist die Anzahl der genehmigten Aktien von WISeKey BVI in 100 WISeKey BVI Stammaktien aufgeteilt.

C. The WISeKey CH Board has determined that it is in the best interest of WISeKey CH to effect a corporate reorganization of WISeKey CH that will result in WISeKey CH changing its jurisdiction of organization from Switzerland to the British Virgin Islands.	C. Der Verwaltungsrat von WISeKey CH hat festgestellt, dass es im besten Interesse von WISeKey CH liegt, eine Unternehmensumstrukturierung von WISeKey CH durchzuführen, mit dem Effekt, dass WISeKey CH seinen Sitz von der Schweiz auf die Britischen Jungferninseln verlegt.

D. To achieve such a reorganization, the Parties intend to effect a merger of WISeKey CH with and into WISeKey BVI, with WISeKey BVI surviving the merger as the publicly traded parent entity of the WISeKey group and successor to WISeKey CH.	D. Zur Erreichung dieser Umstrukturierung beabsichtigen die Parteien eine Fusion von WISeKey CH mit und in WISeKey BVI, wobei WISeKey BVI als börsenkotierte Muttergesellschaft der WISeKey-Gruppe und Rechtsnachfolgerin von WISeKey CH verbleibt.

Now, therefore, the Parties agree as follows:	Die Parteien vereinbaren daher Folgendes:

1. Definitions	1. Definitionen

1.1 Certain Definitions	1.1 Bestimmte Definitionen

ADS(s)	means American Depositary Share(s)	ADS(s)	bezeichnet American Depositary Share(s).

Agreement	means this merger agreement, together with its annexes.	Vertrag	bezeichnet diesen Fusionsvertrag, zusammen mit seinen Anhängen.

Articles of Merger	has the meaning assigned to such term in Section 2.6.	Articles of Merger	hat die Bedeutung gemäss Ziffer 2.6.

Assumed Plans	has the meaning assigned to such term in Section 8.	Übernommene Pläne	hat die Bedeutung gemäss Ziffer 8.

Audit Report	has the meaning assigned to such term in Section 2.5.	Prüfungsbericht	hat die Bedeutung gemäss Ziffer 2.5.

Award(s)	has the meaning assigned to such term in Section 4.3(a).	Award(s)	hat die Bedeutung gemäss Ziffer 4.3(a).

Balance Sheet Date	has the meaning assigned to such term in Section 2.3.	Bilanzstichtag	hat die Bedeutung gemäss Ziffer 2.3.

Beneficial Owners	has the meaning assigned to such term in Section 3(b).	Wirtschaftliche Berechtigte	hat die Bedeutung gemäss Ziffer 3(b).

BVI	means British Virgin Islands.	BVI	bezeichnet die Britischen Jungferninseln.

BVI Act	means the BVI Business Companies Act, Revised Edition 2020.	BVI Act	bezeichnet den BVI Business Companies Act in der revidierten Fassung von 2020.

BVI Registry of Corporate Affairs	means the registry maintained by the Financial Services Commission of the British Virgin Islands responsible for the incorporation, registration and regulation of companies in the British Virgin Islands.	BVI Registry of Corporate Affairs	bezeichnet das Register, das von der Financial Services Commission of the British Virgin Islands geführt wird, die für die Gründung, Registrierung und Regulierung von Gesellschaften auf den Britischen Jungferninseln zuständig ist.

BVI Registry of Corporate Affairs Request	means the request made by WISeKey BVI immediately prior to the Effective Time to the BVI Registry of Corporate Affairs for the issuance of the Certificate of Merger.	BVI Registry of Corporate Affairs Antrag	bezeichnet den Antrag, den WISeKey BVI unmittelbar vor dem Rechtswirksamkeitszeitpunkt beim BVI Registry of Corporate Affairs zwecks Ausstellung des Certificate of Merger stellt.

Certificate of Merger	means the certificate issued by the Registrar which is conclusive evidence of compliance with all requirements of the BVI Act in respect of the Merger.	Certificate of Merger	bezeichnet das vom Registrar ausgestellte Zertifikat, das einen verbindlichen Nachweis über die Erfüllung aller Anforderungen gemäss BVI Act in Bezug auf die Fusion darstellt.

Commercial Register	means the commercial register of the Canton of Zug, Switzerland.	Handelsregister	bezeichnet das Handelsregister des Kantons Zug, Schweiz.

Creditors’ Calls	has the meaning assigned to such term in Section 5.5(a).	Schuldenrufe	hat die Bedeutung gemäss Ziffer 5.5(a).

DTC	means The Depository Trust Company.	DTC	bezeichnet die Depository Trust Company.

Effective Time	means the date on which (1) the Merger has been entered in the daily ledger of the Commercial Register and such entry becomes effective as a result of the approval by the EHRA, and (2) the BVI Registry of Corporate Affairs has registered the Articles of Merger and Plan of Merger and issued the Certificate of Merger.	Rechtswirksam keitszeitpunkt	bezeichnet das Datum, an dem (1) die Fusion in das Tagebuch des Handelsregisters eingetragen und diese Eintragung infolge der Genehmigung durch das EHRA wirksam geworden ist und (2) das BVI Registry of Corporate Affairs die Articles of Merger und den Plan of Merger registriert und das Certificate of Merger ausgestellt hat.

EHRA	means the Swiss Federal Commercial Register Office.	EHRA	bezeichnet das Eidgenössische Amt für das Handelsregister.

Election Right	means the election right granted to holders of WISeKey CH Class B Shares and WISeKey CH Class A Shares pursuant to Section 3(b) and Section 3(c).	Wahlrecht	bezeichnet Wahlrecht von WISeKey CH Kategorie B Aktien und WISeKey Kategorie A Aktien gemäss Ziffer 3(b) and Ziffer 3(c).

Equity Incentive Plan(s)	has the meaning assigned to such term in Section 4.3(a).	Beteiligungsplan/ -pläne	hat die Bedeutung gemäss Ziffer 4.3(a).

Exchange Ratio	has the meaning assigned to such term in Section 3(a).	Umtauschverhältnis	hat die Bedeutung gemäss Ziffer 3(a).

Extraordinary General Meeting	has the meaning assigned to such term in Section 2.2.	Ausserordentliche Generalversammlung	hat die Bedeutung gemäss Ziffer 2.2.

Harneys	means Harney Westwood & Riegels (BVI) LP, Craigmuir Chambers, PO Box 90, Road Town, Tortola VG1110, British Virgin Islands.	Harneys	bezeichnet Harney Westwood & Riegels (BVI) LP, Craigmuir Chambers, PO Box 90, Road Town, Tortola VG1110, Britische Jungferninseln.

Homburger	means Homburger AG, Hardstrasse 105, 8005 Zurich, Switzerland.	Homburger	bezeichnet Homburger AG, Hardstrasse 105, 8005 Zürich, Schweiz.

Initial Authorized Shares	has the meaning assigned to such term in Section 3(h).	Initiales Genehmigtes Aktienkapital	hat die Bedeutung gemäss Ziffer 3(h).

Licensed Audit Expert	means Berney Associés Audit SA, Rue du Nant 8, 1207 Geneva, Switzerland, the licensed audit expert appointed by the WISeKey CH Board to conduct the audit of this Agreement, the Merger Report and the Merger Balance Sheet pursuant to Art. 15 Merger Act and to issue the Audit Report.	Zugelassene Revisionsexpertin	bezeichnet Berney Associés Audit SA, Rue du Nant 8, 1207 Genf, Schweiz, die vom WISeKey CH Verwaltungsrat beauftragte zugelassene Revisionsexpertin, die gemäss Art. 15 des FusG die Prüfung dieses Vertrags, des Fusionsberichts und der Fusionsbilanz durchführt und den Prüfungsbericht erstellt.

Long Stop Date	means the date falling six (6) months after the date of this Agreement.	Long Stop Datum	bedeutet das Datum, das sechs (6) Monate nach dem Datum dieses Vertrages liegt.

Merger	has the meaning assigned to such term in Section 2.1(a).	Fusion	hat die Bedeutung gemäss Ziffer 2.1(a).

Merger Act	means the Swiss Federal Act on Merger, Demerger, Transformation and Transfer of Assets of October 3, 2003, as amended.	FusG	bezeichnet das Schweizerische Bundesgesetz über Fusion, Spaltung, Umwandlung und Vermögensübertragung vom 3. Oktober 2003 in seiner jeweils gültigen Fassung.

Merger Balance Sheet	has the meaning assigned to such term in Section 2.3.	Fusionsbilanz	hat die Bedeutung gemäss Ziffer 2.3.

Merger Consideration	has the meaning assigned to such term in Section 3(a).	Fusionsgegenleistung	hat die Bedeutung gemäss Ziffer 3(a).

Merger Report	has the meaning assigned to such term in Section 2.2.	Fusionsbericht	hat die Bedeutung gemäss Ziffer 2.2.

Nasdaq	means the Nasdaq Global Market.	Nasdaq	bezeichnet Nasdaq Global Market.

PBWT	Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, United States of America.	PBWT	bezeichnet Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, Vereinigte Staaten von Amerika.

PILA	means the Swiss Federal Private International Law Act of December 18, 198 (PILA), as amended.	IPRG	bezeichnet das Schweizerische Bundesgesetz über das Internationale Privatrecht vom 18. Dezember 1987 (IPRG), in seiner jeweils gültigen Fassung.

Plan of Merger	has the meaning assigned to such term in Section 2.6.	Plan of Merger	hat die Bedeutung gemäss Ziffer 2.6.

Registered Agent	means Harneys Corporate Services Limited, the registered agent of WISeKey BVI.	Eingetragener Vertreter	bezeichnet Harneys Corporate Services Limited, den eingetragenen Vertreter von WISeKey BVI.

Registrar	means the Registrar responsible for the Registry of Corporate Affairs in the BVI.	Registrar	bezeichnet den auf den BVI für das Registry of Corporate Affairs zuständigen Registerführer.

Registration Statement	means the registration statement, including a proxy statement and prospectus, filed with the SEC by WISeKey BVI on Form F-4.	Registration Statement	bezeichnet das Registration Statement, einschliesslich eines Proxy Statement und eines Prospekts, die von WISeKey BVI auf Formular F-4 bei der SEC eingereicht wurde.

SEC	refers to the U.S. Securities and Exchange Commission.	SEC	bezeichnet die US-Börsenaufsichtsbehörde (U.S. Securities and Exchange Commission).

SIS Participants	has the meaning assigned to such term in Section 3(b).	SIS Teilnehmer	hat die Bedeutung gemäss Ziffer 3(b).

SIX	means the SIX Swiss Exchange Ltd.	SIX	bezeichnet die SIX Swiss Exchange AG.

SOGC	means the Swiss Official Gazette of Commerce.	SHAB	bezeichnet das Schweizerische Handelsamtsblatt.

Swiss Exchange Agent	means the bank or other financial institution appointed jointly by the WISeKey CH Board and the WISeKey BVI Board prior to the completion of the Merger to act as agent for the purpose of (1) exchanging certificates and book-entry shares representing the relevant class of WISeKey CH Shares for the relevant class of WISeKey BVI Shares pursuant to the Exchange Ratio in connection with the Merger, and (2) carrying out the procedures for such exchange as set forth in this Agreement, including the allotment of the relevant class of WISeKey BVI Shares to the holders of WISeKey CH Shares.	Schweizer Umtauschagentin	bezeichnet die Bank oder ein anderes Finanzinstitut, das vor Vollzug der Fusion gemeinsam vom WISeKey CH Verwaltungsrat und vom WISeKey BVI Verwaltungsrat ernannt wird, um als Beauftragte für folgende Zwecke zu handeln: (1) den Umtausch von Zertifikaten und Bucheffekten, die die betreffende Kategorie von WISeKey CH Aktien repräsentieren, gegen die betreffende Kategorie von WISeKey BVI Aktien gemäss dem Umtauschverhältnis im Zusammenhang mit der Fusion und (2) Durchführung der in diesem Vertrag festgelegten Verfahren für einen solchen Umtausch, einschliesslich der Lieferung der entsprechenden Kategorien von WISeKey BVI Aktien an die Inhaber von WISeKey CH Aktien.

Swiss Merger Application	means the application submitted by WISeKey CH to the Commercial Register to effectuate the Merger at the Effective Time.	Handelsregister anmeldung	bezeichnet den Antrag, den WISeKey CH beim Handelsregister einreicht, um die Fusion per Rechtswirksamkeitszeitpunkt wirksam zu machen.

WISeKey BVI	has the meaning assigned to such term on the cover page to this Agreement.	WISeKey BVI	hat die Bedeutung, die diesem Begriff auf der Titelseite dieses Vertrags zugewiesen wird.

WISeKey BVI Board	means the board of directors of WISeKey BVI as constituted from time to time.	WISeKey BVI Verwaltungsrat	bezeichnet den Verwaltungsrat von WISeKey BVI in seiner jeweils gültigen Zusammensetzung.

WISeKey BVI Class B Share(s)	means the Class B Shares of WISeKey BVI, with no par value, each of which entitles its holder to ten voting rights and to one-tenth of one dividend unit and one-tenth of one liquidation unit per share.	WISeKey BVI Kategorie B Aktie(n)	bezeichnet die Kategorie B Aktien von WISeKey BVI ohne Nennwert, von denen jede ihrem Inhaber oder ihrer Inhaberin zehn Stimmrechte und einen Zehntel eines Dividendenanteils bzw. einen Zehntel eines Liquidationsanteils pro Aktie vermittelt.

WISeKey BVI Class B Share Cap	has the meaning assigned to such term in Section 3(e).	WISeKey BVI Kategorie B Aktien Obergrenze	hat die Bedeutung, die diesem Begriff in Ziffer 3(e) zugewiesen wird.

WISeKey BVI Class F Share(s)	means the Class F Shares of WISeKey BVI, with no par value, representing in the aggregate an adjustable number of voting rights defined as (i) 49.999999% of the voting rights of all outstanding WISeKey BVI Shares entitled to vote at a given meeting of the shareholders, minus (ii) the voting rights of all WISeKey BVI Class B Shares and WISeKey BVI Ordinary Shares held by the holder(s) of WISeKey BVI Class F Share(s) entitled to vote on the matter, if any, each of which entitles its holder to one-tenth of a dividend unit and one-tenth of a liquidation unit per share.	WISeKey BVI Kategorie F Aktie(n)	bezeichnet die Kategorie F Aktien von WISeKey BVI ohne Nennwert, die insgesamt eine anpassbare Anzahl von Stimmrechten repräsentieren, die wie folgt definiert sind: (i) 49,999999 % der Stimmrechte aller ausgegebenen WISeKey BVI Aktien, die bei einer bestimmten Aktionärsversammlung stimmberechtigt sind, abzüglich (ii) die Stimmrechte aller WISeKey BVI Kategorie B Aktien und WISeKey BVI Stammaktien, die vom Inhaber oder von der Inhaberin der WISeKey BVI Kategorie F Aktien gehalten werden und bei der jeweiligen Angelegenheit stimmberechtigt sind, sofern vorhanden, wobei jede dieser Aktien ihrem Inhaber oder Inhaberinnen einen Zehntel eines Dividendenanteils und einen Zehntel eines Liquidationsanteil pro Aktie gewährt.

WISeKey BVI Ordinary Shares	means the ordinary shares of WISeKey, with no par value, each of which carries one voting right and entitles its holder to one dividend unit and one liquidation unit per share.	WISeKey BVI Stammaktien	bezeichnet die Stammaktien von WISeKey ohne Nennwert, von denen jede ein Stimmrecht gewährt und deren Inhaber und Inhaberinnen Anspruch auf einen Dividendenanteil und einen Liquidationsanteil pro Aktie hat.

WISeKey BVI Shares	means, collectively, the WISeKey BVI Ordinary Shares, the WISeKey BVI Class B Shares, and the WISeKey BVI Class F Shares.	WISeKey BVI Aktien	bezeichnet die WISeKey BVI Stammaktien, die WISeKey BVI Kategorie B Aktien und die WISeKey BVI Kategorie F Aktien insgesamt.

WISeKey CH	has the meaning assigned to such term on the cover page of this Agreement.	WISeKey CH	hat die Bedeutung, die diesem Begriff auf der Titelseite dieses Vertrags zugewiesen wird.

WISeKey CH ADS	means WISeKey CH American Depositary Shares, each WISeKey CH American Depositary Share representing the right to receive one-half (1/2) of one (1) WISeKey CH Class B Share.	WISeKey CH ADS	bezeichnet WISeKey CH American Depositary Shares, wobei jede WISeKey CH American Depositary Share das Recht auf den Erhalt einer halben (1/2) WISeKey CH Kategorie B Aktie repräsentiert.

WISeKey CH ADS Depositary	means The Bank of New York Mellon, as depositary bank for the WISeKey CH ADSs.	WISeKey CH ADS Depotbank	bezeichnet die Bank of New York Mellon, als Depotbank für die WISeKey CH ADS.

WISeKey CH Board	means the board of directors of WISeKey CH.	WISeKey CH Verwaltungsrat	bezeichnet den Verwaltungsrat von WISeKey CH.

WISeKey CH Class A Share(s)	means the registered shares of WISeKey CH, each with a par value of CHF 0.01 and dividend rights proportionate to its share in the aggregate nominal share capital of WISeKey CH.	WISeKey CH Kategorie A Aktien	bezeichnet die Namenaktien von WISeKey CH mit einem Nennwert von je CHF 0.01 und mit Dividendenrechten, die ihrem Anteil am gesamten Nennkapital von WISeKey CH entsprechen.

WISeKey CH Class B Share(s)	means the registered shares of WISeKey CH, each with a par value of CHF 0.10, and dividend rights proportionate to its share in the aggregate nominal share capital of WISeKey CH.	WISeKey CH Kategorie B Aktien	bezeichnet die Namenaktien von WISeKey CH mit einem Nennwert von je CHF 0.10 und mit Dividendenrechten, die ihrem Anteil am gesamten Nennkapital von WISeKey CH entsprechen.

WISeKey CH Share(s)	means the WISeKey CH Class A Shares and the WISeKey Class B Shares collectively.	WISeKey CH-Aktien	bezeichnet die WISeKey CH Kategorie A Aktien und die WISeKey CH Kategorie B Aktien der Klasse B insgesamt.

1.2 Other Definitional Provisions	1.2 Sonstige Begriffsbestimmungen

Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) words of one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Annexes hereto; (vi) the terms “Section” or “Annex” refer to the specified Section or Annex of or to this Agreement; and (vii) any grammatical form or variant of a term defined in this Agreement shall be construed to have a meaning corresponding to the definition of the term set forth herein.

Sofern der Kontext nichts anderes erfordert, gelten in diesem Vertrag folgende Definitionen: (i) „oder“ ist nicht ausschliesslich; (ii) „einschliesslich“ und Varianten hiervon bedeuten „einschliesslich, ohne Einschränkung“ und die Varianten hiervon; (iii) Wörter, die im Singular definiert sind, haben die entsprechende Bedeutung im Plural und umgekehrt; (iv) Wörter eines Geschlechts gelten für jedes Geschlecht; (v) die Begriffe „hiervon“, „hierin“, „hiermit“, „hierzu“ und abgeleitete oder ähnliche Wörter beziehen sich auf den gesamten Vertrag, einschliesslich der Anhänge; (vi) die Begriffe „Ziffer“ oder „Anhang“ beziehen sich auf die angegebene Ziffer oder den angegebenen Anhang dieses Vertrags; (vii) jede grammatikalische Form oder Variante eines in diesem Vertrag definierten Begriffs ist so auszulegen, dass sie eine Bedeutung hat, die der hierin enthaltenen Definition des Begriffs entspricht.

2. The Merger	2. Die Fusion

2.1 Agreement to Merge by Absorption	2.1 Vertrag zur Fusion durch Absorption

The Parties hereby agree as follows	Die Parteien vereinbaren hiermit was folgt:

(a) WISeKey CH shall merge with WISeKey BVI, effective as of the Effective Time, in accordance with the provisions of this Agreement and as stipulated by (to the extent applicable to a cross-border merger) Art. 3 et seq. of the Merger Act and Art. 163b, 163c and 164 PILA (emigration merger by absorption) and the BVI Act (the Merger).	(a) WISeKey CH fusioniert mit WISeKey BVI, mit Wirkung zum Rechtswirksamkeitszeitpunkt gemäss den Bestimmungen dieses Vertrags und (soweit auf eine grenzüberschreitende Fusion anwendbar) den Bestimmungen von Art. 3 ff. FusG und Art. 163b, 163c und 164 IPRG (Emigrationsfusion durch Absorption) und dem BVI Act (die Fusion).

(b) WISeKey BVI shall be the surviving company and WISeKey CH shall be the absorbed company and, as of the Effective Time, be dissolved without liquidation; and	(b) WISeKey BVI ist die übernehmende Gesellschaft und WISeKey CH ist die übernommene Gesellschaft und wird per Rechtswirksamkeitszeitpunkt ohne Liquidation aufgelöst; und

(c) WISeKey BVI shall, in each case in accordance with the BVI Act:	(c) WISeKey BVI wird, in jedem Fall im Einklang mit dem BVI:

(i) with effect as of the Effective Time, accept all of the assets of WISeKey CH, including, without limitation, rights, goodwill, intellectual property rights, know how, stock, property, records, cash, bank or brokerage accounts, artwork, contracts and the benefit of any claims or debts;	(i) mit Wirkung per Rechtswirksamkeitszeitpunkt alle Vermögenswerte von WISeKey CH übernehmen, einschliesslich, aber nicht beschränkt auf Rechte, Goodwill, Immaterialgüterrechte, Know-how, Inventar, Immobilien und Mobilien, Aktien, Bargeld, Bank- oder Depots-Konten, Kunstwerke, Verträge und die Vorteile aus Forderungen oder Verbindlichkeiten;

(ii) with effect as of the Effective Time, assume all of the liabilities and obligations of WISeKey CH, including, but not limited to, any and all legal positions, obligations, claims, debts and other liabilities, including contingent liabilities and guarantees (with the effect that the respective obligees have a right to enforce such liabilities directly against WISeKey BVI);	(ii) mit Wirkung per Rechtswirksamkeitszeitpunkt alle Verbindlichkeiten und Verpflichtungen von WISeKey CH übernehmen, einschliesslich, aber nicht beschränkt auf alle Rechtspositionen, Verpflichtungen, Ansprüche, Schulden und andere Verbindlichkeiten, einschliesslich Eventualverbindlichkeiten und Garantien (mit der Wirkung, dass die jeweiligen Gläubiger das Recht haben, diese Verbindlichkeiten direkt gegenüber WISeKey BVI geltend zu machen);

(iii) on or before the Effective Time, reconstitute the WISeKey BVI Board to match the WISeKey CH Board as of the Effective Time;	(iii) am oder vor dem Rechtswirksamkeitszeitpunkt den WISeKey BVI Verwaltungsrat so zusammensetzen, dass er den WISeKey CH Verwaltungsrat zum Rechtswirksamkeitszeitpunkt entspricht;

(iv) on or before the Effective Time, cause the issuance of the number and class of WISeKey BVI Shares to be delivered to each holder of WISeKey CH Shares to which such holder is entitled pursuant to the Exchange Ratio and their exercise of the Election Right, and, in accordance with Section 4, deliver, or cause to be delivered, such number and class of WISeKey BVI Shares to each holder of WISeKey CH Shares to which such holder is entitled pursuant to the Exchange Ratio and their exercise of the Election Right; and	(v) am oder vor dem Rechtswirksamkeitszeitpunkt die Ausgabe der Anzahl und Kategorie von WISeKey BVI Aktien veranlassen, die jedem Inhaber von WISeKey CH Aktien gemäss dem Umtauschverhältnis und dessen Ausübung des Wahlrechts zustehen, und gemäss Ziffer 4 jedem Inhaber von WISeKey CH Aktien die Anzahl und Kategorie von WISeKey BVI Aktien liefern (bzw. dafür sorgen, dass diese geliefert werden), auf die dieser Inhaber gemäss dem Umtauschverhältnis und dessen Ausübung des Wahlrechts Anspruch hat; und

(vi) on or before the Effective Time, cause the WISeKey BVI Shares to be issued as book-entry securities held in the name of Cede & Co, with entitlements to WISeKey BVI Shares delivered through DTC and its sub-custodians, including the sub-custodian for SIS.	(vi) am oder vor dem Rechtswirksamkeitszeitpunkt veranlassen, dass die WISeKey BVI als Bucheffekten im Namen von Cede & Co ausgeben werden, wobei die Ansprüche auf WISeKey BVI Aktien über DTC und dessen Sub-Custodians, einschliesslich des Sub-Custodian für SIS, abgewickelt werden.

(d) It is intended that, for United States federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).	(d) Es ist beabsichtigt, dass die Fusion für Zwecke der bundesstaatlichen Einkommensteuer der Vereinigten Staaten als Reorganisation im Sinne von Section 368(a)(1)(F) des Code qualifiziert. Die Parteien nehmen diese Vereinbarung als einen „Reorganisationsplan“ im Sinne der Treasury Regulation Sections 1.368-2(g) und 1.368-3(a) an.

2.2 Merger Report	2.2 Fusionsbericht

The WISeKey CH Board shall approve a merger report pursuant to Art. 14 of the Merger Act (the Merger Report) as soon as practicable after the date hereof, but in any event no later than on the date occurring thirty-one (31) calendar days prior to the general meeting of shareholders of WISeKey CH at which the WISeKey CH Board seeks approval of this Agreement and the Merger from the holders of WISeKey CH Shares (the Extraordinary General Meeting) in accordance with this Agreement and the Merger Act.	Der Verwaltungsrat von WISeKey CH genehmigt einen Fusionsbericht gemäss Art. 14 des Fusionsgesetzes (der Fusionsbericht) so bald als möglich nach dem Datum dieses Vertrags, jedoch in jedem Fall spätestens einunddreissig (31) Kalendertage vor der Generalversammlung der Aktionäre von WISeKey CH, an der der WISeKey CH Verwaltungsrat gemäss diesem Vertrag und dem FusG die Genehmigung der Inhaber von WISeKey CH Aktien zu diesem Vertrag und der Fusion einholt (die Ausserordentliche Generalversammlung).

2.3 Merger Balance Sheet	2.3 Fusionsbilanz

The Merger shall take place on the basis of the audited statutory (non-consolidated) standalone balance sheet of WISeKey CH as of December 31, 2025, included in the financial statements attached hereto as Annex 2.3 (the Merger Balance Sheet, and the date of the Merger Balance Sheet, the Balance Sheet Date). The Parties acknowledge that for tax purposes, additional financial statements may be required.	Die Fusion erfolgt auf Grundlage der geprüften, (nicht konsolidierten) Bilanz von WISeKey CH vom 31. Dezember 2025 gemäss dem Finanzabschluss in Anhang 2.3 (die Fusionsbilanz, und das Datum der Fusionsbilanz, der Bilanzstichtag). Die Parteien anerkennen, dass für steuerliche Zwecke zusätzliche Abschlüsse erforderlich sein können.

2.4 Actions and Operations as From the Balance Sheet Date	2.4 Handlungen und Geschäfte ab Bilanzstichtag

As from the Balance Sheet Date, all actions and operations of WISeKey CH shall economically be deemed to be conducted for the account of WISeKey BVI. The Parties acknowledge that the recognition of such effect for tax purposes is subject to separate prerequisites.	Ab dem Bilanzstichtag gelten alle Handlungen und Geschäfte von WISeKey CH wirtschaftlich als auf Rechnung von WISeKey BVI vorgenommen. Die Parteien anerkennen, dass die Anerkennung einer solchen Wirkung für steuerliche Zwecke gesonderten Voraussetzungen unterliegt.

2.5 Audit of the Agreement, the Merger Report and the Merger Balance Sheet	2.5 Prüfung des Vertrags, des Fusionsberichts und der Fusionsbilanz

The WISeKey CH Board shall cause the Licensed Audit Expert to conduct the review of this Agreement and the Merger Report pursuant to Art. 15 Merger Act and to issue to it and the holders of the WISeKey CH Shares its report (the Audit Report).	Der WISeKey CH Verwaltungsrat ist verpflichtet, dafür zu sorgen, dass die Zugelassene Revisionsexpertin die Prüfung dieses Vertrags und des Fusionsberichts gemäss Art. 15 FusG durchführt und ihm sowie den Inhabern der WISeKey CH Aktien ihren Bericht (Prüfungsbericht) vorlegt.

2.6 Deliverables of WISeKey BVI	2.6 Leistungen von WISeKey BVI

(a) Subject always to Section 2.6(b), WISeKey CH and WISeKey BVI shall execute the plan of merger (the Plan of Merger), in the form contained in Annex 2.6(a)(1), and the articles of merger (the Articles of Merger), in the form contained in Annex 2.6(a) (2), and WISeKey BVI shall file (or procure the filing of) the Articles of Merger (including the Plan of Merger as an annexure thereto) and any other documents required to effect the Merger pursuant to the BVI Act with the Registrar on the Effective Time. Where available, such filing shall be made on an electronic basis using VIRRGIN.	(a) Vorbehaltlich von Ziffer 2.6(b) führen WISeKey CH und WISeKey BVI den Plan of Merger (Plan of Merger) in der in Anhang 2.6(a)(1) enthaltenen Form und die Articles of Merger (Articles of Merger) in der in Anhang 2.6(a)(2) enthaltenen Form aus, und WISeKey BVI reicht die Articles of Merger (einschliesslich des Plan of Merger als Anhang dazu) und jedes andere Dokument, das zur Durchführung der Fusion gemäss dem BVI Act erforderlich ist, am Rechtswirksamkeitszeitpunkt beim Registrar ein (oder veranlasst deren Einreichung). Sofern verfügbar, erfolgt diese Einreichung auf elektronischem Wege unter Verwendung von VIRRGIN.

(b) The WISeKey BVI Board and WISeKey CH, as the sole shareholder of WISeKey BVI, shall approve the Plan of Merger and the Articles of Merger.	(b) Der WISeKey BVI Verwaltungsrat und WISeKey CH, als alleinige Aktionärin von WISeKey BVI, genehmigen den Plan of Merger und die Articles of Merger.

2.7 Effectiveness	2.7 Rechtswirksamkeit

The Merger, by virtue of which any and all assets of WISeKey CH transfer to WISeKey BVI, and any and all obligations and liabilities of WISeKey CH are assumed by WISeKey BVI, shall become legally effective on the Effective Time.	Die Fusion, durch die sämtliche Vermögenswerte von WISeKey CH auf WISeKey BVI übertragen werden und sämtliche Verpflichtungen und Verbindlichkeiten von WISeKey CH durch WISeKey BVI übernommen werden, wird zum Rechtswirksamkeitszeitpunkt rechtswirksam.

3. Merger Consideration	3. Fusionsgegenleistung

(a) At the Effective Time, each holder of WISeKey CH Shares, excluding WISeKey CH and any of its subsidiaries whose WISeKey CH Shares shall be cancelled by virtue of the Merger, shall be allotted the relevant class of WISeKey BVI Shares (the Merger Consideration) by virtue of the Merger in accordance with the following exchange ratio (the Exchange Ratio) and in accordance with the exercise by each such holder of their Election Right:	(a) Im Rechtswirksamkeitszeitpunkt wird jedem Inhaber von WISeKey CH Aktien, mit Ausnahme von WISeKey CH und ihren Tochtergesellschaften, deren WISeKey Aktien aufgrund der Fusion vernichtet werden, aufgrund der Fusion die entsprechende Kategorie von WISeKey BVI Aktien (die Fusionsgegenleistung) gemäss dem folgenden Umtauschverhältnis (das Umtauschverhältnis) und gemäss dem von diesem Inhaber ausgeübten Wahlrecht zugeteilt:

(i) (A) For each WISeKey CH Class B Share held by a holder as of the Effective Time, one (1) WISeKey BVI Ordinary Share, or (B), if such holder has validly and timely elected, in accordance with Sections 3(b) and 3(e), to be allotted WISeKey BVI Class B Shares, subject to Section 9.4, ten (10) WISeKey BVI Class B Shares;	(i) (A) Für jede WISeKey CH Kategorie B Aktie, die ein Inhaber zum Rechtswirksamkeitszeitpunkt hält, eine (1) WISeKey BVI Stammaktie oder (B), wenn dieser Inhaber gemäss Ziffern 3(b) und 3(e) gültig und rechtzeitig die Zuteilung von WISeKey BVI Kategorie B Aktien gewählt hat, vorbehaltlich Ziffer 9.4, zehn (10) WISeKey BVI Kategorie B Aktien;

(ii) (A) for each WISeKey CH Class A Share held by a holder as of the Effective Time, one WISeKey BVI Class F Share, or (B), if such holder has validly and timely elected, in accordance with Sections 3(e) and 3(g), to be allotted WISeKey BVI Class B Shares, subject to Section 9.4, one (1) WISeKey BVI Class B Share; and	(ii) (A) für jede WISeKey CH Kategorie A Aktie, die ein Inhaber zum Rechtswirksamkeitszeitpunkt hält, eine WISeKey BVI Kategorie F Aktie oder (B), wenn dieser Inhaber gemäss Ziffern 3(e) und 3(g) gültig und rechtzeitig die Zuteilung von WISeKey BVI Kategorie B Aktien gewählt hat, vorbehaltlich Ziffer 9.4, eine (1) WISeKey BVI Kategorie B Aktie; und

(iii) for each WISeKey CH ADS held by a holder as of the Effective Time, one-half (1/2) of one (1) WISeKey BVI Ordinary Share.	(iii) für jede WISeKey CH ADS, die ein Inhaber zum Rechtswirksamkeitszeitpunkt hält, eine halbe (1/2) WISeKey BVI Stammaktie.

(b) WISeKey CH shall grant holders of WISeKey CH Class B Shares the right to elect to receive either one (1) WISeKey BVI Ordinary Share or ten (10) WISeKey BVI Class B Shares, subject to the WISeKey BVI Class B Share Cap, for each WISeKey CH Class B Share held immediately prior to the Effective Time. WISeKey CH shall cause the Swiss Exchange Agent to procure that, as soon as reasonably possible after the date of the Extraordinary General Meeting and reasonably prior to the corporate action notification pursuant to Section 4.2.1(a), a corporate action notification is issued to all depository banks that are SIX SIS participants (the SIS Participants) and hold WISeKey CH Class B Shares on behalf of their beneficial owners (the Beneficial Owners). Such corporate action notification shall set forth the detailed procedures and terms and conditions for the exercise by the Beneficial Owners of their Election Right through the SIS Participants, including the applicable deadlines for making such election. The corporate action notification shall further specify that if a Beneficial Owner of WISeKey CH Class B Shares does not expressly exercise its Election Right through an SIS Participant in accordance with the procedures and deadlines communicated by the SIS Participants to the Beneficial Owners in accordance with the requirements of the corporate action notification, such Beneficial Owner shall be irrevocably deemed to have elected to receive one (1) WISeKey BVI Ordinary Share for each WISeKey CH Class B Share held immediately prior to the Effective Time.	(b) WISeKey CH ist verpflichtet, den Inhabern von WISeKey CH Kategorie B Aktien das Recht zu gewähren, für jede unmittelbar vor dem Rechtswirksamkeitszeitpunkt gehaltene WISeKey CH Kategorie B Aktie entweder die Zuteilung einer (1) WISeKey BVI Stammaktie oder zehn (10) WISeKey BVI Kategorie B Aktien zu wählen, vorbehaltlich der WISeKey BVI Kategorie B Aktien Obergrenze. WISeKey CH veranlasst die Schweizer Umtauschagentin, dafür zu sorgen, dass so bald wie vernünftigerweise möglich nach dem Datum der Ausserordentlichen Generalversammlung und angemessene Zeit vor der Corporate Action Mitteilung gemäss Ziffer 4.2.1(a), allen Depotbanken, die SIX SIS-Teilnehmer (die SIS Teilnehmer) sind und WISeKey CH Kategorie B Aktien für deren wirtschaftlich Berechtigte (die Wirtschaftlich Berechtigten) halten, eine Corporate Action Mitteilung zukommt. In dieser Corporate Action Mitteilung sind die genauen Modalitäten und Bedingungen für die Ausübung des Wahlrechts durch die Wirtschaftlich Berechtigten über die SIS Teilnehmer, einschliesslich der massgeblichen Fristen für die Ausübung des Wahlrechts, darzulegen. In der Corporate Action Mitteilung ist ferner festzulegen, dass wenn ein an WISeKey CH Kategorie B Aktien Wirtschaftlich Berechtigter sein Wahlrecht über die SIS Teilnehmer gemäss dem von den SIS Teilnehmern an die Wirtschaftlich Berechtigten kommunizierten Verfahren und Fristen entsprechend den Anforderungen der Corporate Action Mitteilung nicht ausdrücklich ausübt, unwiderlegbar davon ausgegangen wird, dass dieser Wirtschaftlich Berechtige für jede unmittelbar vor dem Rechtswirksamkeitszeitpunkt gehaltene WISeKey CH Kategorie B Aktie eine (1) WISeKey BVI Stammaktie zu erhalten gewählt hat.

(c) WISeKey CH shall grant holders of WISeKey CH Class A Shares the right to elect to receive either one (1) WISeKey BVI Class F Share or one (1) WISeKey BVI Class B Share for each WISeKey CH Class A Share held immediately prior to the Effective Time. WISeKey CH shall cause the Swiss Exchange Agent to procure that, as soon as reasonably possible after the date of the Extraordinary General Meeting, a corporate action notification is issued to all SIS Participants holding WISeKey CH Class A Shares on behalf of their Beneficial Owners. Such corporate action notification shall set forth the detailed procedures and terms and conditions for the exercise by the Beneficial Owners of their Election Right through the SIS Participants, including the applicable deadlines for making such election. The corporate action notification shall further specify that if a Beneficial Owner of WISeKey CH Class A Shares does not expressly exercise its Election Right in accordance with the procedures and deadlines communicated by the SIS Participants to the Beneficial Owners in accordance with the requirements of the corporate action notification, such Beneficial Owner shall be irrevocably deemed to have elected to receive one (1) WISeKey BVI Class F Share for each WISeKey CH Class A Share held immediately prior to the Effective Time.	(c) WISeKey CH ist verpflichtet, den Inhabern von WISeKey CH Kategorie A Aktien das Recht zu gewähren, für jede unmittelbar vor dem Rechtswirksamkeitszeitpunkt gehaltene WISeKey CH Kategorie A Aktie entweder die Zuteilung einer (1) WISeKey BVI Kategorie F Aktie oder einer (1) WISeKey BVI Kategorie B Aktie zu wählen. WISeKey CH veranlasst die Schweizer Umtauschagentin, dafür zu sorgen, dass so bald als vernünftigerweise möglich nach dem Datum der Ausserordentlichen Generalversammlung allen SIS Teilnehmern, die WISeKey CH Kategorie A Aktien für Wirtschaftlich Berechtigte halten, eine Corporate Action Mitteilung zukommt. In dieser Corporate Action Mitteilung sind die genauen Modalitäten sowie die Bedingungen für die Ausübung des Wahlrechts durch die Wirtschaftlich Berechtigten über die SIS Teilnehmer, einschliesslich der massgeblichen Fristen für die Ausübung des Wahlrechts, darzulegen. In der Corporate Action Mitteilung ist ferner festzulegen, dass wenn an WISeKey CH Kategorie A Aktien Wirtschaftlich Berechtigter sein Wahlrecht über die SIS Teilnehmer gemäss dem von den SIS Teilnehmern an die Wirtschaftlich Berechtigten kommunizierten Verfahren und Fristen entsprechend den Anforderungen der Corporate Action Mitteilung nicht ausdrücklich ausübt, unwiderlegbar davon ausgegangen wird, dass dieser Wirtschaftlich Berechtigte für jede unmittelbar vor dem Rechtswirksamkeitszeitpunkt gehaltene WISeKey CH Kategorie A Aktie eine (1) WISeKey BVI Kategorie F zu erhalten gewählt hat.

(d) To exercise the Election Rights pursuant to Section 3(b) and Section 3(c), respectively, holders of WISeKey CH Shares represented by physical share certificates shall be encouraged to take all steps necessary to convert their physical share certificates to WISeKey CH Shares in book-entry form. The conversion shall, to greatest extent possible, be completed prior to the distribution date of the corporate action notifications pursuant to Section 3(b) and Section 3(c). WISeKey CH shall outline the applicable conversion procedures in the invitation to the Extraordinary General Meeting and on its website. Holders of WISeKey CH Shares represented by physical share certificates who do not convert their physical share certificates to WISeKey CH Shares in book-entry form as required pursuant to this Section 3(d) shall be deemed to have irrevocably exercised their Election Right in respect of WISeKey BVI Ordinary Shares if they hold WISeKey CH Class B Shares and WISeKey BVI Class F Shares if they hold WISeKey CH Class A Shares.	(d) Um die Wahlrechte gemäss Ziffer 3(b) und Ziffer 3(c) auszuüben, sind Inhaber von WISeKey CH Aktien, die durch physische Aktienzertifikate vertreten sind, anzuhalten, alle notwendigen Schritte zu unternehmen, um ihre physischen Aktienzertifikate in WISeKey CH Aktien in Form von Bucheffekten umzuwandeln. Die Umwandlung soll, so weit wie möglich, vor dem Datum der Verteilung der Corporate Action Mitteilungen gemäss Ziffer 3(b) und Ziffer 3(c) abgeschlossen werden. WISeKey CH wird das zu befolgende Umwandlungsverfahren in der Einladung zur Ausserordentlichen Generalversammlung und auf ihrer Website erläutern. Für Inhaber von WISeKey CH Aktien, die durch physische Aktienzertifikate vertreten sind und ihre physischen Aktienzertifikate nicht gemäss den Anforderungen dieser Ziffer 3(d) in WISeKey CH Aktien im Buch gemäss diesem Abschnitt 3(d) nicht in Bucheffekten umwandeln, gilt, dass unwiderruflich davon ausgegangen wird, dass sie ihr Wahlrecht in Bezug auf WISeKey BVI Stammaktien ausgeübt haben, wenn sie WISeKey CH Kategorie B halten, und WISeKey BVI Kategorie F Aktien, wenn sie WISeKey CH Kategorie A Aktien halten.

(e) If the aggregate voting rights of WISeKey BVI Class B Shares that holders of WISeKey CH Shares have elected to be exchanged for their WISeKey CH Shares pursuant to Section 3(b) and Section 3(c) exceeds 49.999999% of the voting rights of all outstanding WISeKey BVI Shares entitled to vote at a given general meeting of the shareholders before taking into account the voting rights of the WISeKey BVI Class F Shares, assuming all holders of WISeKey BVI Shares are present or represented at a given general meeting of shareholders of WISeKey BVI (the WISeKey BVI Class B Share Cap), then each holder of WISeKey CH Shares who has validly elected to receive WISeKey BVI Class B Shares will receive a pro rata allocation of the WISeKey BVI Class B Share Cap. Each such holder’s pro rata allocation shall be determined by multiplying the WISeKey BVI Class B Share Cap by a fraction, the numerator of which is the number of WISeKey BVI Class B Shares such holder elected to receive, and the denominator of which is the total number of WISeKey BVI Class B Shares elected to be received by all such electing holders, with the number of WISeKey BVI Class B Shares so allocated to each electing WISeKey CH shareholder rounded down to the nearest whole multiple of ten (10) such that the total number of WISeKey BVI Class B Shares issued pursuant to such elections does not exceed the WISeKey BVI Class B Share Cap. Any entitlements to WISeKey BVI Class B Shares that are not satisfied as a result of proration and rounding shall be satisfied in WISeKey BVI Ordinary Shares and WISeKey Class F Shares.	(e) Falls die aggregierten Stimmrechte der WISeKey BVI Kategorie B Aktien, die Inhaber von WISeKey CH Aktien gemäss Ziffer 3(b) und Ziffer 3(c) in WISeKey BVI Kategorie B Aktien umzutauschen gewählt haben, 49,999999 % der Stimmrechte aller ausstehenden WISeKey BVI-Aktien, die an einer bestimmten Generalversammlung der Aktionäre stimmberechtigt sind, übersteigen, bevor die Stimmrechte der WISeKey BVI Class F Aktien berücksichtigt werden, unter der Annahme, dass alle Inhaber von WISeKey BVI Aktien an einer bestimmten Generalversammlung der Aktionäre von WISeKey BVI anwesend oder vertreten sind (die WISeKey BVI Kategorie B Aktien Obergrenze), erhält jeder Inhaber von WISeKey CH Aktien, der wirksam den Erhalt von WISeKey BVI Kategorie B Aktien gewählt hat, eine anteilige Zuteilung der WISeKey BVI Kategorie B Aktien Obergrenze. Die anteilige Zuteilung jedes solchen Inhabers wird bestimmt, indem die WISeKey BVI Kategorie B Aktien Obergrenze mit einem Bruch multipliziert wird, dessen Zähler die Anzahl der WISeKey BVI Kategorie B Aktien ist, die dieser Inhaber zu erhalten gewählt hat, und dessen Nenner die Gesamtanzahl der WISeKey BVI Kategorie B Aktien ist, die von allen solchen wählenden Inhabern zu erhalten gewählt wurde, wobei die Anzahl der WISeKey BVI Kategorie B Aktien, die jedem wählenden Inhaber von WISeKey CH Aktien zugeteilt werden, auf das nächste ganze Vielfache von zehn (10) abgerundet wird, so dass die gesamte Anzahl der WISeKey Kategorie B Aktien basierend auf dieser Auswahl nicht die WISeKey BVI Kategorie B Aktien Obergrenze übersteigt. Ansprüche auf WISeKey BVI Kategorie B Aktien, die infolge von Zuteilungskürzungen und Rundungen nicht befriedigt werden können, sind in WISeKey BVI Stammaktien und WISeKey Kategorie F Aktien zu befriedigen.

(f) Any entitlements to WISeKey BVI Class B Shares that are not satisfied as a result of the proration and rounding pursuant to Section 3(e) will be satisfied in WISeKey BVI Ordinary Shares (for WISeKey CH Class B Shares) and WISeKey BVI Class F Shares (for WISeKey CH Class A Shares), respectively, on the basis of one (1) WISeKey BVI Ordinary Share for each WISeKey CH Class B Share not allocated in WISeKey BVI Class B Shares to the electing holder, due to the WISeKey BVI B Share Cap proration and rounding and one (1) WISeKey BVI Class F Share for each WISeKey CH Class A Share not allocated to the electing holder in WISeKey BVI Class B Shares, due to the WISeKey BVI B Share Cap proration and rounding.	(f) Alle Ansprüche auf WISeKey BVI Kategorie B Aktien, die aufgrund der anteiligen Zuteilung und Rundung gemäss Ziffer 3(e) nicht erfüllt werden, werden in Form von WISeKey BVI Stammaktien (für WISeKey CH Kategorie B Aktien) bzw. WISeKey BVI Kategorie F Aktien (für WISeKey CH Kategorie A Aktien) erfüllt, auf der Grundlage von einer (1) WISeKey BVI Stammaktie für jede WISeKey CH Kategorie B Aktie, die dem wählenden Inhaber aufgrund der anteiligen Zuteilung und Rundung gemäss der WISeKey BVI Kategorie B Aktien Obergrenze nicht in WISeKey BVI Kategorie B Aktien zugeteilt wurde bzw. einer (1) WISeKey BVI Kategorie F Aktie für jede WISeKey CH Kategorie A Aktie, die dem wählenden Inhaber aufgrund der anteiligen Zuteilung und Rundung gemäss der WISeKey BVI Kategorie B Aktien Obergrenze nicht in WISeKey BVI Kategorie B Aktien zugeteilt wurde.

(g) At the Effective Time, each WISeKey CH Share (including any WISeKey CH Share held by WISeKey CH or any of its subsidiaries) shall cease to be issued, be cancelled and cease to exist, and each holder of WISeKey CH Shares (including WISeKey CH and any of its subsidiaries) shall thereafter cease to have any rights with respect to such WISeKey CH Shares.	(g) Zum Rechtswirksamkeitszeitpunkt gilt jede WISeKey CH Aktie (einschliesslich jede WISeKey CH Aktie, die von WISeKey CH oder einer ihrer Tochtergesellschaften gehalten wird) als nicht mehr ausgegeben, wird vernichtet und besteht somit nicht mehr, und jeder Inhaber von WISeKey CH Aktien (einschliesslich WISeKey CH und ihre Tochtergesellschaften) verliert fortan jegliche Rechte in Bezug auf diese WISeKey CH Aktien.

(h) By virtue of the Merger, with effect as of the Effective Time, WISeKey BVI shall redeem and cancel, for no consideration, all of the WISeKey BVI Ordinary Shares issued and outstanding as of immediately prior to the Effective Time (the Initial Authorized Shares).	(h) Aufgrund der Fusion wird WISeKey BVI mit Wirkung zum Rechtswirksamkeitszeitpunkt alle unmittelbar vor dem Rechtswirksamkeitszeitpunkt ausgegebenen und ausstehenden Stammaktien von WISeKey (das Initiale Genehmigte Kapital) ohne Gegenleistung einziehen.

(i) The WISeKey BVI Shares received by the holders of WISeKey CH Shares as Merger Consideration are entitled to dividends and other distributions to the holders of WISeKey BVI Shares as from the Effective Time, subject to the provisions of the memorandum and articles of association of WISeKey BVI, any resolutions of the WISeKey BVI Board approving any such dividends or distributions, and the laws of BVI.	(i) Die WISeKey BVI Aktien, die die Inhaber von WISeKey CH Aktien als Fusionsgegenleistung erhalten haben, berechtigen per Rechtswirksamkeitszeitpunkt zu Dividenden und anderen Ausschüttungen an die Inhaber von WISeKey BVI Aktien, vorbehaltlich der Bestimmungen der Statuten (memorandum and articles of association) von WISeKey BVI, etwaigen Beschlüssen des WISeKey BVI Verwaltungsrats, die solche Dividenden oder Ausschüttungen genehmigen und den Gesetzen der BVI.

4. Exchange of Shares	4. Austausch von Aktien

4.1 Authorization to Allot and Issue of the WISeKey BVI Shares	4.1 Genehmigung zur Zuteilung und Ausgabe der WISeKey BVI Aktien

As soon Extraordinary General Meeting at which this Agreement and the Merger shall be approved pursuant to Section 9.1(b), the WISeKey BVI Board shall be authorized, pursuant to the memorandum and articles of association of WISeKey BVI, to issue and allot, with effect as of the Effective Time, such number of WISeKey BVI Ordinary Shares, WISeKey BVI Class B Shares, and WISeKey BVI Class F Shares, respectively, to the holders of WISeKey CH Shares as required pursuant to the Exchange Ratio, the terms and conditions of this Agreement, and the exercise of the Election Right by the holders of WISeKey CH Shares.	Vor der Ausserordentlichen Generalversammlung, an der dieser Vertrag und die Fusion gemäss Ziffer 9.1(b) genehmigt werden sollen, ist der WISeKey BVI Verwaltungsrat gemäss den Statuten (memorandum and articles of association) von WISeKey BVI zu ermächtigen, mit Wirkung zum Rechtswirksamkeitszeitpunkt die entsprechende Anzahl von WISeKey BVI Stammaktien, WISeKey BVI Kategorie B Aktien und WISeKey BVI Kategorie F Aktien an die Inhaber von WISeKey CH Aktien gemäss dem Umtauschverhältnis, den Bedingungen dieses Vertrags und der Ausübung des Wahlrechts der Inhaber der WISeKey CH Aktien auszugeben und zuzuteilen.

4.2 Settlement	4.2 Abwicklung

4.2.1 WISeKey CH Shares Held in Book Entry Form Through SIS	4.2.1 In Form von Bucheffekten über SIS gehaltene WISeKey CH Aktien

(a) Reasonably prior to the Effective Time, in accordance with best settlement practices, the Parties shall cause the Swiss Exchange Agent to procure that a corporate action notification to all SIS Participants who hold WISeKey CH Shares on behalf of their Beneficial Owners is issued. Such notification shall specify the procedures for the exchange of WISeKey CH Shares for the applicable Merger Consideration, including the procedure that applies in the event that the WISeKey BVI Class B Share Cap has been triggered, with the effect that the number of WISeKey BVI Class B Shares are adjusted downward.	(a) Angemessene Zeit vor dem Rechtswirksamkeitszeitpunkt, im Einklang mit “best settlement practices”, veranlassen die Parteien, dass die Schweizer Umtauschagentin dafür sorgt, dass eine Mitteilung über die Corporate Action an alle Depotbanken versendet wird, die Teilnehmer von SIS sind und WISeKey CH Aktien im Namen der wirtschaftlichen Berechtigten halten. In dieser Mitteilung ist das Verfahren für den Umtausch der WISeKey CH Aktien gegen die massgebliche Fusionsgegenleistung anzugeben, einschliesslich des Verfahrens, das Anwendung findet, falls die WISeKey BVI Kategorie B Aktien Obergrenze ausgelöst worden ist, mit der Wirkung, dass die Anzahl der WISeKey BVI Kategorie B Aktien nach unten angepasst wird.

(b) The Swiss Exchange Agent shall:	(b) Die Schweizer Umtauschagentin:

(i) procure that the settlement of the corporate action by crediting the applicable Merger Consideration (as adjusted as a result of the application of the WISeKey BVI Class B Share Cap) to the accounts of the relevant depository banks in the SIS system against cancellation of the WISeKey CH Shares occurs; and	(i) sorgt dafür, dass die Abwicklung der Corporate Action durch Gutschrift der entsprechenden Fusionsgegenleistung (angepasst infolge der WISeKey BVI Kategorie B Aktien Obergrenze) auf den Konten der jeweiligen Depotbanken im SIS-System gegen Löschung der WISeKey CH Aktien veranlasst wird; und

(ii) instruct each depository bank that is a participant of SIS to promptly credit the applicable Merger Consideration to the accounts of the beneficial owners upon receipt of the Merger Consideration in accordance with their respective entitlements, as provided in the corporate action notification.	(ii) jede Depotbank, die Teilnehmerin von SIS ist, anzuweisen, die entsprechende Fusionsgegenleistung unverzüglich nach Erhalt der Fusionsgegenleistung den Konten der wirtschaftlichen Berechtigten gemäss deren jeweiligen Ansprüchen gutzuschreiben, wie in der Corporate Action Mitteilung vorgesehen.

(c) Upon completion of the settlement pursuant to this Section 4.2.1, each WISeKey CH Share exchanged in the Merger shall be cancelled in the SIS system and shall cease to exist, and the former holder(s) thereof shall have no further rights with respect thereto other than the right to receive the Merger Consideration in accordance with this Section 4.2.1.	(c) Nach Abschluss der Abwicklung gemäss Ziffer 4.2.1 wird jede im Rahmen der Fusion umgetauschte WISeKey CH-Aktie im SIS-System gelöscht und besteht somit nicht mehr, und die bisherigen Inhaber haben keine weiteren Rechte daraus, ausser dem Recht auf Erhalt der Fusionsgegenleistung gemäss Ziffer 4.2.1.

4.2.2 Certificated WISeKey CH Shares of Holders Recorded in WISeKey CH’s Share Register	4.2.2 Zertifizierte WISeKey CH Aktien von Inhabern, die im Aktienbuch von WISeKey CH eingetragen sind

(a) With respect to WISeKey CH Shares evidenced by physical share certificates whose holders are registered in WISeKey CH’s share register and which have not been converted into book-entry form pursuant to Section 3(d), the Parties shall instruct the Swiss Exchange Agent to accept, in accordance with instructions pursuant to the invitation to the Extraordinary General Meeting and on its website, from holders of certificated WISeKey CH Shares the original share certificates, together with a duly executed letter of transmittal (in form and substance reasonably acceptable to the Swiss Exchange Agent), specifying in particular to which securities account they wish to receive the Merger Consideration, and evidence reasonably satisfactory to the Swiss Exchange Agent of their ownership of such certificates. Upon receipt of the certificates and accompanying documentation and following verification thereof, the Swiss Exchange Agent shall cancel such certificates and instruct SIS to deliver the applicable Merger Consideration to the account of the relevant depository bank designated by the holder in its letter of transmittal.	(a) In Bezug auf WISeKey CH Aktien, die durch physische Aktienzertifikate ausgewiesen und deren Inhaber im Aktienbuch von WISeKey CH eingetragen sind und deren WISeKey CH Aktien nicht gemäss Ziffer 3(d) in die Form von Bucheffekten umgewandelt wurden, weisen die Parteien die Schweizer Umtauschagentin an, entsprechend den von ihnen in der Einladung zur Ausserordentlichen Generalversammlung und auf ihrer Website gemachten Bekanntmachungen von Inhabern von zertifizierten WISeKey CH Aktien der Schweizer Umtauschagentin eingelieferte Original-Aktienzertifikate entgegenzunehmen, zusammen mit einem ordnungsgemäss ausgefüllten Übermittlungsschreiben (in einer Form und mit einem Inhalt, die für die Schweizer Umtauschagentin angemessen sind), in dem insbesondere angegeben wird, auf welches Wertschriftenkonto die Fusionsgegenleistung überwiesen werden soll, sowie einen für die Schweizer Umtauschagentin hinreichend zufriedenstellenden Nachweis über sein Eigentum an diesen Zertifikaten. Nach Erhalt der Zertifikate und der Begleitunterlagen und nach deren Überprüfung wird die Schweizer Umtauschagentin diese Zertifikate annullieren und SIS anweisen, die entsprechende Fusionsgegenleistung auf das Konto der vom Inhaber in seinem Übermittlungsschreiben angegebenen Depotbank zu überweisen.

(b) Upon cancellation of the surrendered share certificates as provided in Section 4.2.2(a), the WISeKey CH Shares represented thereby shall be deemed cancelled and shall cease to exist, and the former holder thereof shall have no further rights with respect thereto, other than the right to receive the Merger Consideration in accordance with this Agreement.	(b) Nach der Annullierung der zurückgegebenen Aktienzertifikate gemäss Ziffer 4.2.2(a) gelten die damit verbundenen WISeKey CH Aktien als annulliert und bestehen somit nicht mehr, und der ehemalige Inhaber hat keine weiteren Rechte daraus, mit Ausnahme des Rechts auf Erhalt der Fusionsgegenleistung gemäss diesem Vertrag.

4.2.3 Engagement Letter with Swiss Exchange Agent	4.2.3 Mandatsvereinbarung mit der Schweizer Umtauschagentin

For the purposes of Section 4.2.1 to Section 4.2.3, the Parties shall enter into a separate agreement with the Swiss Exchange Agent.	Für die Zwecke der Ziffer 4.2.1 bis Ziffer 4.2.3 verpflichten sich die Parteien, eine separate Vereinbarung mit der Schweizer Umtauschagentin abzuschliessen.

4.2.4 WISeKey CH ADSs	4.2.4 WISeKey CH ADS

(a) For WISeKey CH ADS holders, WISeKey BVI shall issue the relevant number of WISeKey BVI Ordinary Shares to the WISeKey CH ADS Depositary in connection with the Merger and the WISeKey CH ADS Depositary shall either:	(a) Für WISeKey CH ADS-Inhaber wird WISeKey BVI im Zusammenhang mit der Fusion die entsprechende Anzahl WISeKey BVI Stammaktien an die WISeKey CH ADS Depotbank ausgeben, und die WISeKey CH ADS Depotbank wird entweder: entweder:

(i) for beneficial holders of WISeKey CH ADSs deposited with DTC and registered in the name of a bank, broker or nominee or WISeKey CH ADSs held in uncertificated form on the books of the WISeKey CH ADS Depositary, the WISeKey CH ADS Depositary will coordinate the cancellation of the WISeKey CH ADSs in exchange for the applicable WISeKey BVI Ordinary Shares. A holders ownership of WISeKey BVI Ordinary Shares will be recorded in book entry form by their securities intermediary as soon as reasonably practicable after the effective date of the Merger without the need for any additional action on their part; or	(i) Für wirtschaftlich Berechtigte von WISeKey CH ADS, die bei DTC hinterlegt und auf den Namen einer Bank, eines Brokers oder eines Nominees registriert sind, oder von WISeKey CH ADS, die in Form von Bucheffekten in den Büchern der WISeKey CH ADS Depotbank gehalten werden, wird die WISeKey CH ADS Depotbank die Annullierung der WISeKey CH ADS im Austausch gegen die entsprechenden WISeKey BVI Stammaktien koordinieren. Das Eigentum eines Inhabers an WISeKey BVI Stammaktien wird so bald wie vernünftigerweise praktikabel nach dem Rechtswirksamkeitszeitpunkt der Fusion durch dessen Depotbank in Form von Bucheffekten verbucht, ohne dass seitens des Inhabers weitere Massnahmen erforderlich sind; oder

(ii) for beneficial holders of WISeKey CH ADSs holding WISeKey CH ADSs in certificated form, such holders must surrender their certificates for cancellation to the WISeKey CH ADS Depositary to receive their WISeKey BVI Ordinary Shares. Such certificate delivery shall be subject to customary exchange procedures established by the WISeKey CH ADS Depositary to implement the delivery. As soon as reasonably practicable after the Effective Time, the WISeKey CH ADS Depositary will mail a letter of transmittal to each such holder. Upon receipt of the signed letter of transmittal and the certificate or certificates evidencing such holder’s WISeKey CH ADSs, the WISeKey CH ADS Depositary will cause the number of whole WISeKey BVI Ordinary Shares to which such holder is entitled to be registered in such holder’s name in uncertificated form..	(ii) Für wirtschaftlich Berechtigte von WISeKey CH ADS, die WISeKey CH ADS in zertifizierter Form halten, müssen solche Inhaber ihre Zertifikate zur Annullierung bei der WISeKey CH ADS Depotbank einliefern, um ihre WISeKey BVI Stammaktien zu erhalten. Die Einlieferung solcher Zertifikate unterliegt den üblichen Umtauschverfahren, die von der WISeKey CH ADS Depotbank zur Durchführung der Lieferung festgelegt werden. So bald wie vernünftigerweise praktikabel nach dem Rechtswirksamkeitszeitpunkt wird die WISeKey CH ADS Depotbank jedem solchen Inhaber ein Übermittlungsschreiben zustellen. Nach Erhalt des unterzeichneten Übermittlungsschreibens sowie des oder der Zertifikate, die die WISeKey CH ADS des jeweiligen Inhabers verbriefen, wird die WISeKey CH ADS Depotbank veranlassen, dass die Anzahl ganzer WISeKey BVI Stammaktien, auf die der jeweilige Inhaber Anspruch hat, auf den Namen des Inhabers in Form von Bucheffekten eingetragen wird..

(b) None of the WISeKey CH ADS Depositary, DTC or its nominee shall acquire any beneficial interest in the WISeKey BVI Ordinary Shares registered in its name. Once legal ownership is registered in the name of DTC or its nominee, beneficial ownership of such WISeKey BVI Ordinary Shares shall be recorded in book entry form by the relevant DTC participants without the need for any additional action on the beneficial holders’ part.	(b) Weder die WISeKey CH ADS Depotbank, noch DTC oder deren Nominee erwerben irgendwelche wirtschaftliche Rechte an den auf ihren Namen registrierten WISeKey BVI Stammaktien. Sobald das rechtliche Eigentum auf den Namen von DTC oder deren Nominee eingetragen ist, wird das wirtschaftliche Eigentum an diesen WISeKey BVI Stammaktien von den entsprechenden DTC-Teilnehmern in Form von Bucheffekten erfasst, ohne dass seitens der wirtschaftlichen Eigentümer weitere Massnahmen erforderlich sind.

(c) In connection with the Merger, each WISeKey CH ADS will be cancelled and any applicable expenses, taxes or other governmental charges due or incurred. WISeKey CH will pay any ADS cancellation fees owed to the WISeKey CH ADS Depositary in connection with the Merger; provided, however, that WISeKey CH will not pay ADS cancellation fees for holders of WISeKey CH ADSs who cancel their WISeKey CH ADSs to receive the underlying WISeKey CH Class B Shares prior to the completion of the Merger for any reason, including to attend the Extraordinary General Meeting or to elect to receive WISeKey BVI Class B Shares.	(c) Im Zusammenhang mit der Fusion wird jedes WISeKey CH ADS annulliert und sämtliche anwendbaren Kosten, Steuern oder sonstigen öffentlich-rechtlichen Abgaben werden fällig oder erhoben. WISeKey CH trägt sämtliche im Zusammenhang mit der Fusion an die WISeKey CH ADS-Depotbank geschuldeten ADS Annullierungsgebühren; vorausgesetzt jedoch, dass WISeKey CH keine ADS Annullierungsgebühren für Inhaber von WISeKey CH ADS übernimmt, die ihre WISeKey CH ADS aus irgendeinem Grund vor Vollzug der Fusion annullieren lassen, um die zugrunde liegenden WISeKey CH Kategorie B Aktien zu erhalten, einschliesslich zum Zweck der Teilnahme an der Ausserordentlichen Generalversammlung oder zur Ausübung des Wahlrechts auf Erhalt von WISeKey BVI Kategorie B Aktien.

4.2.5 General Provisions	4.2.5 Allgemeine Bestimmungen

(a) Any WISeKey BVI Shares issued in the Merger (except for those issued in respect of WISeKey CH ADSs) that remain undelivered to the former holders of WISeKey CH Shares as of the twelve (12) month anniversary of the Effective Time (or the termination of the Swiss Exchange Agent’s engagement, if later) will be delivered to WISeKey BVI or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and WISeKey BVI or its designee will thereafter continue to hold such WISeKey BVI Shares and entitlements, as nominee for, and on behalf of, the former holders of WISeKey CH Shares, on substantially similar terms as the Swiss Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws of any relevant jurisdiction.	(a) Sämtliche im Rahmen der Fusion ausgegebenen WISeKey BVI Aktien (mit Ausnahme derjenigen, die in Bezug auf WISeKey CH ADS ausgegeben wurden), die den ehemaligen Inhabern von WISeKey CH Aktien am zwölften (12.) Jahrestag des Rechtswirksamkeitszeitpunkts (oder zum Zeitpunkt der Beendigung des Mandats der Schweizer Umtauschagentin, sofern dieser Zeitpunkt später liegt) noch nicht geliefert worden sind, werden WISeKey BVI oder deren Beauftragten auf Verlangen zusammen mit allen daraus entstehenden Ansprüchen (einschliesslich Dividendenansprüchen) geliefert, und WISeKey BVI oder deren Beauftragten wird solche WISeKey BVI Aktien und Ansprüche anschliessend als Nominee für und im Namen der ehemaligen Inhaber von WISeKey CH Aktien zu im Wesentlichen gleichen Bedingungen wie die Schweizer Umtauschagentin halten, bis zur formellen Übertragung des rechtlichen Eigentums daran, jedoch vorbehaltlich anwendbarer Gesetze über herrenloses Vermögen, Heimfall oder ähnlicher Gesetze in den jeweiligen Rechtsordnungen.

(b) For the avoidance of doubt, WISeKey BVI Shares are deemed issued when the name of the relevant holder is entered in the register of members of WISeKey BVI in accordance with the WISeKey BVI memorandum and articles of association, and no share certificates shall be issued in respect of any WISeKey BVI Shares.	(b) Zur Klarstellung wird festgehalten, dass WISeKey BVI Aktien als ausgegeben gelten, wenn der Name des jeweiligen Inhabers in Übereinstimmung mit den Statuten (memorandum and articles of association) von WISeKey BVI in das Aktienbuch von WISeKey BVI eingetragen ist, und es werden keine Aktienzertifikate für WISeKey BVI Aktien ausgegeben.

(c) No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by WISeKey BVI, the Swiss Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of WISeKey CH Shares pursuant to this Section 4.2.5, and none of WISeKey BVI, the Swiss Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of WISeKey CH Shares for same.	(c) Auf Dividendenansprüche oder andere Beträge, die von Zeit zu Zeit von WISeKey BVI, der Schweizer Umtauschagentin oder einem deren verbundenen Unternehmen oder Beauftragten als Nominee für ehemalige Inhaber von WISeKey CH Aktien gemäss dieser Ziffer 4.2.5 gehalten werden, werden keine Zinsen bezahlt, und weder WISeKey BVI noch die Schweizer Umtauschagentin oder deren verbundene Unternehmen oder Beauftragte sind verpflichtet, ehemaligen Inhabern von WISeKey CH Aktien darüber Rechenschaft abzulegen.

4.3 Equity Incentive Plans	4.3 Beteiligungspläne

(a) At the Effective Time, by virtue of the Merger, all outstanding options or other equity awards, whether vested or unvested, which provide for the issuance, receipt or purchase of, or otherwise relate to or are based on WISeKey CH Shares (individually, an Award and collectively, the Awards) under any of equity incentive plans of WISeKey CH or any of its affiliates (collectively, the Equity Incentive Plans) shall remain outstanding and, after the Effective Time, be deemed to provide for the issuance, receipt or purchase of, or otherwise relate to, or be based on WISeKey BVI Shares as follows:	(a) Zum Rechtswirksamkeitszeitpunkt gelten aufgrund der Fusion alle ausstehenden Optionen oder sonstige zugeteilten Beteiligungsrechte, ob vested oder unvested, die im Rahmen eines der Aktienoptions- bzw. Beteiligungspläne von WISeKey CH oder einer ihrer verbundenen Gesellschaften (zusammen die Beteiligungspläne) die Ausgabe, den Erhalt oder den Erwerb von WISeKey CH Aktien vorsehen oder sich anderweitig darauf beziehen oder darauf stützen (einzeln ein Award und zusammen die Awards) weiterhin als ausstehend. Nach dem Rechtswirksamkeitszeitpunkt gelten sie als auf die Ausgabe, den Erhalt oder den Erwerb von WISeKey BVI Aktien gerichtet bzw. damit in Zusammenhang stehend oder darauf basierend, wie folgt:

(i) Awards with respect to WISeKey CH Class B Shares shall, after the Effective Time, refer to WISeKey BVI Ordinary Shares; and	(i) Awards in Bezug auf WISeKey CH Kategorie B Aktien beziehen sich nach dem Rechtswirksamkeitszeitpunkt auf WISeKey BVI Stammaktien; und

(ii) Awards with respect to WISeKey CH Class A Shares shall, after the Effective Time, refer to WISeKey Class F Shares.	(ii) Awards in Bezug auf WISeKey CH Kategorie A Aktien beziehen sich nach dem Rechtswirksamkeitszeitpunkt auf WISeKey CH Kategorie F Aktien.

(b) Each Award assumed by WISeKey BVI shall be exercisable, issuable or available upon substantially the same terms and conditions as under the applicable Equity Incentive Plan and the applicable award agreement issued thereunder, except that upon the exercise, issuance or availability of such Awards, the relevant class of WISeKey BVI Shares (determined in accordance with Section 4.3(a)) shall be issuable or available in lieu of WISeKey CH Shares. The number of the relevant class of WISeKey BVI Shares issuable or available upon the exercise or issuance of an Award immediately after the Effective Time and, if applicable, the exercise price of each such Award, shall be the number of shares and the exercise price as in effect for such Award immediately prior to the Effective Time. All Awards issued pursuant to the Equity Incentive Plans after the Effective Time shall entitle their holders thereof to purchase or receive the relevant class of WISeKey BVI Shares in accordance with the terms of the Equity Incentive Plans.	(b) Jeder von WISeKey BVI übernommene Award ist zu den Wesentlichen gleichen Bedingungen und Konditionen ausübbar, ausgebbar oder verfügbar wie nach dem jeweils geltenden Beteiligungsplan und der darunter ausgegebenen Zuteilungsvereinbarung, mit der Ausnahme, dass bei Ausübung, Ausgabe oder Verfügbarkeit dieser Awards die massgebliche Kategorie von WISeKey BVI Aktien (bestimmt gemäss Ziffer 4.3(a)) anstelle von WISeKey CH Aktien ausgegeben oder verfügbar gemacht wird. Die Anzahl der betreffenden Kategorie von WISeKey BVI Aktien, die unmittelbar nach dem Rechtswirksamkeitszeitpunkt bei Ausübung oder Ausgabe eines Awards ausgegeben oder verfügbar gemacht werden können, und gegebenenfalls der Ausübungspreis jeder dieser Awards entsprechen der Anzahl der Aktien und dem Ausübungspreis, die unmittelbar vor dem Rechtswirksamkeitszeitpunkt für diese Awards galten. Alle nach dem Rechtswirksamkeitszeitpunkt gemäss den Beteiligungsplänen ausgegebenen Awards berechtigen deren Inhaber zum Erwerb oder Erhalt der betreffenden Kategorie von WISeKey BVI Aktien gemäss den Bedingungen der Beteiligungspläne.

5. Preparatory Actions for the Completion of the Merger	5. Vorbereitende Handlungen für den Abschluss der Fusion

5.1 Adoption of Amended Memorandum Articles of Association of WISeKey BVI	5.1 Genehmigung der geänderten Statuten von WISeKey BVI

(a) On or before the Effective Time, WISeKey BVI shall have adopted its memorandum and articles of association substantially in the form set out in Annex 5.1, provided that nothing in this Section 5.1 shall limit or fetter in any way the ability of WISeKey BVI to amend, vary or substitute its memorandum and articles of association from time to time after the Effective Time.	(a) Am oder vor dem Rechtswirksamkeitszeitpunkt hat WISeKey BVI ihre Statuten (memorandum and articles of association) im Wesentlichen in der in Anhang 5.1 dargelegten Form zu adoptieren, wobei nichts in dieser Ziffer 5.1 die Fähigkeit von WISeKey BVI einschränkt oder in irgendeiner Weise behindert, ihre Statuten (memorandum and articles of association) nach dem Rechtswirksamkeitszeitpunkt von Zeit zu Zeit zu ändern, zu ergänzen oder zu ersetzen.

(b) WISeKey BVI shall be authorized to issue a maximum of 105,000,000 no par value WISeKey BVI Shares consisting of three classes (WISeKey BVI Ordinary Shares, WISeKey BVI Class B Shares and WISeKey BVI Class F Shares).	(b) WISeKey BVI ist berechtigt, maximal 105’000’000 WISeKey BVI Aktien ohne Nennwert in drei Kategorien (WISeKey BVI Stammaktien, WISeKey BVI Kategorie B Aktien und WISeKey BVI Kategorie F Aktien) auszugeben.

5.2 The WISeKey BVI Board	5.2 WISeKey BVI Verwaltungsrat

On or before the Effective Time, WISeKey BVI shall procure that the WISeKey BVI Board shall have been reconstituted so as to comprise the same members as serve as directors on the WISeKey CH Board as immediately prior to the Effective Time.	Am oder vor dem Rechtswirksamkeitszeitpunkt sorgt WISeKey BVI dafür, dass der WISeKey BVI Verwaltungsrat so umgebildet wird, dass er dieselben Mitglieder umfasst, die unmittelbar vor dem Rechtswirksamkeitszeitpunkt als Verwaltungsratsmitglieder von WISeKey CH im Amt waren.

5.3 Officers of WISeKey BVI	5.3 WISeKey BVI Geschäftsführung

On or before the Effective Time, WISeKey BVI shall procure that the officers of WISeKey CH immediately prior to the Effective Time shall have been appointed as the officers of WISeKey BVI to hold the same or corresponding office after the Effective Time.	Am oder vor dem Rechtswirksamkeitszeitpunkt sorgt WISeKey BVI dafür, dass die unmittelbar vor dem Rechtswirksamkeitszeitpunkt amtierenden Mitglieder der Geschäftsführung von WISeKey CH zum Rechtswirksamkeitszeitpunkt zu Mitgliedern der Geschäftsführung von WISeKey BVI ernannt werden, um nach dem Rechtswirksamkeitszeitpunkt dieselben oder entsprechende Ämter auszuüben.

5.4 Auditors of WISeKey BVI	5.4 WISeKey BVI Revisionsstelle

WISeKey BVI shall procure that, upon occurrence of the Effective Time, the auditors of WISeKey BVI shall be BDO Limited, Tortola, BVI.	WISeKey BVI sorgt dafür, dass zum Rechtswirksamkeitszeitpunkt die Revisionsstelle von WISeKey BVI BDO Limited, Tortola, BVI ist.

5.5 Preparatory Actions Required Pursuant to the Merger Act	5.5 Notwendige vorbereitende Massnahmen gemäss Fusionsgesetz

The WISeKey CH Board and the WISeKey BVI Board shall:	Der WISeKey CH Verwaltungsrat und der WISeKey BVI Verwaltungsrat:

(a) procure that three calls to the creditors (Schuldenrufe) of WISeKey CH (the Creditors’ Calls) are published in the SOGC pursuant to Art. 163b para. 3 of the PILA;	(a) veranlassen, dass drei Schuldenrufe an die Gläubiger von WISeKey CH (die Schuldenrufe) gemäss Art. 163b Abs. 3 IPRG im SHAB publiziert werden;

(b) appoint the Licensed Audit Expert to prepare an audit confirmation pursuant to Art. 164 para. 1 of the PILA that:	(b) beauftragen die Zugelassene Revisionsexpertin, einen Bericht gemäss Art. 164 Abs. 1 IPRG zu erstellen, der bestätigt, dass:

(iv) the claims of the creditors of WISeKey CH who have given notice of their claims have been satisfied or secured;	(i) die Forderungen der Gläubiger von WISeKey CH, die ihre Forderungen angemeldet haben, erfüllt oder sichergestellt wurden;

(v) the creditors who have given notice of their claims consent to the deletion of WISeKey CH from the Commercial Register;	(ii) die Gläubiger, die ihre Forderungen angemeldet haben, der Löschung von WISeKey CH aus dem Handelsregister zustimmen;

(vi) the claims of the creditors of WISeKey CH are not compromised by the Merger; or	(iii) die Forderungen der Gläubiger von WISeKey CH durch die Fusion nicht gefährdet werden; oder

(vii) there were no creditors’ notices in response to the Creditors’ Calls.	(iv) keine Gläubiger aufgrund der Schuldenrufe ihre Forderungen angemeldet haben.

(c) appoint the Licensed Audit Expert to prepare an audit confirmation pursuant to Art. 164 para. 2 letter b of the PILA according to which it is confirmed that WISeKey BVI has appropriately granted equity or membership rights to the holders of the relevant class of WISeKey CH Shares entitled to claim such rights;	(c) beauftragen die Zugelassene Revisionsexpertin mit der Erstellung einer Prüfungsbestätigung gemäss Art. 164 Abs. 2 lit. b IPRG, in der bestätigt wird, dass WISeKey BVI den anspruchsberechtigten Inhabern der entsprechenden Kategorie von WISeKey CH Aktien Anteils- oder Mitgliedschaftsrechte angemessen eingeräumt hat;

(d) appoint a legal expert under BVI laws to prepare the confirmations required pursuant to Art. 163b para. 1 letter a of the PILA (i.e., that the assets and liabilities of WISeKey CH are transferred to and assumed by WISeKey BVI as a result of the Merger) and Art. 164 para. 2 letter a of the PILA (i.e., evidence that the merger has become legally valid in accordance with the laws of the BVI); and	(d) ernennen eine Rechtsexpertin nach dem Recht der BVI, um die erforderlichen Bestätigungen gemäss Art. 163b Abs. 1 lit. a IPRG (d.h., dass die Aktiven und Passiven von WISeKey CH infolge der Fusion auf WISeKey BVI übertragen und von dieser übernommen werden) und Art. 164 Abs. 2 lit. a IPRG (d.h. den Nachweis, dass die Fusion gemäss dem Recht der BVI rechtsgültig geworden ist) zu erstellen; und

(e) obtain a confirmation that WISeKey BVI is in existence.	(e) holen eine Bestätigung ein, dass WISeKey BVI existiert.

5.6 Employee Consultation	5.6 Konsultation der Arbeitnehmenden

(a) As soon as practicable following the execution of this Agreement, and no later than thirty (30) calendar days prior to the Extraordinary General Meeting, WISeKey CH shall conduct an employee consultation in accordance with Art. 28 of the Merger Act.	(a) Sobald wie möglich nach Abschluss dieses Vertrags und spätestens dreissig (30) Kalendertage vor der Ausserordentlichen Generalversammlung führt WISeKey CH eine Arbeitnehmerkonsultation gemäss Art. 28 FusG durch.

(b) WISeKey BVI represents to WISeKey CH that it does not, and will not prior to the Effective Time, have any employees.	(b) WISeKey BVI sichert WISeKey CH zu, dass derzeit keine Mitarbeiter beschäftigt sind und bis zum Rechtswirksamkeitszeitpunkt auch keine eingestellt werden.

6. Inspection Rights of Shareholders	6. Einsichtsrecht der Aktionäre

As soon as practicable following the execution of this Agreement, and no later than thirty (30) calendar days prior to the Extraordinary General Meeting, WISeKey CH shall give the holders of the WISeKey CH Shares the opportunity to inspect the following documents at its registered office during the 30 days prior to the adoption of the approval by them of the Merger and the Merger Agreement at the Extraordinary General Meeting:	Sobald wie möglich nach Abschluss dieses Vertrags und spätestens dreissig (30) Kalendertage vor der Ausserordentlichen Generalversammlung wird WISeKey CH den Inhabern der WISeKey CH Aktien die Möglichkeit gewähren, die folgenden Dokumente am Sitz der Gesellschaft während 30 Tagen vor der Beschlussfassung über die Genehmigung der Fusion und des Fusionsvertrags durch diese an der Ausserordentlichen Generalversammlung einzusehen:

(a) the Merger Agreement;	(a) den Fusionsvertrag

(b) the Merger Report;	(b) den Fusionsbericht;

(c) the Audit Report;	(c) den Prüfungsbericht;

(d) the Merger Balance Sheet;	(d) die Fusionsbilanz;

(e) the standalone and consolidated annual financial statements and annual reports of WISeKey CH for the financial years 2025, 2024 and 2023; and	(e) die Jahresrechnungen (Einzel- und konsolidierte Abschlüsse) und die Jahresberichte von WISeKey CH für die Geschäftsjahre 2025, 2024 und 2023; und

(f) the standalone financial statements of WISeKey BVI as of December 31, 2025.	(f) den Einzelabschluss von WISeKey BVI per 31. Dezember 2025.

7. No Special Benefits to Directors and Members of Executive Management	7. Keine besonderen Vorteile für Verwaltungsratsmitglieder und Mitglieder der Geschäftsführung

The Parties confirm that no special benefits are granted to directors, officers or members of the executive management of either WISeKey CH or the WISeKey BVI for their role or no special benefits will be triggered by or in connection with the Merger, whether or not the Merger takes effect.	Die Parteien bestätigen, dass den Verwaltungsräten oder den Mitgliedern der (erweiterten) Geschäftsführung von WISeKey CH oder WISeKey BVI aufgrund ihrer Funktion keine besonderen Vorteile gewährt werden und dass durch die Fusion oder im Zusammenhang mit ihr keine besonderen Vorteile entstehen, unabhängig davon, ob die Fusion wirksam wird oder nicht.

8. Effect of the Merger on Equity Incentive Plans and Agreements / Other Plans	8. Auswirkungen der Fusion auf Beteiligungspläne und -vereinbarungen / sonstige Pläne

At the Effective Time, the equity incentive plans and agreements of WISeKey CH, together with any other plan and agreement of WISeKey CH and its affiliates and subsidiaries (together the Assumed Plans), shall be assumed by and become plans and agreements of WISeKey BVI. To the extent any Assumed Plan relates to a class of WISeKey CH Shares, then, as of the Effective Time, such plan shall be deemed to relate to the class of WISeKey BVI Shares as specified under Section 4.3. Any amendments deemed necessary or appropriate by the WISeKey CH Board or WISeKey BVI Board to effect the Merger and related transactions, including facilitating the assignment to and assumption by WISeKey BVI of the Assumed Plans, shall be adopted and entered into with respect to the Assumed Plans.	Zum Rechtswirksamkeitszeitpunkt werden die Beteiligungspläne und -vereinbarungen von WISeKey CH zusammen mit allen anderen Plänen und Vereinbarungen von WISeKey CH und den verbundenen Unternehmen und Tochtergesellschaften (zusammen die Übernommenen Pläne) von WISeKey BVI übernommen und werden zu Plänen und Vereinbarungen von WISeKey BVI. Soweit sich ein Übernommener Plan auf eine Kategorie von WISeKey CH Aktien bezieht, gilt dieser Plan ab dem Rechtswirksamkeitszeitpunkt als auf die in Ziffer 4.3 genannte Kategorie von WISeKey BVI Aktien bezogen. Der WISeKey CH Verwaltungsrat oder der WISeKey BVI Verwaltungsrat hat jegliche Änderungen, die er in Bezug auf die Übernommenen Pläne als notwendig oder angemessen erachtet, um die Fusion und damit verbundene Transaktionen durchzuführen, zu beschliessen und umzusetzen, einschliesslich der Erleichterung der Übertragung und der Übernahme der Übernommenen Pläne durch WISeKey BVI.

9. Corporate Approvals and Conditions to be Satisfied Before or at the Extraordinary General Meeting	9. Vor oder während der Ausserordentlichen Generalversammlung zu erfüllende Genehmigungen und Bedingungen

9.1 WISeKey CH Board Approval / WISeKey CH Board Actions	9.1 Genehmigung des WISeKey CH Verwaltungsrats / Handlungen des WISeKey CH Verwaltungsrats

(a) WISeKey CH confirms that at the meeting held on June 24, 2026, the WISeKey CH Board has approved, subject to the satisfaction of all other conditions to the completion of the Merger pursuant to this Agreement and applicable laws, the entry into, the execution and the performance of this Agreement.	(a) WISeKey CH bestätigt, dass der WISeKey CH Verwaltungsrat an seiner Sitzung vom Juni 24, 2026, vorbehaltlich der Erfüllung aller anderen Bedingungen für den Vollzug der Fusion gemäss diesem Vertrag und gemäss anwendbarem Recht, den Abschluss, die Unterzeichnung und die Erfüllung dieses Vertrags genehmigt hat.

(b) The WISeKey CH Board shall submit the Merger and this Agreement to the Extraordinary General Meeting and propose to the holders of WISeKey CH Shares that this Agreement and the Merger be approved in accordance with Art. 18 para. 1 of the Merger Act, all as substantially set forth in the draft invitation to the Extraordinary General Meeting attached hereto as Annex 9.1(b). The Parties acknowledge and agree that the WISeKey CH Board shall have the right, in its full discretion, to set and change the date of the Extraordinary General Meeting, not to call the Extraordinary General Meeting for the approval of this Agreement and the Merger, not to submit the Agreement and the Merger to the approval of the holders of the WISeKey CH Shares or to propose that the resolutions before the Extraordinary General Meeting be rejected.	(b) Der WISeKey CH Verwaltungsrat wird die Fusion und diesen Vertrag der Ausserordentlichen Generalversammlung vorlegen und den Inhabern von WISeKey CH Aktien beantragen, diesen Vertrag und die Fusion gemäss Art. 18 Abs. 1 FusG zu genehmigen, wie im Entwurf der Einladung zur Ausserordentlichen Generalversammlung, der diesem Vertrag als Anhang 9.1(b) beigefügt ist, im Wesentlichen ausgeführt. Die Parteien anerkennen und vereinbaren, dass der WISeKey CH Verwaltungsrat das Recht hat, in eigenem Ermessen das Datum für die Ausserordentliche Generalversammlung festzulegen und zu ändern, keine Ausserordentliche Generalversammlung zur Genehmigung dieses Vertrags und der Fusion einzuberufen, den Vertrag und die Fusion den Inhabern von WISeKey CH Aktien zur Genehmigung nicht vorzulegen oder zu beantragen, dass die Beschlüsse, die der Ausserordentlichen Generalversammlung unterbreitet werden, abgelehnt werden.

(c) Notwithstanding anything to the contrary in the foregoing, this Agreement may be terminated in accordance with Section 13.2.	(c) Ungeachtet anderslautender Bestimmungen gemäss Voranstehendem kann dieser Vertrag gemäss Ziffer 13.2 beendet werden.

9.2 Shareholder Approval of the Merger and the Merger Agreement / Other Swiss Law Conditions to the Completion of the Merger	9.2 Genehmigung der Aktionäre zur Fusion und zum Fusionsvertrag / Sonstige nach schweizerischem Recht erforderliche Voraussetzungen für den Vollzug der Fusion

The Merger and the completion of the transactions pursuant to this Agreement shall be subject to the approval of the affirmative vote of two-thirds of the voting rights and an absolute majority of the nominal value of the WISeKey CH Shares, each as present or represented, in person or by proxy, at the Extraordinary General Meeting, and all other applicable requirements of Swiss law and the articles of association of WISeKey CH relating to convening and the conduct of the Extraordinary General Meeting are satisfied.	Die Fusion und der Abschluss der Transaktionen gemäss diesem Vertrag stehen unter dem Vorbehalt der Genehmigung durch zwei Drittel der Stimmrechte und der absoluten Mehrheit des Nennwerts der WISeKey CH Aktien, die persönlich anwesend oder an der Ausserordentlichen Generalversammlung vertreten sind, und der Erfüllung aller anderen anwendbaren Anforderungen des Schweizer Rechts und der Statuten von WISeKey CH in Bezug auf die Einberufung und Durchführung der Ausserordentlichen Generalversammlung.

9.3 WISeKey BVI Board and Shareholder Approval	9.3 Genehmigung durch den WISeKey BVI Verwaltungsrat und die Aktionäre von WISeKey BVI

(a) WISeKey BVI confirms that at the meeting held on June 25, 2026 and on June 24, 2026, respectively, the WISeKey BVI Board and WISeKey CH, in its role as sole shareholder of WISeKey BVI, have approved, subject to the satisfaction of all other conditions to the completion of the Merger pursuant to this Agreement and applicable law, the entry into, the execution and the performance of this Agreement, together with all other agreements and transactions envisaged or referred to in this Agreement, including:	(a) WISeKey BVI bestätigt, dass an der Sitzung vom Juni 25, 2026 bzw. an der Versammlung vom Juni 24, 2026 der WISeKey BVI Verwaltungsrat und WISeKey CH in seiner Eigenschaft als alleiniger Aktionär von WISeKey BVI, vorbehaltlich der Erfüllung aller anderen Bedingungen für den Vollzug der Fusion gemäss diesem Vertrag und anwendbarem Recht, den Abschluss, die Unterzeichnung und die Erfüllung dieses Vertrags sowie aller anderen in diesem Vertrag vorgesehenen oder genannten Vereinbarungen und Transaktionen genehmigt haben, darunter:

(i) the execution of the Plan of Merger and the Articles of Merger;	(i) den Vollzug des Plan of Merger und der Articles of Merger;

(ii) the issuance and allotment, with effect as of the Effective Time, of such number of WISeKey BVI Ordinary Shares, WISeKey BVI Class B Shares, and WISeKey BVI Class F Shares, respectively, to the holders of WISeKey CH Shares as required pursuant to the Exchange Ratio;	(ii) die Ausgabe und Zuteilung mit Wirkung zum Rechtswirksamkeitszeitpunkt einer solchen Anzahl von WISeKey BVI Stammaktien, WISeKey BVI Kategorie B Aktien und WISeKey BVI Kategorie F Aktien an die Inhaber von WISeKey CH Aktien, wie gemäss Umtauschverhältnis erforderlich;

(iii) the appointment of the directors of WISeKey CH as of the Effective Time to the WISeKey BVI Board, with effect as of the Effective Time;	(iii) die Ernennung der Verwaltungsratsmitglieder von WISeKey CH per Rechtswirksamkeitszeitpunkt in den Verwaltungsrat von WISeKey BVI mit Wirkung zum Rechtswirksamkeitszeitpunkt;

(iv) the redemption by WISeKey BVI of the Initial Authorized Shares for nil consideration pursuant to Section 3(h) of this Agreement;	(iv) die Einziehung des Initialen Genehmigten Aktienkapitals durch WISeKey BVI ohne Gegenleistung gemäss Ziffer 3(h) dieses Vertrags;

(v) the appointment of the officers of WISeKey BVI, in accordance with the requirements pursuant to Section 5.3;	(v) die Ernennung der erweiterten Geschäftsführung von WISeKey BVI in Übereinstimmung mit den Anforderungen gemäss Ziffer 5.3;

(vi) the appointment of the Swiss Exchange Agent; and	(vi) die Ernennung der Schweizer Umtauschagentin; und

(vii) the updating of all registers to reflect the issue and allotment of the number and class of WISeKey BVI Shares pursuant to Section 4 of this Agreement.	(vii) die Nachführung aller Register, um die Ausgabe und Zuteilung der Anzahl und Kategorie der WISeKey BVI Aktien gemäss Ziffer 4 dieses Vertrags wiederzugeben.

(b) WISeKey BVI represents and warrants that no other corporate approvals or authorizations are required on its side for purposes of this Agreement, except the approvals by the WISeKey BVI Board and WISeKey CH in its role as sole shareholder of WISeKey CH pursuant to Section 9.3(a) above, and except for those required to implement the following, all of which shall have been validly adopted before the Extraordinary General Meeting:	(b) WISeKey BVI sichert zu und garantiert, dass für die Zwecke dieses Vertrags keine weiteren gesellschaftsrechtlichen Genehmigungen oder Ermächtigungen seitens WISeKey BVI erforderlich sind, mit Ausnahme der Genehmigungen durch den Verwaltungsrat von WISeKey BVI und WISeKey CH in seiner Eigenschaft als alleiniger Aktionär von WISeKey BVI gemäss Ziffer 9.3(a) oben, und mit Ausnahme derjenigen, die zur Umsetzung des Folgenden erforderlich sind, wobei alle diese Genehmigungen vor der Ausserordentlichen Generalversammlung wirksam erteilt worden sein müssen:

(i) adoption of a new memorandum and articles of association of WISeKey BVI, including to allow for the issuance and allotment of the WISeKey BVI Shares to the holders of WISeKey CH Shares as required pursuant to the Exchange Ratio;	(i) Verabschiedung neuer Statuten (memorandum and articles of association) von WISeKey BVI, einschliesslich der Autorisierung der Ausgabe und Zuteilung der WISeKey BVI Aktien an die Inhaber von WISeKey CH Aktien gemäss den Anforderungen des Umtauschverhältnisses;

(ii) authorization of the filing of the Registration Statement with the SEC for the purpose of registering the WISeKey BVI Ordinary Shares and WISeKey BVI Class B Shares pursuant to applicable SEC regulations; and	(ii) Genehmigung der Einreichung des Registration Statement bei der SEC zum Zweck der Registrierung der WISeKey BVI Stammaktien und WISeKey BVI Kategorie B Aktien gemäss den anwendbaren SEC Regularien; und

(iii) authorization of the redemption by WISeKey BVI of the Initial Authorized Shares for nil consideration pursuant to Section 3(h) of this Agreement.	(iii) Genehmigung der Einziehung des Initialen Genehmigten Aktienkapitals durch WISeKey BVI ohne Gegenleistung gemäss Ziffer 3(h) dieses Vertrags.

9.4 Conditions to the Completion of the Merger to be Satisfied Before the Effective Time	9.4 Vor dem Rechtswirksamkeits-zeitpunkt der Fusion zu erfüllende Bedingungen

Prior to the Effective Time, the following further conditions to the completion of the Merger shall have been satisfied:	Vor dem Rechtswirksamkeitszeitpunkt müssen die folgenden weiteren Bedingungen für den Vollzug der Fusion erfüllt sein:

9.4.1 Related to the Creditors’ Calls	9.4.1 In Bezug auf die Schuldenrufe

After having made the Creditors’ Calls in accordance with Art. 164 of the PILA and Art.46 of the Merger Act and prior to submitting the Swiss Merger Application to the Commercial Register, WISeKey CH shall procure that the Licensed Audit Expert (or another licensed audit expert) delivers the confirmation pursuant to Art. 164 para. 1 of the PILA according to which:	Nach erfolgten Schuldenrufen gemäss Art. 164 IPRG und Art. 46 FusG und vor Einreichung der Handelsregisteranmeldung hat WISeKey CH dafür zu sorgen, dass die Zugelassene Revisionsexpertin (oder eine andere zugelassene Revisionsexpertin) die Bestätigung gemäss Art. 164 Abs. 1 IPRG abgibt, wonach:

(a) the claims of the creditors of WISeKey CH who have given notice of their claims have been paid or security has been provided for such claims;	(a) die Forderungen der Gläubiger von WISeKey CH, die ihre Forderungen angemeldet haben, beglichen wurden oder für diese Forderungen Sicherheit geleistet wurde;

(b) the creditors who have given notice of their claims have consented to the deregistration of WISeKey CH from the Commercial Register;	(b) die Gläubiger, die ihre Forderungen angemeldet haben, der Löschung von WISeKey CH aus dem Handelsregister zugestimmt haben;

(c) the claims of the creditors of WISeKey CH are not compromised by the merger; or	(c) die Forderungen der Gläubiger von WISeKey CH durch die Fusion nicht gefährdet werden; oder

(d) there were no creditors’ notices in response to the Creditors’ Calls.	(d) keine Gläubiger aufgrund der Schuldenrufe ihre Forderungen angemeldet haben.

9.4.2 No Prohibition	9.4.2 Keine Untersagung

There shall be no statutory, judicial, or governmental prohibitions in effect that would prevent the completion of the Merger or the transactions contemplated by this Agreement, and any such prohibitions that may have been imposed shall have expired or been terminated.	Es sind keine gesetzlichen, gerichtlichen oder behördlichen Verbote in Kraft, die den Vollzug der Fusion oder die in diesem Vertrag vorgesehenen Transaktionen verhindern würden, und alle derartigen Untersagungen, die gegebenenfalls verhängt wurden, sind abgelaufen oder aufgehoben worden.

9.4.3 Registration Statement	9.4.3 Registration Statement

WISeKey BVI shall have prepared and filed with the SEC the Registration Statement and such Registration Statement shall have been declared effective and no stop-order suspending the effectiveness thereof shall have been issued.	WISeKey BVI hat das Registration Statement vorbereitet und bei der SEC eingereicht, und dieses Registration Statement ist für wirksam erklärt worden, wobei kein Stop-Order zur Aussetzung der Wirksamkeit erlassen worden ist.

9.4.4 Nasdaq and SIX Listings	9.4.4 Nasdaq und SIX Kotierungen

The WISeKey BVI Ordinary Shares to be issued and allotted to the holders of the WISeKey CH Shares and the WISeKey CH ADSs in connection with the Merger shall have been authorized for (a) a primary listing on the Nasdaq under the symbol “WKEY,” and (b) primary listing on the SIX under the current symbol or a symbol similar to the current symbol, in each case subject to official notices of issuance and listing.	Die WISeKey BVI Stammaktien, die im Zusammenhang mit der Fusion an die Inhaber der WISeKey CH Aktien und der WISeKey CH ADSs ausgegeben und zugeteilt werden, sind für (a) eine Primärkotierung an der Nasdaq unter dem Symbol “WKEY” und (b) eine Primärkotierung an der SIX unter dem Symbol dem bisherigen Symbol oder einem ähnlichen Symbol wie bisher zugelassen worden, jeweils vorbehaltlich der offiziellen Mitteilungen über die Ausgabe und Kotierung.

9.4.5 DTC and SIS Eligibility	9.4.5 DTC- und SIS Teilnahmefähigkeit

The WISeKey Ordinary BVI Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates.	Die WISeKey BVI Stammaktien sind für die Verwahrung, Verbuchung als Bucheffekten und Clearing durch DTC sowie dessen Tochtergesellschaften für teilnahmefähig befunden worden.

9.4.6 Swiss Takeover Confirmation	9.4.6 Bestätigung der Übernahmekommission

The Swiss Takeover Board (Übernahmekommission) shall have issued a decree (Verfügung), which shall have become final and binding (rechtskräftig) or, if challenged, shall not have been set aside by the competent authority or court, confirming that the opting-out provision from the mandatory public tender offer obligations pursuant to articles 135 and 163 of the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading (FMIA), as currently set forth in Article 6 para. 9 of the articles of association of WISeKey CH, will continue to be valid and effective (übernahmerechtlich gültig und wirksam) upon the Merger becoming effective by virtue of the adoption of an equivalent opting-out provision in the Memorandum and Articles of Association of WISeKey BVI.	Die Übernahmekommission hat eine Verfügung erlassen, die rechtskräftig geworden ist oder, sofern angefochten, von der zuständigen Behörde oder dem zuständigen Gericht nicht aufgehoben worden ist, in welcher festgestellt wird, dass die Opting-out-Bestimmung betreffend die Pflicht zur Unterbreitung eines öffentlichen Kaufangebots gemäss Art. 135 und Art. 163 des Bundesgesetzes über die Finanzmarktinfrastrukturen und das Marktverhalten im Effekten- und Derivatehandel (FinfraG), wie derzeit in Art. 6 Abs. 9 der Statuten von WISeKey CH vorgesehen, nach dem Wirksamwerden der Fusion aufgrund der Übernahme einer gleichwertigen Opting-out-Bestimmung in das Memorandum and Articles of Association von WISeKey BVI weiterhin übernahmerechtlich gültig und wirksam ist.

9.4.7 Other Legal Conditions Pursuant to Swiss Law and BVI Law	9.4.7 Sonstige rechtliche Bedingungen nach Schweizer Recht und dem Recht der BVI

All Swiss and all BVI legal requirements necessary for the submission of the Swiss Merger Application, including, the receipt from the Zug land registry of a confirmation that WISeKey CH does not own any real property, is not subject to the Swiss Federal Act on the Acquisition of Real Property by Persons Abroad and may be deregistered from the Commercial Register of the Canton of Zug, and for the BVI Registry of Corporate Affairs Request and the Merger to become effective shall have been satisfied.	Alle Anforderungen nach schweizerischen Recht und dem Recht der BVI, die für die Einreichung der Handelsregisteranmeldung erforderlich sind, einschliesslich des Erhalts einer Bestätigung vom Grundbuchamt Zug, dass WISeKey CH kein Grundeigentum besitzt, nicht dem Bundesgesetz über den Erwerb von Grundeigentum durch Personen im Ausland unterliegt und aus dem Handelsregister des Kantons Zug gelöscht werden kann, sowie für den Antrag an das BVI Registry of Corporate Affairs und das Wirksamwerden der Fusion, sind erfüllt.

9.4.8 Swiss Tax Consequences	9.4.8 Schweizer Steuerfolgen

There shall be a confirmation of the competent Swiss tax authorities that no exit withholding tax is payable under Swiss law by the holders of WISeKey CH Shares as a result of the Merger.	Die zuständigen schweizerischen Steuerbehörden haben bestätigt, dass die Inhaber der WISeKey CH Aktien als Folge der Fusion nach schweizerischem Recht aufgrund des Wegzugs nicht verrechnungssteuerpflichtig werden.

10. Merger Application and BVI Registry of Corporate Affairs Request / Further Assurances	10. Handelsregisteranmeldung und BVI Registry of Corporate Affairs Antrag / Weitere Zusicherungen

10.1 Submission of the BVI Registry of Corporate Affairs Request and the Merger Application	10.1 Einreichung des BVI Registry of Corporate Affairs Antrags und Handelsregisteranmeldung

(a) WISeKey BVI shall make the BVI Registry of Corporate Affairs Request as soon as reasonably practicable following the approval of this Agreement and the Merger by the Extraordinary General Meeting and the satisfaction of any of the other conditions set forth in Section 9, in coordination with the submission by WISeKey CH of the Swiss Merger Application.	(a) WISeKey BVI hat den BVI Registry of Corporate Affairs Antrag so bald wie vernünftigerweise möglich einzureichen, nachdem die Ausserordentliche Generalversammlung diesen Vertrag und die Fusion genehmigt hat und sämtliche sonstigen in Ziffer 9 genannten Bedingungen erfüllt sind, in Abstimmung mit der Einreichung der Handelsregisteranmeldung durch WISeKey CH.

(b) WISeKey CH shall submit the Swiss Merger Application to the Commercial Register as soon as reasonably practicable following the approval of this Agreement and the Merger by the Extraordinary General Meeting and the satisfaction of any of the other conditions set forth in Section 9, in coordination with the request by WISeKey BVI of the BVI Registry of Corporate Affairs Request.	(b) WISeKey CH wird die Handelsregisteranmeldung so bald wie vernünftigerweise möglich einreichen, nachdem die Ausserordentliche Generalversammlung diesen Vertrag und die Fusion genehmigt hat und sämtliche sonstigen in Ziffer 9 genannten Bedingungen erfüllt sind, in Abstimmung mit dem von WISeKey BVI einzureichenden BVI Registry of Corporate Affairs Antrag.

10.2 Further Assurance	10.2 Weitere Zusicherungen

In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall, prior to or on the Effective Time, use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the Merger contemplated by the terms of this Agreement.	Neben den an anderer Stelle dieses Vertrags ausdrücklich vorgesehenen Handlungen verpflichtet sich jede Partei, vor oder zum Rechtswirksamkeitszeitpunkt nach besten Kräften alle Handlungen vorzunehmen oder vornehmen zu lassen und alles Erforderliche, Angemessene oder Ratsame nach anwendbarem Recht, Vorschriften und Vereinbarungen zu tun oder tun zu lassen, um die in diesem Vertrag vorgesehene Fusion abzuschliessen und wirksam werden zu lassen.

11. Announcements	11. Bekanntmachungen

The Parties shall notify the public, their shareholders, the regulatory authorities and stock exchanges as mutually agreed, shall cooperate closely and specifically coordinate the necessary communications with the regulatory authorities and the making of any announcement in connection with this Agreement and the Merger.	Die Parteien benachrichtigen die Öffentlichkeit, ihre Aktionäre, die Aufsichtsbehörden sowie die Börsen wie gemeinsam vereinbart, arbeiten eng miteinander zusammen und koordinieren insbesondere die notwendige Kommunikation mit den Aufsichtsbehörden und die Veröffentlichung von jeglichen Ankündigungen im Zusammenhang mit diesem Vertrag und der Fusion.

12. Miscellaneous	12. Verschiedenes

12.1 Confidentiality	12.1 Vertraulichkeit

All Parties shall treat as confidential the contents of the Merger negotiations as well as any documents and information exchanged in connection therewith. This obligation of confidentiality shall not apply where disclosure is required by law or regulation, including obligations to provide information to governmental authorities or stock exchanges, such as the SEC, the Commercial Register, the BVI Registry of Corporate Affairs, courts, the Nasdaq, or the SIX.	Alle Parteien behandeln den Inhalt der Fusionsverhandlungen sowie alle im Zusammenhang damit ausgetauschten Dokumente und Informationen vertraulich. Diese Vertraulichkeitsverpflichtung gilt nicht, wenn die Offenlegung aufgrund von Gesetzen oder regulatorischen Vorschriften erforderlich ist, einschliesslich der Verpflichtung zur Bereitstellung von Informationen an staatliche Behörden oder Börsen, wie z.B. die SEC, das Handelsregisteramt, das BVI Registry of Corporate Affairs, Gerichte, die Nasdaq oder die SIX.

12.2 Assignment; Binding Effect; Benefit	12.2 Abtretung; Bindungswirkung; Nutzen

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Except as specifically provided otherwise herein, nothing in this Agreement is intended to confer on any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.	Weder dieser Vertrag noch irgendwelche Rechte, Ansprüche oder Verpflichtungen hierunter können von einer der Parteien hierzu (ob kraft Gesetzes oder anderweitig) ohne die vorgängige schriftliche Zustimmung der anderen Partei übertragen oder abgetreten werden. Vorbehaltlich des vorangehenden Satzes ist dieser Vertrag für die Parteien, deren jeweilige Rechtsnachfolger und Abtretungsempfänger verbindlich und wirkt zu ihren Gunsten. Ausser es ist hierin ausdrücklich anders vorgesehen, bezweckt nichts in diesem Vertrag irgendeiner Person (abgesehen von den Parteien, deren jeweiligen Rechtsnachfolgern und Abtretungsempfängern) irgendwelche Rechte, Rechtsbehelfe, Verpflichtungen oder Verbindlichkeiten unter oder aufgrund dieses Vertrags zu gewähren.

12.3 Entire Agreement	12.3 Gesamter Vertrag

This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the Parties with respect thereto.	Dieser Vertrag und alle Dokumente, welche von den Parteien im Zusammenhang damit abgeschlossen wurden, stellen den gesamten Vertrag zwischen den Parteien in Bezug auf den Vertragsgegenstand dar und ersetzen alle früheren zwischen den Parteien diesbezüglich abgeschlossenen Verträge und Vereinbarungen.

12.4 Amendments and Modifications of the Agreement	12.4 Ergänzungen und Änderungen des Vertrags

This Agreement may be amended by the Parties at any time before or after the holders of WISeKey CH Shares adopt a resolution approving this Agreement; provided, however, that after any such adoption by the holders of WISeKey CH Shares, this Agreement shall not be further amended without the approval of the shareholders of WISeKey CH unless any such amendment shall not require the approval of such shareholders under applicable law, SIX or Nasdaq regulations. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.	Dieser Vertrag kann jederzeit, bevor oder nachdem die Inhaber der WISeKey CH Aktien diesen Vertrag genehmigt haben, durch die Parteien geändert werden. Nach der Genehmigung durch die Inhaber der WISeKey CH Aktien darf dieser Vertrag ohne Genehmigung der Inhaber der WISeKey CH Aktionäre nicht mehr weiter geändert werden, es sei denn, dass eine solche Änderung nach anwendbarem Recht oder gemäss den Regeln der Nasdaq oder der SIX keine Genehmigung der Aktionäre erfordert. Dieser Vertrag darf nur durch ein von jeder Partei unterzeichnetes schriftliches Instrument geändert werden.

12.5 Severability	12.5 Salvatorische Klausel

If at all possible, each provision of this Agreement shall be interpreted so that it is valid and enforceable under applicable law. If a provision of this Agreement should be held unenforceable or invalid, it shall only be invalid to the extent that it is unenforceable or invalid and shall be otherwise replaced by a valid and enforceable provision which a party acting in good faith would regard as an adequate commercial replacement for the provision which is invalid or unenforceable. The other provisions of this Agreement shall remain binding and in force under all circumstances.	Wenn irgendwie möglich ist jede Bestimmung dieses Vertrags so auszulegen, dass sie unter dem anwendbaren Recht gültig und durchsetzbar ist. Falls eine Bestimmung dieses Vertrags nicht durchsetzbar oder ungültig sein sollte, ist diese nur insoweit ungültig, als sie nicht durchsetzbar oder ungültig ist, und soll im Übrigen durch eine gültige und durchsetzbare Bestimmung ersetzt werden, welche eine Partei, welche in gutem Glauben handelt, als angemessenen wirtschaftlichen Ersatz für die Bestimmung, welche ungültig oder nicht durchsetzbar ist, betrachten würde. Die übrigen Bestimmungen dieses Vertrags bleiben unter allen Umständen bindend und in Kraft.

12.6 Absence of Waiver	12.6 Kein Verzicht

The waiver of a contractual right in an individual case shall not be regarded as a general waiver of this right or other rights arising out of this Agreement.	Der Verzicht auf ein vertragliches Recht im Einzelfall gilt nicht als genereller Verzicht auf dieses oder andere aus diesem Vertrag resultierende Rechte.

12.7 Authoritative Version	12.7 Massgebende Fassung

In the event of any deviations between the English and the German version of this Agreement, the German version shall prevail.	Im Falle von Abweichungen zwischen der englischen und der deutschen Fassung dieses Vertrags ist die deutsche Fassung massgebend.

13. Entry Into Force and Termination	13. Inkrafttreten und Beendigung

13.1 Entry Into Force	13.1 Inkrafttreten

This Agreement shall enter into force upon its execution by both Parties.	Dieser Vertrag tritt mit seiner Unterzeichnung durch beide Parteien in Kraft.

13.2 Termination	13.2 Beendigung

(a) The Parties shall be entitled to terminate this Agreement by mutual consent anytime until the Extraordinary General Meeting.	(a) Die Parteien sind berechtigt, diesen Vertrag jederzeit bis zur Ausserordentlichen Generalversammlung im gegenseitigen Einvernehmen aufzuheben.

(b) This Agreement shall be automatically terminated if the holders of the WISeKey CH Shares do not approve the Merger and this Agreement at Extraordinary General Meeting, without any liability or obligation to either Party.	(b) Dieser Vertrag wird ohne Fortbestand irgendeiner Verbindlichkeit oder Verpflichtung für eine der Parteien automatisch beendet, wenn die Ausserordentliche Generalversammlung diesen Vertrag nicht genehmigt.

(c) This Agreement may be terminated by the WISeKey CH Board by delivery of a written notice to WISeKey BVI if the WISeKey CH Board determines, in its reasonable discretion, that (i) one or several of the conditions pursuant to Section 9 are not satisfied (or are not expected to be satisfied) on or prior to the Long Stop Date, (ii) the Merger is no longer in WISeKey CH’s or the holders of the WISeKey CH Shares’ best interests, (iii) the Merger may not result in the benefits that the WISeKey CH Board expected, or (iv) the cost of the Merger significantly increase.	(c) Dieser Vertrag kann vom WISeKey CH Verwaltungsrat durch Zustellung eines schriftlichen Kündigungsschreibens an WISeKey BVI beendet werden, wenn der WISeKey CH Verwaltungsrat in vernünftigem Ermessen feststellt, dass (i) eine oder mehrere der Bedingungen gemäss Ziffer 9 am oder vor dem Long Stop Datum nicht erfüllt sind (oder voraussichtlich nicht erfüllt sein werden), (ii) die Fusion nicht mehr im Interesse von WISeKey CH oder der Inhaber der WISeKey CH Aktien liegt, (iii) die Fusion nicht die vom WISeKey CH Verwaltungsrat erwarteten Vorteile bringt oder (iv) die Kosten der Fusion erheblich steigen.

(d) The termination of the Agreement shall also terminate all rights and obligations arising out of the Agreement, with the exception of those in Sections 12.1 and 14, which shall continue to be valid.	(d) Die Beendigung des Vertrags bewirkt zugleich die Beendigung aller sich aus dem Vertrag ergebenden Rechte und Pflichten, mit Ausnahme derjenigen in den Ziffern 12.1 und 14, die weiterhin gültig bleiben.

14. Applicable Law and Jurisdiction	14. Anwendbares Recht und Gerichtsstand

(a) This Agreement shall be governed by and construed in accordance with the laws of Switzerland; provided, however, that the laws of the BVI shall apply to the extent that this Agreement concerns corporate law matters of WISeKey BVI or where the application of mandatory provisions of BVI law is required.	(a) Dieser Vertrag unterliegt dem Recht der Schweiz und ist in Übereinstimmung mit diesem auszulegen; jedoch gilt das Recht der BVI insoweit, als dieser Vertrag gesellschaftsrechtliche Angelegenheiten der WISeKey BVI betrifft oder die Anwendung zwingender Bestimmungen des BVI-Rechts erforderlich ist.

(b) The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zug, Switzerland.	(b) Ausschliesslicher Gerichtsstand für alle Streitigkeiten, Ansprüche oder Kontroversen, die sich aus oder im Zusammenhang mit diesem Vertrag (oder späteren Änderungen desselben) ergeben, einschliesslich, aber nicht beschränkt auf Streitigkeiten, Ansprüche oder Kontroversen hinsichtlich seines Bestehens, seiner Gültigkeit, Auslegung, Erfüllung, Verletzung oder Beendigung, ist die Stadt Zug, Schweiz.

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be executed as of the date first above written.	ZU URKUNDE DESSEN haben die Parteien, handelnd durch ihre ordnungsgemäss bevollmächtigten Stellvertreter, die Ausfertigung dieses Vertrags am oben angegebenen Datum veranlasst.

[Signatures on next page / Unterschriften auf der nächsten Seite]

Executed as of the date written on the cover page to this Agreement. / Unterzeichnet per Datum gemäss Deckblatt des Vertrags.

WISeKey International Holding AG

/s/ John O’Hara	/s/ Carlos Moreira
John O’Hara, CFO	Carlos Moreira, CEO

WISeKey International Corp.

/s/ John O’Hara	/s/ Carlos Moreira
John O’Hara, CFO	Carlos Moreira, CEO

[Unterschriftenseite Fusionsvertrag]
[Signature Page of the Merger Agreement]

Annex 2.3 — Merger Balance Sheet / Fusionsbilanz

WISeKey International Holding AG

Statutory Financial Statements

As at December 31, 2025

Phone	+41 22 322 24 24	BDO Ltd
Fax	+41 22 322 24 00	Rte. De Meyrin 123
www.bdo.ch		Case postale 150
1215 Geneve 15

To the general meeting of

WISeKey International Holding Ltd

General-Guisan-Strasse 6

6300 Zug

Report on the Audit of the Financial Statements 2025

(for the period from 01.01.2025 to 31.12.2025)

30 April 2026

BDO Ltd, a limited company under Swiss law, incorporated in Zurich, forms part of the international BDO Network of independent member firms.

Phone	+41 22 322 24 24	BDO Ltd
Fax	+41 22 322 24 00	Rte. De Meyrin 123
www.bdo.ch		Case postale 150
1215 Geneve 15

REPORT OF THE STATUTORY AUDITOR

To the General Meeting of WISeKey International Holding Ltd, Zug

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of WISeKey International Holding Ltd (the Company), which comprise the balance sheet as at December 31, 2025, the income statement, for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the financial statements (pages F-67 to F-81) comply with Swiss law and the articles of incorporation.

Basis for Opinion

We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH). Our responsibilities under those provisions and standards are further described in the “Responsibilities of the Auditor for the Audit of the Financial Statements” section of our report. We are independent of the Company in accordance with the provisions of Swiss law, together with the requirements of the Swiss audit profession that are relevant to audits of the financial statements of public interest entities. We have also fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Key Audit Matters	How the Key Audit Matter was addressed in the audit

Valuation of investments in subsidiaries

The Company carries investments in subsidiaries in the amount of CHF 20.6 million on the balance sheet. Investments are valued individually at acquisition costs less impairment. The valuation of investments involves judgment in the projections and assumptions used, which are sensitive to the expected future market developments that could affect the profitability of these entities.

We focused on this area due to the degree of management’s judgment involved, its significant impact on the financial statements and the impact it has on presentation and disclosures.

We refer to Note 5 to the statutory financial statements for the Company’s disclosure on the investments in subsidiaries.

We assessed the Company’s impairment considerations and valuation for all significant investments for reasonableness.

We evaluated key assumptions used in the valuations relating to future expected cash flows and net asset values.

We assessed the appropriateness and completeness of the related disclosures in Note 5.

BDO Ltd, a limited company under Swiss law, incorporated in Zurich, forms part of the international BDO Network of independent member firms.

Phone	+41 22 322 24 24	BDO Ltd
Fax	+41 22 322 24 00	Rte. De Meyrin 123
www.bdo.ch		Case postale 150
1215 Geneve 15

Valuation of intercompany receivables

The Company carries intercompany receivables in the amount of CHF 4.7 million on the balance sheet.

We focused on this area due to its significant impact on the financial statements and impact it has on presentation and disclosures.

We refer to Note 4 to the statutory financial statements for the Company’s disclosure on the receivables from its subsidiaries.

We assessed the financial solvency of each corresponding subsidiary based on the net asset values as well as future expected cash flows.

We assessed the appropriateness and the completeness of the related disclosures in Note 4.

Other Information

The Board of Directors is responsible for the other information. The other information comprises the information included in the annual report, but does not include the financial statements, the consolidated financial statements, the compensation report and our auditor’s reports thereon.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of the Board of Directors for the Financial Statements

The Board of Directors is responsible for the preparation of the financial statements in accordance with the provisions of Swiss law and the articles of incorporation, and for such internal control as the Board of Directors determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the Board of Directors is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Responsibilities of the Auditor for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

BDO Ltd, a limited company under Swiss law, incorporated in Zurich, forms part of the international BDO Network of independent member firms.

Phone	+41 22 322 24 24	BDO Ltd
Fax	+41 22 322 24 00	Rte. De Meyrin 123
www.bdo.ch		Case postale 150
1215 Geneve 15

A further description of our responsibilities for the audit of the financial statements is located on EXPERTsuisse’s website at: https://expertsuisse.ch/audit-report. This description forms an integral part of our report.

Report on other Legal and Regulatory Requirements

In accordance with Art. 728a para. 1 item 3 CO and PS-CH 890, we confirm that an internal control system exists, which has been designed for the preparation of the financial statements according to the instructions of the Board of Directors.

Based on our audit in accordance with Art. 728a para. 1 item 2 CO, we confirm that the proposal the Board of Directors complies with Swiss law and the articles of incorporation. We recommend that the financial statements submitted to you be approved.

Geneva, 30 April 2026

Responsibilities of the Auditor for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

BDO Ltd

/s/ Nigel Le Masurier	/s/ Sascha Gasser
Nigel Le Masurier	Sascha Gasser

Licensed Audit Expert	Licensed Audit Expert

Auditor in Charge

BDO Ltd, a limited company under Swiss law, incorporated in Zurich, forms part of the international BDO Network of independent member firms.

WISeKey International Holding A.G., Zug

Balance Sheet as at December 31, 2025

CHF

	2025	Note ref:	2024
ASSETS	CHF		CHF
Current Assets
Cash and bank deposits	422’637		1’500’823
Short-term intercompany receivables	4710’671	4	2’621’638
Other receivables	229’997		33’403
Prepaid expenses	516’541		412’778
Intercompany accrued income and interests	-	4	419’778
Total Current Assets	5’879’848		4’988’421

Non-current Assets
investments in subsidiaries, net	20’639’355	5	20’639’355
	2’849’787	7	-

Other investment
lntercompany loans	43’116	6	64’414

Total Capital Assets	23’532’257		20’703’769

Total Non-current Assets	23’532’257		20’703’769

TOTAL ASSETS	29’412’105		25’692’189

The accompanying notes are an integral part of these financial statements.

WISeKey International Holding A.G., Zug

Balance Sheet as at December 31, 2025

	2025	Note ref:	2024
LIABILITIES AND SHAREHOLDERS’ EQUITY	CHF		CHF
Current Liabilities

Trade payables	361’082		297’260
Intercompany accounts payable	7’474’385	8	979’946
Other payables	144’989	9	851’958
Accrued liabilities	2’726’147	10	3’056’648

Total Current Liabilities	10’706’604		5’185’811

Non-Current Liabilities

Long term loans - interest bearing	7’919		9’069

Total Non-Current Liabilities	7’919		9’069

Total Liabilities	10’714’523		5’194’880

Shareholders’ Equity

Share Capital	424’063	11	352’565
Capital Contribution Reserves approved for tax purposes	48’061’292	11	48’061’292
Capital Contribution Reserves not yet approved*	24’153’010	11	24’222’732
Other Legal Capital Reserves	28’913’251	11	28’913’251
Reserve for Treasury Shares held by subsidiaries	119’880	12	119’880
Treasury Shares held by WISeKey International Holdings AG	(340’195)	12	(340’195)
Accumulated Deficit	(80’832’216)	13	(74’648’036)
Net Profit/ (Loss) for the Period	(1’801’504)	13	(6’184’180)

Total Shareholders’ Equity	18’697’582		20’497’309

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	29’412’105		25’692’189

*:	this amount of capital contribution reserves is subject to the approval of the Swiss Federal Tax Administration. For further information, see also note 11.1 to the financial statements.

The accompanying notes are an integral part of these financial statements.

WISeKey International Holding A.G., Zug

Income Statement for the Period

	2025		2024
	CHF	Note ref:	CHF
INCOME
Other Income	81’363		115’245
Management Fee Income	4’700’001		5’163’754
	4’781’364		5’278’999

OPERATING EXPENSES
Salaries and Personnel Costs	434’118	20	(5’697’699)
Office Expenses	(12’405)		(9’606)
Insurances	(670’901)		(633’282)
Travel & Accommodation	(1’455)		(54’820)
Consultancy and Professional Services	(2’672’933)	16	(1’940’198)
Marketing	(112’633)		(113’087)
Management Fees and lntercompany Charges	(5’779’643)	17	(2’299’701)
Valuation Adjustments on Loans and Investments	1’658’503	18	(1’105’434)

FINANCIAL COSTS AND FINANCIAL INCOME
Foreign Exchange (Loss)/Gain	(56’301)		214’431
Other Financial Charges	(22’595)		(21’834)
Financial Charges on Loan	-	19	(339’768)
Interest Income	538’112		587’160
Interest Expense	(18’003)		31’434
Profit on Sale of Treasury Shares	-	12	12’801

PRIOR PERIOD COSTS
Prior Period Expenditure	23’358		(30’259)

NON-OPERATIONAL COSTS AND INCOME
Non-Operating Gains/ (Losses)	109’909		(63’316)

LOSS BEFORE TAXES	(1’801’504)		(6’184’180)

Taxes	-		-

LOSS FOR THE YEAR	(1’801’504)		(6’184’180)

The accompanying notes are an integral part of these financial statements.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

Note 1. Background and Operations

WISeKey International Holding A.G., (the Company), was registered in Zug, Switzerland,on November 17,2015 and was listed on the Swiss Stock Exchange, SIX AG, with the valor symbol “WIHN’ on March 31, 2016. The Company’s purpose is to incorporate, acquire, hold and dispose of participations in companies, both in Switzerland and abroad, especially in the field of cybersecurity and related areas. The Company may engage in all types of transactions that appear appropriate to promote, or are related to the purpose of the Company.

The annual average number of full-time equivalents (FTE) for 2025 was less than 10 and for 2024 was more than 10 but less than 50.

The Company has zero outstanding as at 31st December 2025 (CHF 13’384 at 31st December 2024) toward its pension funds.

On March 3, 2016, the Company acquired 100% of the shares of WISeTrust SA.

On March 22,2016, WISeKey SA’s shareholders exchanged a total of 90.3%of their shares into those of the Company shares. During 2017, several shareholders approached the Company to exchange their shares in WISeKey SA, having failed to participate in the original share exchange program of 2016. As at December 31, 2019, the Company had acquired an additional 5.28% of WISeKey SA’s shares, bringing its holding up to 95.58%. The remaining 4.42% of the WISeKey SA’s share capital will be obtained either through share exchanges or as part of a squeeze-out merger.

On September 20, 2016 the Company acquired the semiconductor assets and supporting operations from Inside Secure, a French company listed on the Euronext, Stock Exchange in Paris, in the form of a carve-out. The entity was renamed WISeKey Semiconductors. As part of the deal, the Company also acquired the supporting operations in Japan, Taiwan and Singapore, renamed WISeKey KK, WISeKey Taiwan and WISeKey Singapore Pte Ltd respectively.

On October 5, 2016, the Company established a Joint Venture, WISeKey SAARC Ltd, in London, U.K., for operations in the South Asian region. It owns 51% of the venture. WISeKey SAARC Ltd owns 88% of WISeKey India Private Ltd, a sales and support operation based in New Delhi, India.

On April 3, 2017, the Company acquired 85% of the share capital of QuoVadis Holding Ltd, a Bermudan-based company in the managed PKI and digital signature management business, having operations in the UK, Netherlands, Belgium,Germany and Switzerland, as well as Bermuda itself. As part of the consideration, a shareholders’ put and call option agreement over the 15% remaining non-controlling interest (‘NCI’) was signed by the Group and the 15% NCI shareholders. Per the shareholders’ put and call option agreement over the 15% non-controlling interest, WISeKey granted the non-controlling interest shareholders an option (put option) pursuant to which the non-controlling interest shareholders were entitled to sell all of their shares in QV Holding Ltd to WISeKey, and the non-controlling interest shareholders granted WISeKey an option (call option) pursuant to which WISeKey was entitled to buy all shares in QV Holding Ltd held by the non-controlling interest shareholders. Both options were exercisable at the earliest on May 01, 2018 and at the latest on May 31, 2018. In May 2018, the NCI shareholders exercised their put option. On May 24, 2018, the Company acquired the remaining 15% of QuoVadis Holding Ltd through the issue of 860,000 Ordinary B shares valued at CHF5.42 per share for a total consideration of CHF 4,664,994.

On January 16, 2019 the Company completed the sale of WISeKey (Bermuda) Holding Ltd (including all of its subsidiaries) to DigiCert, Inc. pursuant to a Share Purchase Agreement entered into by and between the Company and DigiCert, Inc. on December 21, 2018. As of January 16, 2019, the following subsidiaries are no longer part of the WISeKey Group: WISeKey (Bermuda) Holding Ltd., QuoVadis Trustlink Schweiz AG, QuoVadis Trustlink BVBA, QuoVadis Trustlink BV,QV BE BV, QuoVadis Trustlink GmbH, QuoVadis Services Ltd. and QuoVadis Ltd.

At January 16, 2019, the Regulatory Authority in Bermuda (‘RAB’) consent to transfer the ownership of QuoVadis Services Ltd had not yet been obtained. Therefore, in application of the SPA terms and conditions, the shares in QuoVadis Services Ltd. held by WISeKey (Bermuda) Holding Ltd were transferred to WISeKey International Holding AG who, as a result, held a 51% interest in QuoVadis Services Ltd, and WISeKey directly operated QuoVadis Services Ltd. on trust for DigiCert, Inc.until receipt of the RAB Consent and the effective transfer of the shares in QuoVadis Services Ltd. to DigiCert, Inc. The RAB Consent was received in February 2019 and the transfer of ownership of QuoVadis Services Ltd from the Company to DigiCert Inc. was effective on February 28, 2019.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

During 2019, the Company applied to the SEC for permission to trade its shares, in the form of American Depository Receipts (ADRs), on a US exchange. On December 4, 2019, having received approval from both the SEC and the NASDAQ, the Company commenced trading of ADRs on the NASDAQ Global Market.

On February 1, 2021, the Company acquired 51% of the share capital of arago GmbH, a German company engaged in the use of Artificial Intelligence for the purpose of Knowledge Automation. As part of the deal, the Company also acquired the subsidiary operations in America and India. On March 14, 2022, the Company signed a Share Purchase and Transfer Agreement (the “SPTA”) to sell its 51% ownership in arago GmbH and its affiliates (together “arago” or the “arago Group”) to OGARA GmbH, with Neutrino Energy Property GmbH & Co. acting as “Buyer Guarantor”, who signed on March 16, 2023. The completion of the sale was conditional on the consideration being transferred to WISeKey and the shares owned by the Group being transferred to OGARA GmbH. The sale was completed on June 24, 2022, when the shares owned by WISeKey in arago were transferred to OGARA GmbH as WISeKey issued a waiver to accept a delayed payment of the consideration, because of the high cash burn rate of arago.

On May 23, 2023, the Company distributed a dividend-in-kind in the form of 1,500,300 Ordinary Shares in its subsidiary undertaking, SEALSQ Corp. SEALSQ Corp’s Ordinary Shares began trading on the Nasdaq exchange on May 23, 2023.

As of December 31, 2025, the Company continued to hold 6.78% of the share capital of SEALSQ Corp and 51.55% of the voting rights of SEALSQ Corp.

Note 2. Future Operations

The Company made a loss from operations in this reporting period,which includes significant provisions made against receivables due from subsidiary companies. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The Company made a loss of CHF 1,801,501 (2024: loss of CHF 6,184,180).

Historically, the Company has been dependent on debt and equity financing to augment the operating cash flow to cover its cash requirements. Any additional equity financing may be dilutive to shareholders.

On October 23, 2024, WISeKey entered into two Agreements for the Subscription of up to $15M Convertible Notes each with (the “Anson Facility”) Anson Investments Master Fund LP (“Anson”) and with (the “L1 facility”) L1 Captial Global Opportunities Master fund, pursuant to which Anson & L1 commits to grant a loan to WISeKey for up to a maximum amount of USD 15 million each divided into tranches of variable sizes, during a commitment period of 24 months ending Octobre 22, 2026. On December 12, 2024, WISeKey and Anson and L1 signed the First Amendment to the Subscription Agreement (the “Anson First Amendment” and “L1 First Amendment”), pursuant to which, for the remaining facility, WISeKey has the right to request Anson and L1 to subscribe for six “accelerated” note tranches of up to USO 2,500,000 each. The “minimum” Conversion Amount is US$ 100,000 and Conversion Amounts must be in multiples of US$ 100,000 (the “Anson Accelerated Tranches” and “L1 Accelerated Tranches”) at the date and time determined by WISeKey during the commitment period, subject to certain conditions. In 2024, WISeKey made one subscription under the Anson Facility and L1 Facility. As at December 31, 2025, the outstanding for each Anson Facility & L1 Facility available was USD 13.75 million.

The Anson Facility and L1 Facility will be used as a safeguard should there be any additional cash requirements not covered by other types of funding.

Based on the Group’s cash projections for the next 12 months to April 30, 2027, it has sufficient liquidity to fund operations and financial commitments. Management therefore believe it is correct to present these figures on a going concern basis.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

Note 3. Significant accounting policies

These financial statements were prepared according to the provisions of the Swiss financial reporting law (32nd title of the Swiss Code of Obligations). Due to rounding, numbers presented throughout this report may not add up precisely to the totals provided. All ratios and variances are calculated using the underlying amount rather than the presented rounded amount. Certain prior year numbers were reclassified to conform to the current year presentation.

As WISeKey International Holding AG prepares consolidated financial statements under a recognized accounting standard (US GAAP), it has elected in these statutory financial statements, as permitted by law, not to prepare a management report and to omit a cash flow statement and notes on interest-bearing liabilities and audit fees.

The significant accounting policies adopted by the Company are as follows:

Foreign currency translation

The accounting records of the Company are maintained in Swiss Francs. All transactions in other currencies are translated into Swiss Francs at the rate prevailing at the time of the transaction. Assets and liabilities in other currencies remaining at the balance sheet date are translated at the appropriate year-end rate. Transaction and translation foreign exchange profits and losses are included in the statement of income and expenses in the year in which they are incurred. Unrealized foreign exchange gains on non-current assets and liabilities at the balance sheet date are provided for in accrued liabilities at the year-end.

Cash and cash equivalents

Cash and cash equivalents are defined as cash on hand,demand deposits, and short-term highly liquid investments, which are convertible to a known amount of cash and bear an insignificant risk of change in value.

Restricted Cash

Restricted cash is defined as cash held on behalf of the Company in accounts outside of the Company’s direct control and that can only be transferred to the Company upon the fulfilment of specific criteria.

Tax

The Company is liable for Swiss federal income tax and cantonal/communal income and capital taxes and therefore accrues for all taxes due for the period.

Other investments

Other investments are carried at cost less any necessary provision for impairment in value.

Investments in subsidiaries

Investments in subsidiaries are carried at cost less any necessary provision for impairment in value.

Treatment of sale of treasury shares

Treasury shares are held at historic cost at the date of acquisition. Gains and losses made upon the sale of treasury shares are recognized in the income statement.

Debt issuance costs

It is the Company policy to capitalize issuance costs on long-term credit facilities, defined as those with a duration in excess of one year at the point of inception. These costs are amortized over the life of the credit facility to which they relate.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

Note 4. Short-term intercompany receivables and accrued income

As the Ultimate Parent Company of the Group, WISeKey International Holding AG incurs costs that are for the benefit of other companies within the Group. The Company raises invoices to its subsidiary undertakings for the recharge of these costs.

Note 5. Investments in subsidiaries, net

	Ownership/Voting interests	Net value of the investment as at	Ownership/Voting interests	Net value of the investment as at
Cost CHF	%	31.12 2025%		31.12 2024

WISeKey SA	95.75%	-	95.75%	-
Geneva, Switzerland
WISeTrust SA	100%	4’102’244	100%	4’102’244
Geneva Switzerland
WISeKey SAARC Ltd	51%	-	51%	-
London, United Kingdom
WISeCoin AG	90%	-	90%	-
lug, Switzerland
WISeKey Equities AG	100%	100’000	100%	100’000
lug, Switzerland
WISeKey Semiconductors GmbH	100%	27’916	100%	27’916
Munich, Germany
WISe.Art AG (formerly TrusteCoin AG)	87.5%	100’000	87.5%	100’000
lug, Switzerland
WISeSat.Space AG	92.47%	100’000	100%	100’000
lug, Switzerland
WISeKey Arabia - Information Technology	51%	25’116	51%	25’116
Jeddah, Saudi Arabia
WISeKey (Gibraltar) Limited	100%	121	100%	121
Gibraltar
SEALCOIN AG	75%	100’000	100%	100’000
lug, Switzerland
SEALSQ Corp.	6.78%/	16’083’958	12.55%/	16’083’958
Brffish Virgin Islands	51.55%		52.99%
QAIT Corp.	100%	-
British Virgin Islands
WISeSat.Space Corp.	100%	-
British Virgin Islands

Total		20’639’355		20’639’355

Management has reviewed the carrying value of the investments in the Company’s subsidiaries and has determined that the carrying values remain appropriate.

In assessing the potential impairment of the investments, the Company considers the net asset value, the expected cash-flows that will be generated by each of these investments and the market capitalization of the Group. Management believes that, on the basis of this and other than as set out in note 21, the carrying value of these investments as at December 31, 2025 is not impaired.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

WISeKey International Holding AG and SEALSQ France SAS (previously WISeKey Semiconductors SAS) entered into a Capital Increase Agreement on December 15, 2022, whereby an amount of EUR 7 million (CHF 6,870,959 at the prevailing rate of exchange) owed to WISeKey International Holding AG by WISeKey Semiconductors SAS was converted into a capital contribution by way of an offset with the outstanding debt under the Revolving Credit Agreement and the loans resulting from the above-mentioned debt transfers. Under the terms of this agreement, the investment in SEALSQ France SAS was increased by EUR 7 million (CHF 6,870,959) and the balance owed to WISeKey International Holding AG was reduced by an equivalent amount.

On January 1, 2023, the Company transferred 100% of the issued share capital of SEALSQ France to another subsidiary undertaking, SEALSQ Corp in return for the issuance of 7,501,400 Ordinary Shares and 1,499,700 Founder Shares in SEALSQ Corp. On May 23, 2023, the Company distributed 1,500,300 Ordinary Shares to its shareholders by way of a dividend-in-kind from reserves from capital contributions.

SEALSQ Corp made further capital increases in 2023 & 2024 & 2025 meaning that, as at December 31, 2025, the Company owned 6.78% of SEALSQ Corp and held 51.55% of the voting rights of SEALSQ Corp.

On July 16, 2024 the company acquired 100% of the issued share capital of SEALCOIN AG, a newly incorporated company registered in Zug, Switzerland for a total consideration of CHF 100,000, with the purpose to provide consultancy services and services of all kinds in Switzerland and abroad, in the field of the Internet of Things (loT). On the 26th of March 2025 the capital of SEALCOIN AG was increased, as of then the Company holds 75% of the shares in SEALCOIN AG.

On the 17th of June 2025, WISeSat.Space Corp was created and on the 24th of October 2025, QAIT Corp, in both of which the company holds 100%.

Also please find attached the table below which contains a list of entities in which the company has significant indirect investment.

Significant Indirect Investment

Group Company Name Office	Registered	Share Capital as at December 31, 2025		% ownership as at December 31, 2025	Nature of business
SEALSQ France SAS	Rue de la carrière de Bachasson, Arteparc de Bachasson, CS 70025, 13590 Meyreuil, France	EUR	1’473’162	6.78%	Chip manufacturing, sales & distribution
WISeKey ELA SL	Calle Rodriguez Arias No 15, Bilbao, Spain	EUR	4’000’000	95.75%	Sales & support
WISeKey USA Inc[1]	731 James Street, Suite 400, Syracuse, New York 13203-2003, USA	USD	6’500	95.75%	Sales & support
WISeKey India Private Ltd[2]	C-4/5, Lower Ground Floor, Safdarjung Development Area, New Delhi, South Delhi, Delhi, India 110016	INR	1’000’000	45.90%	Sales & support
SEALSQ Japan KK	3F, 1-9-7 Kanda-Awajicho, Chiyoda-ku, Tokyo, Japan	JPY	1’000’000	6.78%	Sales & distribution
SEALSO France Taiwan Branch[4]	Han Tai Centre, 2/F,A, 170 Dunhua North Road, Singshan District, Taipei 10548, Taiwan	TWD	100’000	6.78%	Sales & distribution branch
WISeKey Vietman Ltd	29th Floor, East Tower, Hanoi Lotte Center, No 54 Lieu Gia, Cong Vi, Ba Dinh, Ha Noi, Vietnam	VND	689’400’000	95.75%	R&D
SEALSQ USA Ltd	2415 E Camelback Road, Ste 600 Phoenix, AZ 85016, USA	USD	-	6.78%	Sales & support
WISeKey International Corp.[3]	Craigmuir Chambers, Road Town, Tortola, VG VG 1110, British Virgin Islands	USD	-	100%	Non trading
IC’Alps SAS	21 Rue Frédéric Mistral, 38400 – Saint Martin d’Hères, France	EUR	1’100’000	6.78%	Custom ASIC design services

[1]	50% owned by WISeKey SA and 50% owned by WiseTrust SA
[2]	88% owned by WISeKey SAARC which is controlled by WISeKey International Holding AG
[3]	Formerly WISeQAI Corp
[4]	Companies deemed under Common control

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

Note 6. lntercompany loans

The Company has extended multiple loans to its subsidiary undertakings. These bear an interest rate of 2.5%per annum.

Note 7. Other Investment

Quantix Edge Security, S.L. was incorporated in June 2024 in Murcia, Spain as a public-private joint venture focused on the design and manufacture of post-quantum and quantum-enhanced semiconductor solutions.

The Shareholders anticipate total aggregate investments of EUR 40.0million, funded through multiple capital calls.

The first capital tranche of EUR 15.0 million was funded on September 11, 2025, including EUR 3.075 million from the Company resulting in 20.5% of ownership. Also SEALSQ Corp has acquired 5.0%(EUR 0.750 million) of the ownership in the same capital tranche.

Note 8. lntercompany accounts payable

lntercompany accounts payable includes charges payable to the Company’s subsidiaries undertaking, SEALSQ Corp and WISeKey SA, for management fees charged and costs incurred on behalf of the Company.

Note 9. Other payables

The Other Payables relate to salary related payments that were due as at December 31, 2025.

Note 10. Accrued liabilities

The accrued liabilities include a provision for accrued vacation not yet taken by the employees, while working for the Company.

Note 11. Share Capital

The Company has 2 classes of shares in its share capital, Class “A” shares with a nominal value of CHF 0.01 per share and Class “B” shares with a nominal value of CHF 0.10per share. Both classes of share have the same voting rights, namely 1 share, 1 vote. Only the Class “B” shares are listed on the International Reporting Standard of the SIX Stock Exchange.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

On December 4, 2019, the Companies’ American Depositary Shares (“ADS”) started trading on The Nasdaq Stock Market LLC (“NASDAQ”) under the ticker symbol WKEY. Each ADS represents five Class B Shares. As at December 31, 2025, 4,830,524 (2024: 5,102,504) ADSs were outstanding.

	31 December 2025		31 December 2024
	Number of Shares	CHF	Number of Shares	CHF

Share Capital Class “A” Shares	1’600’880	16’009	1’600’880	16’009

Share Capital Class “B” Shares	4’080’546	408’055	4’070’522	407’052

Total Share Capital	5’681’426	424’063	5’671’402	423’061

Issued Share Capital	5’681’426	424’063	5’671’402	423’061

Authorised Share Capital, not issued, Class “B” Shares	2’120’317	212’032	1’618’117	161’812

Conditional Share Capital Class “A” Shares	400’000	4’000	400’000	4’000

Conditional Share Capital Class “B” Shares	2’072’576	207’258	505’628	50’563

11.1 Movement of share capital

The movements of the changes in shareholders’ equity are explained further here.

Movements in shareholders’ equity in 2025 relate to the issuance of shares by exercising op options and the registration of the increase in the commercial register.

The legal general reserves from capital contribution relate to capital contributions contributed to the Company by its shareholders since 1997, which, under Swiss tax law, may be distributed without being subject to Swiss withholding tax effective January 1, 2011, if certain conditions are met.

One of the conditions is that the reserves from capital contribution have to be declared to the Federal tax administration no later than 30 days following the ordinary general meeting of the shareholders.

As of December 31, 2023, capital contribution reserves of CHF 78’761’639 have been approved by the Swiss Tax authorities. Following the payment of the dividend-in-kind on May 23, 2023 from approved reserves from capital contributions in the amount of CHF 1787’096, an amount of CHF 28,913,251 was additionally transferred from the approved capital contribution reserve to Other Legal Capital Reserves. This represents the difference between the book value of the shares in SEALSQ Corp that were distributed through the dividend in kind and the market value based upon the Variable Weighted Average Price (VWAP) of the shares of SEALSQ Corp on the first day of trading on the Nasdaq exchange.

On June 30, 2023, the Company completed a reverse split whereby 1 new Class “A” Share was issued for every 25 old Class “A” Shares held and 1 new Class “B” Share was issued for every 50 old Class “B” Share held.

On June 28, 2024, the Company changed the nominal values of the Class “A” Shares from CHF 0.25 to CHF 0.01 and of the Class “B” Shares from CHF 2.50 to CHF 0.10.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

11.2 Conditional share capital

The share capital may be increased in an amount not to exceed CHF 208,031.70 with a nominal value of CHF 0.10 per share and CHF 4,000 with a nominal value of CHF 0.01 per share.

Its use is limited to 3 categories, namely:

●	up to an amount of CHF 168,031.70 by the issuance of up to 1,618,317 fully paid-in Class B Shares with a nominal value of CHF 0.10 through the exercise of conversion, option, exchange, warrant or similar rights for the subscription of shares granted to third parties or

●	shareholders in connection with bonds (including convertible bonds and bonds with options), options, warrants, notes, other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by, or of a member of, the Company (the “Rights-Bearing Obligations”); and

up to an amount of CHF 40,000.00 by the issuance of up to 400,000 fully paid-in Class B Shares with a nominal value of CHF 0.10 in connection with the issuance of Class B Shares, Rights-Bearing Obligations, options or other share-based awards granted to members of the Board of Directors, members of executive management, employees, contractors, consultants or other persons providing services to the Company or a member of the Company.

●	Up to an amount of CHF 4,000.00 by the issuance of up to 400,000 fully paid-in Class A Shares with a nominal value of CHF 0.01 in correction with the issuance of Class A Shares, Rights-Bearing Obligations, options or other share-based awards granted to members of the Board of Directors, members of executive management, employees, contractors, consultants or other persons providing services to the Company or a member of the Company

11.3 Capital band

The Company has a capital band ranging from CHF 391,700.96 (lower limit) to CHF 636,095.10(upper limit). The Board of Directors shall be authorized within the capital band to increase or reduce the share capital once or several times and in any amounts or to acquire shares directly or indirectly, until June 19, 2030.The capital increase may be effected by issuing fully paid-in registered shares with a par value of CHF 0.10 each and cancelling registered shares with a par value of CHF 0.10 each, or by increasing or reducing the par value of the existing shares within the limits of the capital band or by simultaneous reduction and re-increase of the share capital.

In the event of a capital increase within the capital band, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set-off and conversion of reserves or of profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offer of these shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trade with subscription rights. It may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

In the event of a share issue the Board of Directors is authorized to withdraw or restrict subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company or any of its group companies:

●	if the issue price of the new shares is determined by reference to the market price; or

●	for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders; or

●	for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares; or

●	for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges; or

●	for purposes of granting an over-allotment option(Greenshoe) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s); or

●	for the participation of members of the Board of Directors, members of the Executive Committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies.

11.4 Significant shareholders

The Swiss Financial Market Infrastructure Act (FMIA) and the rules and regulations promulgated thereunder, to which the Company and beneficial owners of its Shares are subject, requires persons who directly, indirectly or in concert with other parties acquire or dispose of Shares or purchase or sale rights or obligations relating to such Shares, and, thereby, directly, indirectly or in concert with other parties reach, exceed or fall below a threshold of 3%,5%, 10%, 15%, 20%,25%,33 1/3%,50% or 66 2/3% of the Company’s voting rights (whether exercisable or not) to notify the Company and the Disclosure Office of SIX of such acquisition or disposal in writing.

Each Class A share and each Class B share carries one vote at a general meeting of shareholders of the Company and, as such, the number of shares held by each person or entity set forth below is equal to the number of voting rights held by such person or entity.

The following table sets out, to the knowledge of the Company, beneficial owners holding 3% or more of the voting rights of the Company as disclosed on the SIX disclosure platform on December 31, 2025. The percentages indicated above have been established based on the share capital of the Company registered with the commercial register of the Canton of Zug on the date on which the respective disclosure obligation pursuant to the FMIA was triggered. For a full review of the disclosure reports, including with respect to sale and purchase positions, that were made to the Company and the SIX Disclosure Office during fiscal year 2025, and then published on the SIX electronic publication platform in accordance with the FMIA and the rules and regulations promulgated thereunder, please refer to the search facility of the SIX Disclosure Office at https://www.six-exchange-regulation.com/en/home/publications/significant-shareholders.html.

	Number of Shares owned		Purchase Position	Sale Position	Total number of voting	Percentage of voting
Name	Class A Shares	Class B Shares	Class B Shares	Class B Shares	rights	rights
A lock-up group consisting of. Carlos Moreira and one additional individual	1’600’880	--	--	--	1’600’880	28.22%

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

Note 12. Reserve for Treasury Shares

The Company and its subsidiary undertaking, WISeKey Equities SA, acquire Treasury Shares for various purposes. These Treasury shares come from various sources. A summary of the Treasury Shares acquired is as follows:

●	On July 9, 2019, the Company started a share buyback program to buy back the Company’s class B shares up to a maximum 10.0% of the share capital and 5.35% of the voting rights. On July 29, 2020, the Company extended its share buyback program to include the purchase of ADS. In compliance with Swiss Law, at no time will WISeKey hold more than 10% of its own registered shares. At December 31, 2025, the Company held 8,549 (December 31, 2024: 8,549) Ordinary ‘B’ shares purchased through the share and ADS buyback program.

●	WISeKey Equities SA, a subsidiary of the Company, holds Ordinary ‘B’ shares purchased at nominal value for the purpose of fulfilling exercise notices under option agreements, SEDA drawdowns and other such arrangements. In 2025 none (2024: 65,545) were sold for the purpose of settling conversions and fees relating to L1 Capital Global Opportunities Master Fund. At December 31, 2025, there remained 47,959 Ordinary ‘B’ shares held by WISeKey Equities SA (December 31, 2024: 47,959)

Treasury shares held by subsidiaries	Number of shares	Reserve for treasury shares held by subsidiaries as at 31.12.2025 (CHF)

January 1, 2025	47’959	119’898
Number of shares purchased / sold, reserves transferred prior to nominal value change

December 31, 2025	47’959	119’898

Treasury shares held by subsidiaries	Number of shares	Reserve for treasury shares held by subsidiaries as at 31.12.2024 (CHF)

January 1, 2024	113’504	283’760
Number of shares purchased / sold, reserves transferred prior to nominal value charge	(65’545)	(163’863)

December 31, 2024	47’959	119’898

There were no shares sales in 2025. In 2024, WISeKey Equities sold 65,545 shares with an average price of CHF2.50.

Treasury shares held by WISeKey International Holding AG (WIHN)	Number of shares	Cost of treasury shares held by WIHN as at 31.12.2025 (CHF)
January 1, 2025	8’549	340’195
Number of shares purchased / sold, reserves transferred prior to nominal value change
December 31, 2025	8’549	340’195

Treasury shares held by WISeKey International Holding AG (WIHN)	Number of shares	Cost of treasury shares held by WIHN as at 31.12.2024 (CHF)
January 1, 2024	8’549	340’195
Number of shares purchased / sold, reserves transferred prior to nominal value change
December 31, 2024	8’549	340’195

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

Total Treasury shares	Number of shares	Total reserve for treasury shares as at 31.12.2025 (CHF)
January 1, 2025	56’508	460’092
Number of shares purchased/ sold, reserves transferred prior to nominal value change
December 31, 2025	56’508	460’092

Total Treasury shares	Number of shares	Total reserve for treasury shares as at 31.12.2024 (CHF)
January 1, 2024	122’053	623’955
Number of shares purchased / sold, reserves transferred prior to nominal value change	(65’545)	(163’863)
December 31, 2024	56’508	460’092

There were no shares sales in 2025. In 2024 there have been 65,545 shares sales with an average price of CHF 2.70 and in 2024 the Company recognized profits of CHF 12,801 on the sale of Treasury Shares.

WISeKey International Holding AG has met the legal requirements of the Swiss Code of Obligations under Article 659 et. seq. for the treasury shares.

In 2025 & 2024 there have been no purchases of treasury shares.

Note 13. Movements in reserves

	Accumulated	Accumulated
Accumulated deficit	deficit as at	deficit as at
CHF	31.12.2025	31.12.2024

January 1	(80’717’132)	(74’811’916)
Transfer to/(from) reserve for treasury shares		278’964
Net loss for the period	(1’801’501)	(6’184’180)

December 31	(82’518’633)	(80’717’132)

In 2024 due to the decrease in the balance of Treasury Shares held by WISeKey Equities SA (see note 12), a subsidiary undertaking of the Company, CHF 278,964 has been transferred to the Accumulated Deficit into the Reserve for Treasury Shares held by Subsidiaries.

Note 14. Guarantees to Related Parties

On May 10, 2022, the Company signed a written agreement to subordinate its claims against WISeKey SA for an amount of CHF 15,000,000 until such time as the liabilities of WISeKey SA are covered by its assets.

On February 22, 2023, the Company provided a letter of comfort to its subsidiary SEALSQ France SAS. The Company confirmed that it will provide financial and other support to WISeKey Semiconductors for at least the next 24 months and thereafter for the foreseeable future.

On March 1, 2024, the Company signed a written guarantee in favor of WISeKey SA for the value of investments in and long-term receivables owed by certain subsidiaries of WISeKey SA.

On March 1, 2024, the Company provided a letter of comfort to its subsidiary WISeKey SA. The Company confirmed that it will provide financial and other support to WISeKey SA for at least the next 24 months and thereafter for the foreseeable future.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

Note 15. Shares & Options held by Board of Directors and Executive Management

Shareholding per Board members’ confirmation

	Class A shareholding	ADS	Class B shareholding			% of voting rights	Name of the
			Own name	ADS Equivalent	Total		Related Party Transaction
Maria Pía AQUEVEQUE JABBAZ	-	-	-	-	-	0.0%
Philippe DOUBRE	-	-	7’847	-	7’847	0.1%
David FERGUSSON	-	-	20	-	20	0.0%
Jean-Philippe LADISA	-	-	1’339	-	1’339	0.0%
Philippe MONNIER	-	-	6’773	-	6’773	0.1%
Carlos CREUS MOREIRA	1’593’461	24’000	82’031	12’000	94’031	29.70%
John O’HARA	-	-	1’917		1’917	0.0%
Peter WARD	7’419	-	129	-	129	0.1%

The share options held by the Board of Directors and Executive Management as at December 31, 2025 were as follows:

	Class A Options	Class B Options
Maria Pía AQUEVEQUE JABBAZ	-	5’922
Philippe DOUBRE	-	-
David FERGUSSON	-	27’370
Jean-Philippe LADISA	-	35’514
Philippe MONNIER	-	2’847
Carlos MOREIRA	218’180	68’225
John O’HARA	-	4’000
Peter WARD	174’540	83’051

Note 16. Consultancy and Professional Services

The main costs incurred under Consultancy and Professional Services in the year includes CHF 1,526,575 (2024: CHF 759,288) of legal costs and for accountancy fees, a further CHF 451,782 (2024: CHF 434,766).

Note 17. Management Fees and lntercompany Charges

Costs incurred under Management Fees and lntercompany Charges in the year includes CHF 5,741,592 (2024: CHF 2,280,332) relating to management fees charged by its subsidiaries undertaking, SEALSQ Corp and WISeKey SA, for salaries and associated costs incurred on behalf of the parent company.

Note 18. Valuation Adjustments on Loans and Investments

Following reviews of the carrying value of its lntercompany Loans and Investments in 2019, 2020 and 2021, the Company decided to make a valuation adjustment to reduce the carrying value of its Loans and Investments with WISeCoin AG and WISeKey India Pte Limited. Following a review in 2022, the Company decided to make a valuation adjustment to reduce the carrying value of its Loans and Investments with WISeKey SA and WISeKey SAARC Limited, whilst also increasing the valuation adjustment to include further amounts owed by WISeCoin AG and WISeKey India. Following a further review in 2023, the Company decided to make a valuation adjustment to reduce the carrying value of its Loans and Investments with WISeArt AG and WISeKey USA Inc., whilst also increasing the valuation adjustment to include further amounts owed by WISeKey SA, WISeCoin AG and WISeKey India. Following a further review in 2024 it was decided to include further amounts owed by WISeKeySA, WISeCoin AG and WISeKey USA Inc. As for WISeArt AG due to a reduction of total amounts owned, that valuation adjustments has been adapted accordingly.

Following the last review in 2025 it was decided to include further amounts owed by WISeKey SA, WISeCoin AG and WISeKey USA Inc.and WISeArt AG. These were all due to the uncertainty surrounding the recoverability of these balances.

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

During 2021, the Company agreed to forgive part of the loans due to it from its subsidiary, SEALSQ France SAS (previously WISeKey Semiconductors SAS). This was due to historic losses made by SEALSQ France SAS with a significant amount of this being as a result of the impact of the COVID-19 pandemic on the Company’s revenues. The Company has retained the right to receive repayment of a maximum of €3,000,000 of these amounts when SEALSQ France SAS returns to profitability.

In 2025 it was agreed to transfer this right to receive to SEALSQ Corp in return for a payment of €3,000,000 by SEALSQ Corp.

Note 19. Financial Charges on Loan

The financial charges on loans relate to the financing facilities arranged by the Company with L1 Capital Global Opportunities Master Fund and Anson Investments Master Fund LP.

Note 20. Salaries and Personnel costs

Effective January 1, 2025, the Company’s payroll function was transferred from WISeKey International Holding to its subsidiary, SEALSQ Corp. As a result, an accrual for salary obligations was released, leading to a net income of CHF 434,118 recognized within Salaries and Personnel Costs.”.

Note 21. Impact of ongoing Conflicts

Impacts of the war in Ukraine

Following the outbreak of the war in Ukraine in late February 2022, several countries imposed sanctions on Russia, Belarus and certain regions in Ukraine. There has been an abrupt change in the geopolitical situation, with significant uncertainty about the duration of the conflict, changing scope of sanctions and retaliation actions including new laws.

The WISeKey group does not have any operation or customer in Russia, Belarus or Ukraine, and, as such, does not foresee any direct impact of the war on its operations. However, the war has also contributed to an increase in volatility in currency markets, energy prices, raw material and other input costs, which may impact the Group’s supply chain in the future.

As at December 31, 2025, WISeKey has assessed the consequences of the war for its financial disclosures and considered the impacts on key judgments and significant estimates, and has concluded that no changes were required. WISeKey will continue to monitor these areas of increased risk for material changes.

Impacts of the lsrael-Hamas conflict

Israel’s declaration of war on Hamas in October 2023 has degraded the geopolitical environment in the region and created uncertainty.

The WISeKey group does not have any operation or customer in that region, and, as such, does not foresee any direct impact of the war on its operations. However, depending on its duration and intensity, the war may adversely affect the global economy, financial markets and the Group’s supply chain in the future.

As at December 31, 2025, WISeKey has assessed the consequences of the war for its financial disclosures and considered the impacts on key judgments and significant estimates, and has concluded that no changes were required. WISeKey will continue to monitor these areas of increased risk for material changes

J. O’Hara	C. Moreira
Chief Financial Officer	Chairman and Chief Executive Officer

WISeKey International Holding A.G., Zug

Notes to the Financial Statements - December 31, 2025

WISeKey International Holding AG

Proposed appropriation of accumulated losses

	2025	2024
	CHF	CHF

Net loss for the year	(1’801’504)	(6’184’180)
Accumulates losses brought forward*	(80’832’216)	(74’648’036)

Accumulated losses to the Annual General Meeting	(82’633’720)	(80’832’216)

The Board of Directors proposes the following appropriation of accumulated losses at the end of the year:
Allocation to the general reserve	-	-
Loss to be carried forward	(82’633’720)	(80’832’216)
	(82’633’720)	(80’832’216)

WISeKey International Corp.

Balance Sheet

As at December 31, 2025

Balance Sheet as at December 31, 2025

USD’000		Note
ASSETS	-
TOTAL ASSETS	-

LIABILITIES	-
TOTAL LIABILITIES	-

SHAREHOLDERS’ EQUITY
Common stock	-	3
USD 0.00 par value
Authorized - 100 shares
Issued and outstanding - 100 shares
Accumulated deficit
Total shareholders’equity	-
TOTAL LIABILITIES AND EQUITY	-

Notes to the Balance Sheet

Note 1. Background and Nature of Operations

WISeKey International Corp. (the “Company”) was incorporated on June 17, 2025 as a company limited by shares under the BVI Business Companies Act 2004 in the British Virgin Islands under the name WISeQAI Corp. The name was changed to WISeKey International Corp. on December 8, 2025. The purpose of the Company is to serve as the BVI holding company established for WISeKey International Group.

Note 2. Basis of Presentation and Accounting Policies

The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Separate statements of operations, comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because there have been no operations since the Company was formed.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Note 3. Stockholder’s Equity

As of June 17, 2025, the company had 100 issued and outstanding shares of common stock which were held by WISeKey International Holding AG.

Note 4. Subsequent Events

None.

Annex 2.6(a)(1) – Plan of Merger

WISEKEY INTERNATIONAL HOLDING LTD

and

WISEKEY INTERNATIONAL CORP
(the Surviving Company)

PLAN OF MERGER

PLAN OF MERGER

This Plan of Merger is made on in relation to

1	WISEKEY INTERNATIONAL HOLDING LTD, a Swiss Company limited by shares (Aktiengesellschaft) with registered number CHE-143.782.707 and registered office at General-Guisan-Strasse 6, 6300 Zug, Switzerland (the Merging Company or the Parent); and

2	WISEKEY INTERNATIONAL CORP, a company incorporated in the British Virgin Islands with registration number 2179417 (the Surviving Company),

(collectively, the Companies).

WHEREAS:

A	It is proposed that the Companies shall merge under Part IX of the BVI Business Companies Act, Revised Edition 2020 (the Act) pursuant to this Plan of Merger. The Merging Company is incorporated in the Switzerland and the merger would be a merger with a foreign company pursuant to s.174 of the Act.

B	WISeKey International Holding Ltd (also referred to as the Parent) holds 100% of the issued shares in the other Company.

C	The board of directors of the Parent considers it desirable and in the best interests of the Companies and their respective members that the Companies be merged into the Surviving Company, and have approved this Plan of Merger by resolution of the board of directors of the Parent.

IT IS PROPOSED THAT:

1	The constituent companies to this Plan of Merger are the Merging Company and the Surviving Company.

2	The surviving company is WISeKey International Corp.

3	The current shareholdings of the Companies are as follows:

(a)	the Merging Company has 5,681,426 shares in issue; and

(b)	the Surviving Company has 100 shares in issue, all of which are held by the Parent.

4	With respect to voting on this Plan of Merger:

(a)	the Merging Company has two classes of shares, each of which shall vote as a separate class;

(b)	the Surviving Company has three classes of shares, but only one class of shares in issue.

5	Upon the merger, the separate corporate existence of WISeKey International Holding Ltd as the Merging Company shall cease and it shall be succeeded by the Surviving Company which shall be the owner, without other transfer, of all the rights and property of the constituent companies and which shall be subject to all liabilities, obligations and penalties of the constituent companies.

6	The manner and basis of converting the shares of the constituent companies into interests in the Surviving Company shall be as follows:

WISeKey International Holding Ltd

(a)	With respect to the currently issued shares in the Merging Company:

(i)	each Class B Share of the Merging Company issued and outstanding immediately prior to the effective time of the merger shall be converted into one (1) Ordinary Share of the Surviving Company, unless the relevant holder has validly and timely elected to receive ten (10) Class B Shares of the Surviving Company for each Class B Share of the Merging Company, subject in all cases to the Surviving Company Class B Share Cap and the proration and rounding mechanics set forth in the Surviving Company’s Memorandum and Articles of Association;

(ii)	each Class A Share of the Merging Company issued and outstanding immediately prior to the effective time of the merger shall be converted into one (1) Class F Share of the Surviving Company, unless the relevant holder has validly and timely elected to receive one (1) Class B Share of the Surviving Company for each Class A Share of the Merging Company, subject in all cases to the WISeKey BVI Class B Share Cap and the proration and rounding mechanics set forth Surviving Company’s Memorandum and Articles of Association;

(iii)	each American Depositary Share of the Merging Company outstanding immediately prior to the effective time of the merger shall be cancelled and the holder thereof shall receive one-half (1/2) of one Ordinary Share of the Surviving Company, in accordance with the Merger Agreement and the procedures implemented by The Bank of New York Mellon, as depositary.

Surviving Company

(b)	With respect to the Surviving Company, each Ordinary Share issued and outstanding immediately prior to the effective time of the merger shall be cancelled for no consideration.

7	The merger shall become effective when the Articles of Merger relevant hereto and this Plan of Merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands.

8	This Plan of Merger is governed by British Virgin Islands law. The courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine any disputes relating to this Plan of Merger.

Executed by the Companies on the date first above written.

EXECUTION PAGE

Parent

Executed for and on behalf of )
WISEKEY INTERNATIONAL HOLDING LTD)
by its duly authorised director )	(Director)

Surviving Company

Executed for and on behalf of )
WISEKEY INTERNATIONAL CORP )
by its duly authorised director )	(Director)

Annex 2.6(a)(2) – Articles of Merger

WISEKEY INTERNATIONAL HOLDING LTD

and

WISEKEY INTERNATIONAL CORP

(the Surviving Company)

ARTICLES OF MERGER

ARTICLES OF MERGER

These Articles of Merger are executed on in connection with

1	WISEKEY INTERNATIONAL HOLDING LTD, a Swiss Company limited by shares (Aktiengesellschaft) with registered number CHE-143.782.707 and registered office at General-Guisan-Strasse 6, 6300 Zug, Switzerland; and

2	WISEKEY INTERNATIONAL CORP, a company incorporated in the British Virgin Islands with registration number 2179417 (the Surviving Company),

(collectively, the Companies).

NOTED THAT:

A	WISeKey International Holding Ltd (the Parent) holds 100% of the issued shares in the Surviving Company.

B	The Parent is incorporated in the Switzerland and the merger would be a merger with a foreign company pursuant to s.174 of the BVI Business Companies Act 2004 (the Act).

C	The Parent is not the surviving company of the merger.

WITNESSETH:

1	The Parent and the Surviving Company hereby adopt the Plan of Merger, a copy of which is annexed to these Articles of Merger, and intends that the merger shall be effective on the date that these Articles of Merger are registered by the Registrar of Corporate Affairs (the Effective Date).

2	The memorandum and articles of the Surviving Company were filed with the Registrar of Corporate Affairs of the British Virgin Islands on [DATE].

3	The merger was approved by the Parent by a resolution of shareholders dated June 24, 2026.

4	The merger was approved by the Surviving Company by a resolution of directors dated June 25, 2026 and by a unanimous resolution of shareholders dated June 25, 2026.

5	The Parent has complied with all the provisions of the laws of Switzerland and the British Virgin Islands to enable the Companies to merge on the Effective Date.

6	These Articles of Merger are governed by British Virgin Islands law. The courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine any disputes relating to these Articles of Merger.

Executed by the Parent on the date first above written.

EXECUTION PAGE

Parent

Executed for and on behalf of )
WISEKEY INTERNATIONAL HOLDING LTD)
by its duly authorised director)	(Director)

Annex 5.1 – Memorandum and Articles of Association

BRITISH VIRGIN ISLANDS

BVI Business Companies Act 2004

Memorandum of
Association and Articles
of Association of

WISeKey International Corp.

A COMPANY LIMITED BY SHARES

Incorporated on 17th day of June 2025

Amended and restated on 8th day of December 2025

Amended and restated on [DATE]

ASCENTIUM (BVI) LTD

Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands

+1284 3947 500

ascentium.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS
COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION OF

WISeKey International Corp.

A Company Limited By Shares

1	NAME

The name of the Company is WISeKey International Corp.

2	STATUS

The Company is a company limited by shares.

3	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first registered office of the Company is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.2	The first registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

3.3	The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its registered office or change its registered agent.

3.4	If at any time the Company does not have a registered agent it may, by Resolution of Shareholders or Resolution of Directors, appoint a registered agent.

4	CAPACITY AND POWERS

4.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

5	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue a maximum of 105,000,000 no par value Shares in three classes as follows:

(a)	up to 100,000,000 Ordinary Shares (Ordinary Shares);

(b)	up to 1,000,000 Class B Shares (Class B Shares); and

(c)	up to 4,000,000 Class F Shares (Class F Shares)

5.2	The Company may issue a class of Shares in one or more series. The division of a class of Shares into one or more series and the designation to be made to each series shall be determined by the directors from time to time.

6	RIGHTS OF SHARES

6.1	Each Ordinary Share confers upon the Shareholder:

(a)	the right to attend any meeting of Shareholders;

(b)	the right to one (1) vote per Ordinary Share on any Resolution of Shareholders; and

(c)	the right to participate in any dividends or distributions declared whether of an income or capital basis and whether or not paid on the dissolution of the Company or otherwise (a Distribution), such Distributions to be paid pari passu as between all Shares by reference only to the Dividend Participation applicable to each Share, with each Ordinary Share having a Dividend Participation of 1.0; and

(d)	such other rights and entitlements as may be specified in the Articles.

6.2	Each Class B Share confers upon the Shareholder:

(a)	the right to attend any meeting of Shareholders;

(b)	the right to ten (10) votes per Class B Share on any Resolution of Shareholders, provided that (and automatically adjusted as necessary so that) the aggregate voting power attributable to all Class B Shares entitled to vote on any matter shall not exceed 49.999999% of the total voting power of all Shares entitled to vote on such matter, calculated disregarding any voting rights attaching to the Class F Shares; and

(c)	the right to participate in any Distributions, such Distributions to be paid pari passu as between all Shares by reference only to the Dividend Participation applicable to each Share, with each Class B Share having a Dividend Participation of 0.1.

6.3	Each Class F Share confers upon the Shareholder:

(a)	the right to attend any meeting of Shareholders;

(b)	a number of votes per Class F Share, on any matter that is submitted to a vote of Shareholders, that would cause the total votes of all Class F Shares to equal 49.999999% of the voting power of all Shares (or, if the applicable voting standard is “a majority of the Shares present in person or represented by proxy and entitled to vote on such matter”, 49.999999% of the voting power of Shares present in person or represented by proxy and entitled to vote on such matter) minus the aggregate number of voting rights attaching to all Class B Shares and Ordinary Shares of the Company held by the holder(s) of Class F Shares entitled to vote on such matter, if any; and

(c)	the right to participate in any Distributions, such Distributions to be paid pari passu as between all Shares by reference only to the Dividend Participation applicable to each Share, with each Class F Share having a Dividend Participation of 0.1.

6.4	For the purposes of any entitlement to a Distribution, “Dividend Participation” means the participation metric used solely to determine the relative entitlement of Shares to dividends declared by the Company and to surplus assets available for distribution upon a liquidation, dissolution or winding-up of the Company. Dividends declared by the Company and any surplus assets available for distribution upon a liquidation, dissolution or winding up of the Company shall be distributed pari passu among all Shares by reference to the Dividend Participation applicable to each Share, with Ordinary Shares having a Dividend Participation of 1.0 and Class B Shares and Class F Shares each having a Dividend Participation of 0.1.

6.5	Save as expressly provided above with respect to the Dividend Participation (as set out in clause 6.4) and voting rights, there is no priority or preference between classes of Shares. All Shares rank pari passu as to timing and priority of payment and the quantum of any distribution (including upon liquidation, dissolution or winding-up) shall be allocated among all Shares solely by reference to the Dividend Participation applicable to each Share.

6.6	The Class B Shares may only be transferred to a person who, immediately prior to such transfer, is a holder of Class B Shares. Any purported transfer of a Class B Share in breach of this restriction shall be void and of no effect, and the Board shall refuse to register any transfer not in compliance with this clause. This restriction does not apply to an allotment or issue of Class B Shares by the Company, or to a transfer by the Company of any treasury shares.

6.7	The Class F Shares shall be non-transferable other than a transfer to a trust established by the transferring Class F Shareholder. Any purported transfer of a Class F Share in breach of this restriction shall be void and of no effect, and the Board may refuse to register any transfer not in compliance with this clause.

6.8	Conversion of Class F Shares

(a)	Each Class F Share is convertible, at the option of the holder at any time, into either (i) one (1) Class B Share on a one-for-one basis or (ii) one (1) Ordinary Share for every ten (10) Class F Shares surrendered.

(b)	No conversion into Class B Shares shall be effected to the extent it would result in the aggregate voting power attributable to all Class B Shares entitled to vote on the relevant matter exceeding 49.999999% of the total voting power of all Shares entitled to vote on such matter, calculated disregarding any voting rights attaching to the Class F Shares, as described in clause 6.2(b). The Board may refuse to register any conversion (in whole or in part) that would cause such excess and shall only register such number of shares as may be converted without causing such excess.

(c)	Conversions shall be effected by delivery of a notice of conversion to the Company in such form as the Board may prescribe, together with (where applicable) the relevant share certificate(s). Conversion shall be effective upon updating of the register of members to reflect the conversion.

(d)	Upon conversion, the converting Class F Share(s) shall be cancelled and the resulting Class B Share(s) or Ordinary Share(s), as applicable, shall be issued to the converting holder (or as it may direct). From the effective time of conversion, the holder shall be entitled to the rights and subject to the restrictions attaching to the class of Shares into which the Class F Share(s) has converted (including the applicable Dividend Participation) and shall cease to have any rights attaching to the converted Class F Share(s).

(e)	The conversion of Class F Shares into Ordinary Shares pursuant to Regulation (a) shall be effected in multiples of ten (10) Class F Shares only.No fractional Shares shall be issued upon conversion.

6.9	Conversion of Class B Shares

(a)	Class B Shares are convertible, at the option of the holder at any time, into one (1) Ordinary Share for every ten (10) Class B Shares surrendered.

(b)	Conversions shall be effected by delivery of a notice of conversion to the Company in such form as the Board may prescribe, together with (where applicable) the relevant share certificate(s). Conversion shall be effective upon updating of the register of members to reflect the conversion.

(c)	Upon conversion, the converting Class B Shares shall be cancelled and the resulting Ordinary Share(s) shall be issued to the converting holder (or as it may direct). From the effective time of conversion, the holder shall be entitled to the rights and subject to the restrictions attaching to the class of Shares into which the Class B Shares has converted (including the applicable Dividend Participation) and shall cease to have any rights attaching to the converted Class B Shares.

(d)	The conversion of Class B Shares into Ordinary Shares shall be effected in multiples of ten (10) Class B Shares only.

(e)	No fractional Shares shall be issued upon conversion.

7	REGISTERED SHARES

The Company shall issue registered Shares only. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

8	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

8.1	The Company may amend this Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend this Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend this Memorandum or the Articles;

(c)	in circumstances where this Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to this Clause 8.

8.2	Any amendment of this Memorandum or the Articles will take effect from the date that the notice of amendment, or restated Memorandum and Articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

8.3	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

8.4	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally with such existing Shares.

9	DEFINITIONS AND INTERPRETATION

9.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act 2004, Revised Edition 2020, and includes the BVI Business Companies Regulations 2012 and any other regulations made under the Act.

Articles means the attached Articles of Association of the Company.

Dividend Participation has the meaning given in clause 6.4.

Memorandum means this Memorandum of Association of the Company.

Nominee Shareholder is a Shareholder that holds shares in the Company and exercises the associated voting rights according to the instructions of a nominator without any discretion or receives dividends on behalf of a nominator.

person includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons.

Permitted Holder means, in relation to Class B Shares, any of the following: (i) any holder of Class B Shares from time to time; and (ii) any employee, officer, director or consultant of any member of the Group designated by the Board from time to time (including any participant in any employee share or incentive plan approved by the Board).

Proscribed Powers means the powers to: (a) amend this Memorandum or the Articles; (b) designate committees of directors; (c) delegate powers to a committee of directors; (d) appoint or remove directors; (e) appoint or remove an agent; (f) approve a plan of merger, consolidation or arrangement; (g) make a declaration of solvency or to approve a liquidation plan; or (h) make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Resolution of Directors means either:

(a) a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b) a resolution consented to in writing by a majority of directors or by a majority of the members of a committee of directors of the Company, as the case may be.

Resolution of Shareholders means either:

(a) a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b) a resolution consented to in writing by a majority of the votes of the Shares entitled to vote on such resolution.

Seal means any seal which has been duly adopted as the common seal of the Company.

Share means a share issued or to be issued by the Company.

Shareholder means a person whose name is entered in the register of members of the Company as the holder of one or more Shares.

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

9.2	In this Memorandum and the Articles, unless the context otherwise requires, a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of this Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, this Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

9.3	Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

9.4	Any reference to a month shall be construed as a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month and a reference to a period of several months shall be construed accordingly.

9.5	Any words or expressions defined in the Act bear the same meaning in this Memorandum and the Articles unless the context otherwise requires or they are otherwise defined in this Memorandum or the Articles.

9.6	Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

Signed for ASCENTIUM (BVI) LTD of Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on 17 June 2025:

Incorporator

…………………………………………… Indira Ward-Lewis Authorised Signatory ASCENTIUM (BVI) LTD

[This page has been intentionally left blank]

TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS
COMPANIES ACT 2004

ARTICLES OF ASSOCIATION OF

WISeKey International Corp.

A Company Limited By Shares

1	DISAPPLICATION OF THE ACT

The following sections of the Act shall not apply to the Company:

(a)	section 46 (Pre-emptive rights);

(b)	section 60 (Process for acquisition of own shares);

(c)	section 61 (Offer to one or more shareholders);

(d)	section 62 (Shares redeemed otherwise than at the option of company); and

(e)	section 175 (Disposition of assets).

2	SHARES

2.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), the Act and, where applicable, the rules of the Nasdaq Global Market and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Act and the Articles) vary such rights. Notwithstanding the foregoing, the Directors may allot or issue Class B Shares only to Permitted Holders.

2.2	The Company may issue securities in the Company, which may be comprised of whole Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

2.3	The Company shall not issue certificates in respect of any Shares issued by it.

2.4	If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any distribution.

2.5	Shares and other securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.6	A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.7	Before issuing Shares for a consideration which is, in whole or in part, other than money, a Resolution of Directors shall be passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.8	The Company shall keep a register of members containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any person ceased to be a Shareholder.

2.9	The Company shall (unless exempted under the Act) file its register of members with the Registrar within 30 days after the date of incorporation and shall, within 30 days of any change occurring, file the change with the Registrar.

2.10	Where a Shareholder is acting as a Nominee Shareholder, the Company shall in addition to the register of members, keep information on the name and address of the nominator on whose behalf the Nominee Shareholder is holding Shares. The Company shall file the name and address of the nominator with the Registrar.

2.11	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.12	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	The Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Shares. Any such surrender shall be in writing and signed by the person holding the Shares.

3.3	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption or other acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4	Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares provided that the number of Shares purchased, redeemed or otherwise acquired and held as treasury shares, when aggregated with Shares of the same class already held by the Company as treasury shares, may not exceed 50% of the Shares of that class previously issued by the Company excluding Shares that have been cancelled. Shares which have been cancelled shall be available for reissue.

3.5	All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the Share as a treasury share.

3.6	Treasury shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

4.5	The directors may not resolve to refuse or delay the transfer of a Share pursuant to the enforcement of a valid security interest created over the Share.

5	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Regulation 5.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6	TRANSFER OF SHARES

6.1	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4	The personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

6.5	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

7	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	The directors, acting collectively by Resolution of Directors of the Company, may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	The directors shall call at least one meeting per year and shall designate such meeting as the Annual General Meeting. The first Annual General Meeting shall be called within 12 months of the listing of the Company, and thereafter, once per calendar year. All other meetings shall be regarded as general meetings.

7.3	Upon the written request of Shareholders entitled to exercise 5% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of Shareholders. Such requesting Shareholders shall also be entitled to request that specific items be included on the agenda of any such meeting, and the directors shall include such items on the agenda, provided that the request is made in writing and is received by the Company at least 20 days prior to the date of the meeting. The right to request specific agenda items under this Regulation shall also apply to any Annual General Meeting or other general meeting of Shareholders convened by the directors.

7.4	The director convening a meeting shall give not less than 20 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting;

(b)	the other directors, and

indicate in such notice the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as any documents to be considered, the meeting admission card (if any) and the proxy card (if any).

7.5	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.6	The director convening a meeting of Shareholders shall, in such notice of a meeting as to be given in accordance with Regulation 7.4, indicate the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as:

(a)	any documents to be considered;

(b)	the meeting admission card (if any); and

(c)	the proxy card (if any).

7.7	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.8	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.9	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.10	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.11	The instrument appointing a proxy shall be in substantially the following form or such other form as approved by the directors or as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

WISeKey International Corp.

I/We being a Shareholder of the above Company HEREBY APPOINT …………

………………… of …………………………… or failing him ………..………………

of………..……………… to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the …… day of …………..…………, 20…… and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …… day of …………..…………, 20……

……………………………

Shareholder

7.12	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.13	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders or their authorised representatives participating in the meeting are able to hear each other.

7.14	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.15	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.16	At every meeting of Shareholders, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if that chairman is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.17	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.18	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.19	Subject to the specific provisions contained in this Regulation for the appointment of representatives of persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.20	Any person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.21	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

7.22	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.23	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8	UNTRACEABLE MEMBERS

8.1	Where any Shareholder is untraceable, the Company may sell any of their Shares, provided that:

(a)	no less than 3 cheques for any sums payable in cash to such Shareholder have remained uncashed for a period of 12 years from the date of the issue of the cheque;

(b)	the Company not having during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the Shareholder or person entitled to such Shares by death, bankruptcy or operation of law; and

(c)	upon expiration of the 12-year period, an advertisement has been published in newspapers, giving notice of the Company’s intention to sell those Shares, and a period of three months or such shorter period has elapsed since the date of such advertisement.

8.2	Where the Company sells the Shares of any untraceable Shareholder, the net proceeds of any such sale shall be held in the Company, and the net proceeds shall be accounted as a debt due to that untraceable Shareholder for an amount equal to such net proceeds.

9	DIRECTORS

9.1	The directors shall be elected on an annual basis by Resolution of Shareholders at the Annual General Meeting. Directors shall be elected by a majority of the votes cast at any meeting of shareholders; provided, however, that if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, the directors shall instead be elected by a plurality of the votes cast. Each director shall hold office until the next Annual General Meeting, except in the event of the earlier of death, resignation or removal. Each director then in office shall resign at each Annual General Meeting with effect from the end of such meeting. Directors that have previously served on the Board may be re-elected.

9.2	No person shall be appointed as a director or alternate director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or alternate director, or to be nominated as a reserve director.

9.3	Subject to Regulation 9.1, the minimum number of directors shall be two and the maximum number shall be fourteen.

9.4	Each director holds office for a one year term, or until his earlier death, resignation or removal. A director can be re-elected to office by Resolution of the Shareholders at the Annual General Meeting.

9.5	A director may be removed from office:

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the Shares of the Company entitled to vote; or

(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

9.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.9	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)	such other information as may be prescribed by the Act.

9.10	The nomination of a person as a reserve Director ceases to have effect if:

(a)	before the death of the Director who nominated them,

(i)	they resign as reserve Director, or

(ii)	the Director revokes the nomination in writing; or

(b)	the Director who nominated them ceases to be able to be the Director for any reason other than their death.

9.11	The Company shall file its register of directors with the Registrar within 15 days after the date of appointment of the first director and shall, within 30 days of any change occurring, file the change with the Registrar.

9.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.13	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.14	A director is not required to hold a Share as a qualification to office.

10	POWERS OF DIRECTORS

10.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

10.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.3	If the Company is the wholly owned subsidiary of a parent, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the parent even though it may not be in the best interests of the Company.

10.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.5	The continuing directors may act notwithstanding any vacancy in their body.

10.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

11	PROCEEDINGS OF DIRECTORS

11.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

11.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4	A director shall be given not less than 5 days’ notice of meetings of directors, but a meeting of directors held without 5 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5	A director of the company (the appointing director) may appoint any other director or any other eligible person as his alternate to exercise the appointing director’s powers and carry out the appointing director’s responsibilities in relation to the taking of decisions by the directors in the absence of the appointing director.

11.6	The appointment and termination of an alternate director must be in writing, and written notice of the appointment and termination must be given by the appointing director to the Company as soon as reasonably practicable.

11.7	An alternate director has the same rights as the appointing director in relation to any directors’ meeting and any written resolution circulated for written consent. An alternate director has no power to appoint a further alternate, whether of the appointing director or of the alternate director, and the alternate does not act as an agent of or for the appointing director.

11.8	The appointing director may, at any time, voluntarily terminate the alternate director’s appointment. The voluntary termination of the appointment of an alternate shall take effect from the time when written notice of the termination is given to the Company. The rights of an alternate shall automatically terminate if the appointing director dies or otherwise ceases to hold office.

11.9	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, subject to a minimum of 2.

11.10	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.11	The directors may appoint a director as chairman of the board of directors. At meetings of directors at which the chairman of the board of directors is present, he shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board is not present, the directors present shall choose one of their number to be chairman of the meeting.

11.12	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12	COMMITTEES

12.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. Such committees may include, but shall not be limited to:

(a)	a compensation committee;

(b)	a corporate governance committee;

(c)	a nomination and compensation committee; and

(d)	a strategy committee; or

such others as required by the Nasdaq Global Market.

12.2	The directors have no power to delegate to a committee of directors any of the Proscribed Powers.

12.3	A committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

12.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

12.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

13	OFFICERS AND AGENTS

13.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.

13.2	The emoluments of all officers shall be fixed by Resolution of Directors.

13.3	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.4	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

13.5	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	the Proscribed Powers;

(b)	to change the registered office or agent;

(c)	to fix emoluments of directors; or

(d)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

13.6	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

13.7	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14	CONFLICT OF INTERESTS

14.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2	For the purposes of Regulation 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15	INDEMNIFICATION

15.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

15.2	The indemnity in Regulation 15.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3	For the purposes of Regulation 15.2 and without limitation, a director acts in the best interests of the Company if he acts in the best interests of the Company’s parent in the circumstances specified in Regulation 10.3.

15.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Regulation 15.1.

15.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Regulation 15.1 and upon such terms and conditions, if any, as the Company deems appropriate.

15.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

15.9	If a person referred to in Regulation 15.1 has been successful in defence of any proceedings referred to in Regulation 15.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

15.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16	CORPORATE RECORDS

16.1	The Company shall keep the following documents at the office of its registered agent:

(a) the Memorandum and the Articles;

(b) the register of members, or a copy of the register of members;

(c) the register of directors, or a copy of the register of directors; and

(d) copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

16.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

16.3	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

16.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b)	minutes of meetings and Resolutions of Directors and committees of directors.

16.5	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act 2001 as from time to time amended or re-enacted.

17	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 20 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

19	ACCOUNTS AND AUDIT

19.1	The Company shall keep records and underlying documentation that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2	The records and underlying documentation of the Company shall be kept at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine and if the records and underlying documentation are kept in a location other than the office of the registered agent, the Company shall provide the registered agent with a written record of:

(a)	the physical address of the place at which the records and underlying documentation are kept; and

(b)	the name of the person who maintains and controls the Company’s records and underlying documentation.

19.3	If the location at which the records and underlying documentation are kept or the name of the person who maintains and controls the records and underlying documentation changes, the Company shall, within 14 days of the change provide its registered agent with:

(a)	the physical address of the new location at which the records and underlying documentation are kept; and

(b)	the name of the new person who maintains and controls the Company’s records and underlying documentation.

19.4	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.5	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.6	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

19.7	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.8	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.9	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.10	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.11	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.12	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20	NOTICES

20.1	Any notice, information or written statement to be given by the Company to Shareholders shall be in writing and may be given by personal service, mail, courier, email, or fax to such Shareholder’s address as shown in the register of members or to such Shareholder’s email address or fax number as notified by the Shareholder to the Company in writing from time to time.

20.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail addressed to the Company at the offices of the registered agent of the Company.

20.3	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth business day following the day on which the notice was posted. Where a notice is sent by fax or email, notice shall be deemed to be effected by transmitting the email or fax to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

21	MERGERS, CONSOLIDATIONS AND ARRANGEMENTS

21.1	Any plan of merger, consolidation or arrangement involving the Company shall require such approval of Shareholders as is prescribed by the Act (which, as at the date of adoption of these Articles, requires the approval of a majority in number of shareholders representing at least 50% of the votes cast at a meeting of Shareholders or by a resolution consented to in writing by a majority of the votes of the Shares entitled to vote thereon).

21.2	The provisions of Part IX of the Act relating to the compulsory acquisition of shares of minority shareholders (which, as at the date of adoption of these Articles, permits a person who has acquired at least 90% of the votes of the outstanding Shares entitled to vote and 90% of the votes of each class of outstanding Shares entitled to vote to compulsorily acquire the remaining Shares) shall apply to the Company.

21.3	For the avoidance of doubt, the approval thresholds prescribed by the Act for mergers, consolidations and arrangements shall apply to the Company notwithstanding any different threshold that may otherwise apply to a Resolution of Shareholders under these Articles or the Memorandum.

21.4	Any Shareholder who is dissatisfied with the terms of a merger, consolidation or arrangement may exercise such rights (including, without limitation, the right to payment of the fair value of the Shareholder’s Shares) as may be conferred by section 179 of the Act.

22	SWISS TAKEOVER LAW — OPTING OUT

22.1	Whilst the Company‘s Shares remain listed on the SIX Swiss Exchange or another Swiss exchange at least partly, the Company and its shareholders acknowledge that it is subject to Swiss takeover law.

22.2	The acquirer of Shares of the Company is not obliged to make a public offer pursuant to article 135 and 163 of the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading.

22.3	If the Company’s Shares are fully de-listed from the SIX Swiss Exchange and no listing on another Swiss exchange occurs in lieu thereof, this Regulation shall cease to have effect.

23	VOLUNTARY LIQUIDATION

Subject to the Act, the Company may by Resolution of Shareholders appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

24	CONTINUATION

The Company may by Resolution of Shareholders continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

Signed for ASCENTIUM (BVI) LTD of Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on 17 June 2025:

Incorporator

Indira Ward-Lewis Authorised
Signatory ASCENTIUM (BVI)
LTD

Annex 9.1 – Draft Invitation to the Extraordinary General Meeting / Entwurf der Einladung zur Ausserordentlichen Generalversammlung

Draft of June 24, 2026

Invitation to the
Extraordinary General Meeting

of

WISeKey International Holding Ltd

[September] [■] 2026, [■] p.m. Swiss time

Homburger AG

Prime Tower, Hardstrasse 201
8005 Zurich, Switzerland

Admittance: [■] p.m. Swiss time

Agenda Items

The board of directors (the Board or the Board of Directors) of WISeKey International Holding Ltd (the Company or WISeKey CH) submits the following agenda item and proposal for resolution and approval by the Company‘s shareholders at the Company‘s Extraordinary General Meeting (the EGM) to be held on [■], 2026, [■] p.m. Swiss time, [at the offices of Homburger AG, Prime Tower, Hardstrasse 201, 8005 Zurich, Switzerland]:

1.	Approval of (a) the Merger Agreement by and between WISeKey International Holding Ltd and WISeKey BVI, and (b) the Merger, as a result of which the Company will cease to exist and each shareholder of WISeKey CH will become a shareholder of WISeKey BVI upon the terms set forth in the Merger Agreement.

Proposal of the Board of Directors: The Board of Directors proposes that the shareholders approve the merger agreement (the Merger Agreement) dated June [■], 2026, by and between the Company and WISeKey International Corp, a BVI business company limited by shares (company no. 2179417) with registered office at Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands (WISeKey BVI), and the merger of WISeKey CH with and into WISeKey BVI (the Merger) pursuant to the Merger Agreement, article 3 et seq. of the Swiss Federal Act on Merger, Demerger, Transformation and Transfer of Assets of October 3, 2003 (the Merger Act), articles 163b, 163c and 164 of the Swiss Federal Private International Law Act (PILA) and the BVI Business Companies Act, Revised Edition 2020.

Explanation: Pursuant to article 18 para. 1 of the Swiss Merger Act, the shareholders of WISeKey CH must approve the Merger Agreement at an extraordinary general meeting. The required voting majority is two-thirds of the voting rights and an absolute majority of the nominal value of all WISeKey CH registered shares present or represented at the EGM. As a result of the Merger, WISeKey BVI will be the surviving entity and WISeKey CH will be dissolved without liquidation. As of the effective time of the Merger (the Effective Time), each WISeKey CH share will be cancelled and each holder of WISeKey CH shares or American depositary shares (WISeKey CH ADSs) representing registered shares of WISeKey CH, each with a par value of CHF 0.10 (WISeKey CH Class B Shares), will receive WISeKey BVI shares as follows:

—	Each holder of a WISeKey CH Class B Share will be entitled to receive, per share, at their timely and valid election:

—	one ordinary share of WISeKey BVI, with no par value, each of which carries one voting right and entitles its holder to one dividend unit and one liquidation unit per share (the WISeKey BVI Ordinary Shares); or

—	ten Class B Shares of WISeKey BVI, with no par value, each of which entitles its holder to ten voting rights and to one- tenth of one dividend unit and one-tenth of one liquidation unit per share (the WISeKey BVI Class B Shares), subject to the WISeKey BVI Class B Share Cap and proration mechanics as further described below and in the Merger Agreement and the joint report prepared by the boards of directors of WISeKey CH and WISeKey BVI pursuant to Article 14 of Merger Act, explaining and providing the rationale for the terms of the Merger, including in particular the legal and economic reasons for the exchange ratio and the allocation mechanics in respect of WISeKey BVI Shares (the Merger Report).

Holders who do not make a valid and timely election will receive one WISeKey BVI Ordinary Share per WISeKey CH Class B Share.

Holders of WISeKey CH Class B Shares may make elections on a share-by-share basis, such that a holder may elect to receive WISeKey BVI Ordinary Shares in respect of some of its WISeKey CH Class B Shares and WISeKey BVI Class B Shares in respect of other WISeKey CH Class B Shares.

WISeKey BVI Class B Shares carry ten times the voting rights of WISeKey BVI Ordinary Shares, but the dividend and liquidation rights per such share are only one tenth of the dividend rights of WISeKey BVI Ordinary Shares. This structure is intended to mirror the original split be-tween WISeKey CH Class A Shares and WISeKey CH Class B Shares, where, at the inception of WISeKey CH, WISeKey Class A Shares had ten times the voting power relative to the invest-ment made at the time.

By providing this election right, the Merger allows holders of WISeKey CH Class B Shares to increase their voting power in the new structure if they so choose, in exchange for a reduction in dividend rights commensurate with the increase in voting power. The ability for holders of WISeKey CH Class B Shares to elect to receive WISeKey BVI Class B Shares with higher voting rights but lower dividend and liquidation rights is designed to preserve the balance between economic and governance rights that existed in WISeKey CH, and to ensure that shareholders can choose the class of shares that best reflects their preferences for voting power versus economic return.

Under WISeKey BVI‘s memorandum and articles of association effective as of the Effective Time, each holder of WISeKey BVI Class B Shares will have the right to exchange ten (10) WISeKey BVI Class B Shares for one (1) WISeKey BVI Ordinary Share.

If WISeKey CH Class B shareholders electing to receive WISeKey BVI Class B Shares would collectively hold more than 49.999999% of WISeKey BVI’s voting rights (excluding Class F Shares (as defined below)), their allocation will be capped at this percentage. Each shareholder will receive a proportionate share of the capped amount. Fractional entitlements to WISeKey BVI Class B Shares will be rounded down to the next whole multiple of ten WISeKey BVI Class B Shares. Any entitlements to WISeKey BVI Class B Shares that are not satisfied as a result of proration and rounding will be satisfied in WISeKey BVI Ordinary Shares and WISeKey BVI Class F Shares.

—	Each holder of a registered share of WISeKey CH, each with a par value of CHF 0.01 (the WISeKey CH Class A Shares) will be entitled to receive, per share, at their election:

—	one Class F Share of WISeKey BVI, with no par value, representing in the aggregate an adjustable number of voting rights defined as (i) 49.999999% of the voting rights of all outstanding WISeKey BVI Shares entitled to vote at a given meeting of the shareholders, minus (ii) the voting rights of all WISeKey BVI Class B Shares and WISeKey BVI Ordinary Shares held by the holder(s) of WISeKey BVI Class F Share(s) entitled to vote on the matter, if any, each of which entitles its holder to one-tenth of a dividend unit and one-tenth of a liquidation unit per share (the WISeKey BVI Class F Shares, and the WISeKey BVI Ordinary Shares, the WISeKey BVI Class B Shares and the WISeKey BVI Class F Shares collectively the WISeKey BVI Shares); or

—	one WISeKey BVI Class B Share, subject to the WISeKey BVI Class B Share Cap and proration mechanics described above and in the Merger Agreement.

Holders who do not make a valid and timely election will receive one WISeKey BVI Class F Share per WISeKey CH Class A Share.

—	Each holder of a WISeKey CH American Depositary Shares, each WISeKey CH American De-positary Share representing the right to receive one-half of one WISeKey CH Class B Share (the WISeKey CH ADS), will receive one-half of one WISeKey BVI Ordinary Share per WISeKey CH ADS held at the Effective Time.

WISeKey CH ADS holders will not be entitled to elect to receive WISeKey BVI Class B Shares.

WISeKey CH ADS holders who wish to elect to receive WISeKey BVI Class B Shares must cancel their WISeKey CH ADSs, pay applicable fees, and become registered holders of the underlying WISeKey CH Class B Shares prior to the applicable election cut-off date.

WISeKey BVI Ordinary Shares are expected to be listed on Nasdaq Global Market (Nasdaq) and on the SIX Swiss Exchange (SIX) (in a primary listing) following the Effective Time.

WISeKey CH ADSs will be delisted from Nasdaq and WISeKey CH Class B Shares will be delisted from SIX upon completion of the Merger.

The Merger is subject to the satisfaction of certain closing conditions, including, among others:

(A)	Approval by the requisite shareholder vote at the EGM, as described above;

(B)	Completion of creditor calls and receipt of the statutory auditor‘s confirmation pursuant to the Merger Act and PILA, all as further described in the Merger Agreement and the Merger Report;

(C)	the U.S. Securities and Exchange Commission declaring the U.S. Registration Statement (including a prospectus) on Form F-4 of WISeKey BVI (the Registration Statement) effective;

(D)	Authorization for (primary) listing of WISeKey BVI Ordinary Shares on Nasdaq and SIX and delisting of WISeKey CH ADSs and WISeKey CH Class B Shares from Nasdaq and SIX; respectively;

(E)	Eligibility of WISeKey BVI shares for the DTC and SIX SIS book-entry systems;

(F)

Confirmation from the Swiss Takeover Board that WISeKey CH‘s existing opting-out from Swiss mandatory public tender offer rules will continue to apply following the Merger as a result of an identical provision in WISeKey BVI‘s memorandum and articles of association; and

(G)	Receipt of the relevant confirmations from the competent Swiss tax authorities.

We currently expect to make available to WISeKey CH shareholders, in accordance with Article 16 of the Merger Act, copies of the Merger Agreement (including the statutory standalone financial statements of WISeKey CH as of and for the period ended December 31, 2025 (including the merger balance sheet (the Merger Balance Sheet)) and the accompanying Merger Report, the auditor report on the Merger Agreement issued by Berney Associés Audit SA (the Auditor Report), the Merger Report and the Merger Balance Sheet, as well as the statutory standalone and consolidated financial statements of WISeKey CH for the past three financial years (2025, 2024 and 2023) in mid-August 2026, shortly after the declaration of effectiveness of the Registration Statement. However, the actual timing of making such documents available may be delayed due to circumstances beyond the control of WISeKey CH, including but not limited to delays in the SEC review process, the declaration of effectiveness of the Registration Statement, the completion of the audit of the statutory standalone financial statements, or other regulatory or administrative requirements. There can be no assurance that such documents will be made available on the expected timeline.

The Company currently anticipates completing the Merger shortly after the EGM, subject to the satisfaction of all conditions precedent to the completion of the Merger.

Recommendation: The Board of Directors recommends you vote “FOR” this proposal.

Organizational Information

Right to Participate and Vote | Admission Cards

After returning the enclosed registration and authorization form (the Registration and Authorization Form), shareholders will receive an admission card and voting material.

Shareholders recorded in the Company’s share register with voting rights as at [■], 2026 (the Record Date) will be entitled to participate in, and vote at, the EGM. No registrations and de-registrations of registered shares will be made in the share register from the close of business on [■], 2026 at [■] p.m. CEST to the opening of business on the day following the EGM.

Shareholders who sold their shares prior to the Record Date will not be able to attend and vote at the EGM. Shareholders who purchase shares between the Record Date and the conclusion of the EGM will not be able to attend the EGM and vote those shares at the EGM.

Appointment of Proxy & Independent Proxy

A shareholder recorded in the Company’s share register with voting rights as at the Record Date and therefore entitled to participate in, and vote at, the EGM may give written proxy for the EGM to a third party (who need not be a shareholder). Proxy holders will only be admitted to the EGM upon presentation of a valid admission card, a duly executed proxy and proper identification.

At the 2026 Annual General Meeting, the law firm Anwaltskanzlei Keller AG, Splügenstrasse 8, 8027 Zurich, Switzerland, was elected as Independent Proxy for a term expiring upon completion of the 2027 General Meeting. Shareholders who want to exercise their voting rights through the Independent Proxy must authorize the Independent Proxy to do so on their behalf at the Extraordinary General Meeting. Shareholders may instruct the Independent Proxy by post by returning the Registration and Authorization Form to the address indicated on such form or electronically. Electronic voting instructions may be given by accessing the website [https://www.gvote.ch] and then following the guidance being displayed on the computer screen. The personal access data required for registration can be found on the Registration and Authorization Form. Instructions can be given electronically to the Independent Proxy until [■], 2026; [■] p.m. CEST.

Instructions to the Independent Proxy

Shares of holders who have voted electronically or timely submitted a properly executed Registration and Authorization Form by post and specifically indicated their votes will be voted by the Independent Proxy as indicated. Holders of shares who have voted electronically or timely submitted a properly executed Registration and Authorization Form by post but have not specifically indicated their votes, instruct the Independent Proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items specified in the invitation to the Extraordinary General Meeting.

If any modifications to agenda items or proposals identified in the invitation to the Extraordinary General Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Extraordinary General Meeting for consideration, you instruct the Independent Proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors. As of the date of this publication, the Board of Directors is not aware of any such modifications or other matters proposed to come before the Extraordinary General Meeting.

The completed Registration and Authorization Forms may be sent by post to:

Computershare Schweiz AG

WISeKey International Holding Ltd

Postfach
4601 Olten
Switzerland

We urge you to return your Registration and Authorization Form or to submit instructions to the Independent Proxy electronically as soon as reasonably possible. All Registration and Authorizations Forms submitted by post must be received no later than on [■], [■], 2026. Please do not mail the Registration and Authorization Form if you choose to give your instructions to the Independent Proxy electronically.

Merger Documentation

Pursuant to Article 16 of the Merger Act, copies of the following documents will be made available for inspection at the Company‘s registered office, General-Guisan-Strasse 6, 6300 Zug, Switzerland, and on the Company‘s website (https://www.wisekey.com/company/investors/financial-reports/), no later than 30 calendar days prior to the EGM:

—	the Merger Agreement;

—	the Merger Report;

—	the Audit Report;

—	the statutory standalone and consolidated financial statements of WISeKey CH (including the Merger Balance Sheet) for each of the three most recent financial years (2025, 2024 and 2023); and

—	the proposed memorandum and articles of association of WISeKey BVI.

Upon availability of the above documents, the Company will publish a press release and make a corresponding announcement in the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt, SHAB).

Copies of these materials may also be obtained free of charge by contacting our Corporate Secretary at our registered office, General-Guisan-Strasse 6, 6300 Zug, Switzerland, telephone number +41 (0)22 594 30 00.

Zug, June [■], 2026

WISeKey International Holding Ltd

For the Board of Directors The Chairman

Carlos Moreira